As filed with the Securities and Exchange Commission on June 25, 2002
                                                     Registration. No. 333-86038

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                                AMENDMENT NO. 2

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               THE AMANDA COMPANY
                        (FORMERLY PEN INTERCONNECT, INC.)
             (Exact name of registrant as specified in its charter)

       Utah                           3357                        87-0430260
----------------          ----------------------------         ----------------
(State or other           (Primary Standard Industrial         (I.R.S. employer
jurisdiction of            Classification Code Number           identification
incorporation                                                       number)
or organization)

   13765 Alton Parkway, Suite F, Irvine California                    92618
   ---------------------------------------------------------------------------
   (Address of principal executive offices)                         (Zip Code)

                                 (949) 859-6279
              Registrant's Telephone number, including area code:

                      ------------------------------------

                                   Brian Bonar
                             Chief Executive Officer
                          13765 Alton Parkway, Suite F
                            Irvine, California 92618
                                 (949) 859-6279
            (Name, address and telephone number of agent for service)

                       ----------------------------------

                                   Copies to:
                              Owen Naccarato, Esq.
                             Naccarato & Associates
                           19600 Fairchild, Suite 260
                            Irvine, California 92612
                                 (949) 851-9261

                       ----------------------------------

                Approximate date of proposed sale to the public:
   As soon as practicable after the registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]:
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                           CALCULATION OF REGISTRATION FEE
                                           -------------------------------

                                               Proposed     Proposed
                                               maximum      maximum
                                Number         offering     aggregate   Exercise        Proceeds
Title of each class of          to be          price Per    offering    price           to the     Amount of
securities to be registered     registered     share (1)    price (1)   per share (1)   Company    registration fee
----------------------------  -------------  -----------  ------------  --------------  ---------  -----------------
Common Shares, par value
..01 underlying secured        163,158,334(2)  $      0.02  $ 3,263,167                             $       300.21
convertible debentures

----------------------------  -------------  -----------  ------------  --------------  ---------  -----------------

Shares Underlying              1,780,053 (3)                            $         0.02  $  35,601  $         3.28
Warrants

----------------------------  -------------  -----------  ------------  --------------  ---------  -----------------

Total Registration Fee                                                                             $       303.49(4)

----------------------------  -------------  -----------  ------------  --------------  ---------  -----------------

(1)  Estimated solely for the purpose of determining the registration fee
(2) Common stock issuable upon conversion of an aggregate of $1,670,000 in convertible debentures issued to various investors.
(3) Common stock issuable upon the conversion of warrants issued in connection with the above convertible debentures.
(4)  Previously paid with original filing on April 11, 2002, file #333-86058


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
June 25, 2002


                               THE AMANDA COMPANY
                       164,938,387 Shares of common stock


     The 164,938,387 shares of common stock offered by this prospectus are being offered for resale by the security holders listed in the section of this prospectus called "Selling Security Holders". The selling shareholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling shareholders who invested in our private placements are deemed to be underwriters within the meaning of the Securities Act of 1933. Please see the "Selling Shareholders" section in this prospectus for a complete description of all of the selling shareholders

     Our common stock is traded on the OTC Bulletin Board under the symbol "AMNA". On June 19, 2002 the closing bid price of our common stock on the OTC Bulletin Board was $.012

--------------------------------------------------------------------------------
     This investment involves a high degree of risk. See the "Risk Factors"
                              beginning on page 6.

--------------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

                                                                 Page No.
Summary of Information in the Prospectus. . . . . . . . . . . .         4
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . .         5
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . .         9
Price Range of Common Stock . . . . . . . . . . . . . . . . . .        10
Our Dividend Policy . . . . . . . . . . . . . . . . . . . . . .        11
Management's Discussion and Analysis of Financial Condition and
  Results of Operations . . . . . . . . . . . . . . . . . . . .        13
Our Business. . . . . . . . . . . . . . . . . . . . . . . . . .        18
Management. . . . . . . . . . . . . . . . . . . . . . . . . . .        22
Executive Compensation. . . . . . . . . . . . . . . . . . . . .        23
Certain Relationships and Related Transactions. . . . . . . . .        24
Principal Stockholders. . . . . . . . . . . . . . . . . . . . .        24
Description of Securities . . . . . . . . . . . . . . . . . . .        25
Selling Stockholders. . . . . . . . . . . . . . . . . . . . . .        26
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . .        28
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . .        30
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . .        30
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . .        31
Other Available Information . . . . . . . . . . . . . . . . . .        31
Indemnification . . . . . . . . . . . . . . . . . . . . . . . .        31
Financial Statements. . . . . . . . . . . . . . . . . . . . . .        31

                               PROSPECTUS SUMMARY

This summary contains all material terms of the prospectus.  To understand this
-----------------------------------------------------------
offering fully, you should read the entire prospectus carefully. Please pay particular attention to the section entitled "RISK FACTORS" and the section entitled "FINANCIAL STATEMENTS".

Unless otherwise indicated, this prospectus assumes that any of Amanda's outstanding options or warrants have not been exercised into shares of our common stock.

                               THE AMANDA COMPANY

     The Amanda Company ("Amanda") is located at 13765 Alton Parkway, phone
(949) 859-6279 and is a Utah Corporation. On October 1, 2001, The Amanda Company, formerly known as Pen Interconnect, Inc., merged with The Automatic Answer, Inc. ("tAA") and concurrently changed its name to The Amanda Company, Inc. Pen Interconnect, Inc., prior to the merger, was a shell company with no operations.

     Amanda is in the voice mail messaging industry. Amanda is a supplier of call processing software systems that are used with industry standard-PC platforms.

     Amanda delivers to the market the following products:

- Amanda voicemail software utilizing Microsoft DOS 6.22 Operating System, sold to the small business segment utilizing from four to twenty-four ports and providing up to 33 hours of message storage, subject to disk space on the hardware platform. This system supports PBX ("Private Brand Exchanges") and Key Systems (telephone equipment) ranging from ten to 200 telephone users.
- Amanda software utilizing Microsoft Windows Operating System for the small and medium business segment utilizing from four to seventy-two ports and unlimited message storage subject to disk space. This system supports PBX and Key System of over 200 telephone users and smaller users with high voice mail storage requirements. These systems are also capable of supporting multiple PBXs.
- Amanda voicemail software utilizing Microsoft Windows NT/XP Operating System capable of integrating with the PSTN (Public Switched Telephone Network) and Internet networks. This system has also the ability to integrate with other computer based data bases and/or applications. (Amanda Portal)


THE OFFERING
Securities Offered                    164,938,387 Selling Security Holder Shares (see "Selling Shareholders" page 28).

Common Stock Outstanding:             Prior to the Offering:   70,351,927 as of March 31, 2002
                                      After the Offering:      235,290,314 Shares

Offering Price                        The selling shareholders can sell the shares at any price.

Use of Proceeds                       This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders.  We will not receive any proceeds from the sale of shares of any warrants that may be exercised by the selling shareholders. These funds will be used for ongoing operations.

Market for our Common Stock:          Our Common Stock trades on the Over-the Counter Bulletin Board, also called OTCBB,
                                      under the trading symbol "AMNA".   The market for our common stock is highly
                                      volatile (see "Price range of our common stock" page eleven). We can provide no assurance that there will be a market in the future for our Common Stock.

                                  RISK FACTORS

Any investment in shares of Amanda's common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy Amanda's common stock. If any of the following risks actually occur, Amanda's business would likely suffer. In these circumstances, the market price of Amanda's common stock could decline, and you may lose all or part of the money you paid to buy Amanda's common stock.

RISKS  RELATING  TO  OUR  BUSINESS:
-----------------------------------

AMANDA HAS SUSTAINED CONTINUING LOSSES MAKING IT A RISKY INVESTMENT.


     Amanda's continued losses and working capital deficiency makes any investment in Amanda at risk of being lost. Amanda incurred a loss in fiscal 2001 of $1,241,784 and a loss $2,398,187 in fiscal 2000 plus a loss of $1,256,087 for the Six Months Ended March 31, 2002 and $1,071,876 for the Six Months Ended March 31, 2001. Amanda does not anticipate realizing a profit during the next fiscal year. Our September 30, 2001 Consolidated financial statements highlight that we have a working capital deficiency of $3,487,576 at September 30, 2001 and $2,812,320 for the period ended March 31, 2002, plus recurring losses from operations raise substantial doubt about our ability to continue as a going concern. The Consolidated financial statements do not include any adjustments that might result from the outcome of this activity.


     Here is a list of some of the factors that may affect the future profitability of our business:

          -    Overall  economic conditions of the small and medium B2B segment;

          -    Fiscal  health  of  our  distribution  channels;

          -    Competitive  pricing.

AMANDA MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL TO FUND OPERATIONS AND, AS A RESULT, AMANDA WILL CUT BACK OR DISCONTINUE OPERATIONS.

     Amanda will need significant additional capital in the near future and may be unable to obtain such funding. If adequate funds are not available, we may be required to cut back on one or more of our production locations, sales, marketing or distribution programs or plans; or reduce operating expenses, or attempt to obtain funds through strategic alliances that may require us to relinquish rights to our technologies or products.

Our future capital requirements will depend on many factors, including:

          - The progress of production of product, sales, marketing and distribution efforts;

          -    The  timely  entrance  of  new  integrated  products  to  market;

          -    The  market  acceptance  of  our  products;

          -    Our  service  capacity.

In addition, future financing may be increasingly difficult to obtain due to such factors as our unfavorable operating history and results, the level of risk associated with our business and business plans, increases in our vulnerability to general economic conditions, and increased stockholder dilution.

Debt financing, if available, may have several negative effects on our future operations, including:

          - a portion of our cash flow from operations will be dedicated to payment of principal and interest and this would reduce the funds available for operations and capital expenditures;

          - increased debt burdens will substantially increase our vulnerability to adverse changes in general economic and competitive conditions; and

          - we may be subject to restrictive debt covenants and other conditions in our debt instruments that may limit our capital expenditures, limit our expansion or future acquisitions, and restrict our ability to pursue our business strategies.

COMPETITION FROM VOICE MESSAGING COMPANIES WITH SUBSTANTIALLY GREATER ASSETS MAY LIMIT AMANDA'S ABILITY TO GROW.

     Some of our competitors are:

     -    Cisco Systems
     -    Avaya
     -    NEC
     -    Voicegate
     -    Nortel

     We will be competing for customers with other voice messaging companies, many of which have substantially greater assets and resources than we have. Additionally, major companies presently dominate the voice messaging industry and have long-standing distribution and marketing relationships, which may operate to the disadvantage of Amanda and could adversely affect our business and future operating results.


IF AMANDA DEFAULTS IN ONE OF THE CONDITIONS TO THE DEBENTURE AGREEMENT, AT THE NOTE HOLDER'S OPTION, THE FULL PRINCIPAL AMOUNT OF THE DEBENTURE(S) TOGETHER WITH INTEREST AND OTHER AMOUNTS OWING MAY BECOME IMMEDIATELY DUE AND PAYABLE IN CASH. IF THIS EVENT WERE TO OCCUR, IT WOULD PROBABLY RESULT IN THE SHUT DOWN OF AMANDA'S OPERATIONS.


     Amanda would be in default if any one of the following occurs:
     (i)     failure in making a payment of the principal and interest;
     (ii)    files for bankruptcy or insolvency
     (iii)   defaults in any of its other debt obligations;
     (iv) Amanda's Common Stock shall not be eligible for quotation and trading on the OTC Bulletin Board;
     (v) Amanda sells or disposes all or in excess of 33% of its assets in one or more transactions;
     (vii) if the effectiveness of the Underlying Shares Registration Statement lapses;
     (viii) the Company shall fail to deliver certificates to a Holder within three days of conversion request.

     We are presently in compliance with all conditions of the debenture agreement and anticipate that we will stay in compliance with the conditions while this prospectus is in use.

WE HAVE A "GOING-CONCERN QUALIFICATION" IN OUR CERTIFYING ACCOUNTANT'S FINANCIAL STATEMENT REPORT, WHICH MAY MAKE CAPITAL RAISING MORE DIFFICULT AND MAY REQUIRE US TO SCALE BACK OR CEASE OPERATIONS.

     The report of our auditors includes a going concern qualification which indicates an absence of obvious or reasonably assured sources of future funding that will be required by us to maintain ongoing operations. To date we have successfully funded Amanda by attracting additional issues of debt. We believe that our ongoing efforts will continue to successfully fund operations until positive cash flow is attained. However, there is no guarantee that our efforts will be able to attract additional necessary equity and/or debt investors. If we are unable to obtain this additional funding, we may not be able to continue operations. Additionally, we have a net worth deficit as of our latest balance sheet date. This deficit indicates that we will be unable to meet our future obligations unless additional funding sources are obtained. To date we have been able to obtain funding and meet our obligations in a reasonably timely manner. However, if in the future we are unsuccessful in attracting new sources of funding then we will be unable to continue in business.

     Amanda's expenses for fiscal year 2001 ran approximately $170,000 a month with cash outflows of approximately $150,000 a month. A temporary reduction in operations would lower the expenses, however, cash outflow would still remain approximately $50,000 to $75,000 a month. Absent a plan to obtain the necessary funds to maintain Amanda during a temporary shutdown, Amanda would have to terminate all operations.


RISKS  RELATING  TO  OUR  STOCK:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK AND MAY CAUSE SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

     As of March 31, 2002, we had 70,351,927 shares of common stock issued and outstanding, notes outstanding and future notes that are convertible into 83,500,000 shares of common stock at current market prices, and outstanding warrants to purchase 1,780,053 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible notes and debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. The issuance of shares upon conversion of the convertible notes and debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to our existing stockholders and may make it difficult to obtain additional capital.

     The following gives examples of the number of shares that would be issued if all the debentures were converted at one time at prices representing 70%, 66.67% and 25% of the current market price (assuming a market price of $0.02):

  -  70% of current stock price:

     Amanda's stock converted at 70% of current stock price would result in a debenture conversion rate of $.014 cents. To convert the $1,670,000 of convertible debentures would require 119,285,714 shares of Amanda's common stock, or 169% of Amanda's current outstanding shares.

  -  66.67% of current stock price:

     Amanda's stock converted at 66.67% of current stock price would result in a debenture conversion rate of $.013 cents. To convert the $1,670,000 of convertible debentures would require 128,461,538 shares of Amanda's common stock, or 182% of Amanda's current outstanding shares.

  -  25% of current stock price

     Amanda's stock converted at 25% of current stock price would result in a debenture conversion rate of $.005 cents. To convert the $ 1,670,000 of convertible debentures would require 334,000,000 shares of Amanda's common stock, or 474% of Amanda's current outstanding shares.

AMANDA'S OVERHANG AFFECT OF THE SELLING SHAREHOLDERS RESALE OF THEIR SECURITIES ON THE MARKET COULD RESULT IN LOWER STOCK PRICES WHEN CONVERTED

     Overhang can translate into a potential decrease in Amanda's market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit. If the share volume cannot absorb the discounted shares, Amanda's market price per share will likely decrease. As the market price decrease, each subsequent conversion will require a larger quantity of shares.

     Currently Amanda has reserved up to from 150% to 200% of the estimated maximum number of shares of common stock which would be issuable upon conversion in full of the debentures, amounting to 163,158,334 shares of authorized and unissued common stock. These reserve amounts are our good faith estimate of the number of shares that we believe we need to reserve. We can provide no assurance as to how many shares we will ultimately need to issue upon the conversion of the debentures. If we are required to issue more shares then are currently reserved, we will be required to file an additional registration statement for those shares.

SHORT SELLING COMMON STOCK BY WARRANT AND DEBENTURE HOLDERS MAY DRIVE DOWN THE MARKET PRICE OF OUR STOCK.

     Warrant and debenture holders may sell shares of Amanda's common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of our stock's market price.

AMANDA'S COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

     Our shares of Common Stock are "penny stocks" as defined in the Exchange Act, which are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

  - The bid and offer price quotes for the penny stock and the number of shares to which the quoted prices apply.
  -  The brokerage firm's compensation for the trade.
  - The compensation received by the brokerages firm's salesperson for the trade.

In addition, the brokerage firm must send the investor:

  - Monthly account statement that gives an estimate of the value of each penny stock in your account.
  -  A written statement of your financial situation and investment goals.

Legal remedies which may be available to you are as follows:

  - If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.

  - If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
  - If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

     If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

RESALE RESTRICTIONS ON TRANSFERRING "PENNY STOCKS" ARE SOMETIMES IMPOSED BY SOME STATES, WHICH MAY MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

     Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
--------------------------------------------

     This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, underlying assumptions for all of the above and Other statements which are not statements of historical facts.

     These forward-looking statements involve risks and uncertainties, which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

     In addition to other factors discussed in this prospectus, the following are important factors that could cause our actual results to materially differ from our forward-looking statements:
-  Our ability to respond to changes in the marketplace
-  Competitive factors
-  The availability of financing on terms and conditions acceptable to us
-  The availability of personnel with the appropriate technical skills

     We have no obligation to update or revise these forward-looking statements to reflect future events.

USE OF PROCEEDS
---------------

     Amanda will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders under this prospectus. If all warrants, being registered, to purchase the shares of common stock offered for resale in this offering were exercised, Amanda would receive aggregate gross proceeds of approximately $35,601. Since all the warrants are currently out of the money, it is not anticipated that these funds will be made available anytime in the near future.

     The proceeds, if any, that Amanda receives from the exercise of warrants will be used for working capital in support of growing the business.

     The foregoing represents Amanda's current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of common stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. Amanda reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

PRICE RANGE OF OUR COMMON STOCK
-------------------------------

     Our common stock and warrants have been traded on the OTC Bulletin Board since they were de-listed from the National Association of Securities Dealers Automated Quotation system as of March 30, 1999. They were traded under the symbol "PENC:OB" for the common stock and "PENCW" for the warrants. On December 11, 2001, the stock symbols changed to AMNA.OB for the common stock and AMNAW for the warrants. The common stock and warrants were first publicly traded on November 17, 1995. The following table sets forth the range of high and low bids for our common stock for the last three years.

                                           High              Low
                                           ----              ---
Fiscal Year 2001-Quarter Ended
March 31, 2002 *                           $0.03            $0.01
December 31, 2001                           0.03             0.01

Fiscal Year 2000-Quarter Ended
September 30, 2001                         $0.04            $0.03
June 30, 2001                               0.05             0.04
March 31, 2001                              0.11             0.03
December 31, 2000                           0.19             0.02

Fiscal Year 1999-Quarter Ended
September 30, 2000                         $0.30            $0.17
June 30, 2000                               0.36             0.18
March 31, 2000                              0.55             0.20
December 31, 1999                           0.53             0.25

Fiscal Year 1998-Quarter Ended
September 30, 1999                         $0.81            $0.52
June 30, 1999                               1.19             0.78
March 31, 1999                              2.00             0.72
December 31, 1998                           2.50             0.77

* Post reverse split

     On February 8, 2002, Amanda did a 10 to 1 reverse stock split of its common stock. Before the reverse split on February 8, 2002 there were 349,219,760 shares of common stock outstanding. After the reverse split on February 28, 2002 there were 70,351,927 shares of common stock outstanding, held by approximately 4,100 shareholders, including several holders who are nominees for an undetermined number of beneficial owners.

     On March 31, 2002, the closing quotation for the warrants was $0.002 per warrant. The Company extended the public warrants for one more year to November 17, 2002 as they were to expire on November 17, 2001. As of September 30, 2001, there were issued and outstanding public and private warrants to purchase 10,509,700 shares of the Company's common stock.

TRANSFER AGENT AND REGISTRAR
----------------------------

     The Company's transfer agent is American Stock Transfer and Trust Company located at 6201 15th Avenue, Brooklyn, NY 10004.

OUR DIVIDEND POLICY
-------------------

     Company does not anticipate paying dividends on the Common Stock in the foreseeable future. The payment of future dividends will be at the sole discretion of the Company's Board of Directors and will depend the Company's general business condition.

                         SELECTED FINANCIAL INFORMATION


     The information set forth below is derived from the audited financial statements of Pen Interconnect, Inc. for the periods ended September 30, 2001 and 2000, the CONSOLIDATED financial statements of Amanda for the periods ended September 30, 2001 (audited) and 2000 (unaudited) and the unaudited quarterly for Amanda for the six months ended March 31, 2002 and 2001. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated financial statements, including the notes thereto and other financial information, appearing elsewhere in this registration statement.

CONSOLIDATED STATEMENT OF OPERATIONS:

                        PEN INTERCONNECT INC.       AMANDA CONSOLIDATED                 AMANDA
                            Years Ended                 Years  Ended               Six Months Ended
                           September 30,                September 30,                  March 31,
                        2000          2001          2000 *         2001*           2001          2002
                    ------------  -------------  ------------  --------------  ------------  ------------
Revenues            $         0   $          0   $ 5,015,319   $   4,032,546   $ 1,987,298   $ 1,694,939
Cost of goods                 0              0     3,224,312       2,394,811     1,317,344       936,454
Gross profit                  0              0     1,791,007       1,637,735       669,954       758,485
Net loss             (1,891,199)    (1,294,784)   (2,398,189)     (1,241,784)   (1,071,876)   (1,256,087)
Loss per share (1)        ($.10)         ($.03)        ($.00)         ( $.00)        ($.00)       ( $.00)


CONSOLIDATED BALANCE SHEET:

                                 As of September 30,         As of September 30 *      As of March 31,
                                 2000          2001          2000           2001            2002
                             ------------  ------------  -------------  ------------  -----------------
Total current assets         $     9,319   $     6,839   $    412,671   $   369,062   $     428,434.21
Total current liabilities        982,047       824,729      3,562,974     3,856,629       3,131,956.48
Total stockholder (deficit)   (1,977,040)   (2,313,110)    (2,982,829)   (3,479,045)      (3,7,087,267)

* CONSOLIDATED

(1) Before the February 8, 2002 reverse split.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


Plan of Operation

     The short-term objectives of Amanda are the following:

     1. Regain profitability through product cost restructuring, pricing changes and simplification of products.
     2. Gain market share with Mini SOHO (small office, home office) and Portal (recently launched products),
     3. Develop a new product that integrates our technologies with other ready to market technologies,
     4.   Reduce revenue product dependency on voice mail.

     Amanda's long-term objectives are as follows:

     1.   Enhance revenue stream with recurring service revenues,
     2. Develop products that will allow different communication devices work together,

     Over the next twelve months, Management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet the Company's liabilities and commitments as they become payable. The Company has in the past successfully relied on private placements of common stock securities, bank debt, loans from private investors and the exercise of common stock warrants in order to sustain operations. A recent financing has been obtained and the underlying shares are being registered in this registration statement (see "Selling shareholders" and "Recent financing" on page 27).

     There is no expected or planned sale of significant equipment by the Company. The Company's work force is expected to remain at the current level over the next twelve months.


                              RESULTS OF OPERATIONS

THE AMANDA COMPANY

THREE AND SIX MONTHS ENDED MARCH 31, 2002 COMPARED TO MARCH 31, 2001
--------------------------------------------------------------------

Net sales: Net sales for the Company decreased $106,509 or approximately 12 percent for the three months ended March 31, 2002, as compared to the same period in the prior year. Net sales for the Company decreased $292,359 or approximately 15 percent for the six months ended March 31, 2002 as compared to the same period in the prior year. The events of September 11, 2001 as well as the general economic condition in the country today has contributed to the general decrease in sales experienced not only by the Company, but the industry as a whole.

Cost of sales: Cost of sales as a percentage of net sales decreased to 44 percent of net sales for the three months ended March 31, 2002 as compared to 29 percent for the same period in the prior year. Cost of sales as a percentage of net sales decreased to 45 percent of net sales for the six months ended March 31, 2002 as compared to 34 percent for the same period in the prior year. Gross profit increased due to an increase in product margins, reduced shipping costs due to increased efficiency in product scheduling, both for incoming and outgoing shipments, and a reduction in replacement of defective product due to increased product testing prior to shipment to customers.

Selling, general and administrative expenses: Selling, general and administrative expenses decreased $219,067 or approximately 28 percent for the three months ended March 31, 2002 as compared to the same period in the prior year. Selling, general and administrative costs decreased $618,227 or approximately 35 percent for the six months ended March 31, 2002 as compared to the same period in the prior year. The merger of Pen Interconnect and The Automatic Answer (tAA) resulted in the elimination of several executive positions, thereby eliminating significant salary and related payroll and employee benefit expenses. In addition, the consolidation of offices, along with the reduction in rent for both the California corporate office and the Danbury, CT sales office contributed significantly to expense reduction in the current quarter and six months. The Company has concentrated on reviewing all recurring expenses and has made reductions when possible.

Other income and expenses: Other income decreased by $95,243, while interest expense increased by $7,159 for the three months ended March 31, 2002 as compared to the same period in the prior year. In the prior year the Company was able to negotiate settlements on outstanding vendor debt resulting in a gain of $73,168. There were no settlements in the quarter ended March 31, 2002.


THE AMANDA COMPANY CONSOLIDATED FINANCIAL STSTEMENTS

YEAR ENDED SEPTEMBER 30, 2001 COMPARED TO YEAR ENDED SEPTEMBER 30, 2000
-----------------------------------------------------------------------

Net sales: Net sales for the Company decreased $982,773 to $4,032,546 for the period ending September 30, 2001 from $5,015,319 from the period ending September 30, 2000, or approximately 20 percent. A slowdown in orders from Amanda's distributors resulted in the reduced sales. Our distributors claim to have experienced lower sales as a result of the economic conditions.

Cost of sales: Cost of sales of $2,394,811 for the period ended September 30, 2001 decreased $829,501 from $3,224,312 or 26% from the same period prior year. As a percentage of net sales, Cost of sales decreased to 59% of net sales as compared to 64% for the same period in the prior year. The decrease in Cost of sales was mainly due to the reduction in shipping costs due to improved management of inventory purchases and shipments to customers.

Selling, general and administrative expenses: Selling, general and administrative expenses of $2,986,295 for the period ending September 30, 2001 decreased by $953,726 from $3,940,021 or approximately 24% from the year ended September 30, 2000. The decrease is due to (1) the reduction in the number of employees, thereby reducing salaries, payroll taxes and other employee related expenses; (2) a reduction in travel and entertainment expenses due to the reduction in sales personnel, and (3) a decrease in miscellaneous expenses which are related to the headcount reductions.

Interest expense: Interest expense of $67,237 for the period ending September 30, 2001 decreased $214,389 from the same period prior year due to the company's line of credit being terminated in the year ended September 30, 2000.

PEN INTERCONNECT ONLY

YEAR ENDED SEPTEMBER 30, 2001 COMPARED TO YEAR ENDED SEPTEMBER 30, 2000
-----------------------------------------------------------------------

     Net sales and cost of sales: There were no sales from continuing operations for Pen Interconnect Inc., the years ended September 30, 2001 and 2000 due to its status as a shell company. All operating divisions were disposed of during 1999 and 2000, and all operating activity was reclassified as discontinued operations. Since March 2, 2000, the Company decided to maintain its situation as a reporting public company, and to reduce its debt in order to make the

Company attractive to private companies that would want to use Pen to go public. This approach was designed to maintain shareholder value.

     The Company did enter into a Letter of Intent to merge with a small private dot com company, perFORMplace.com, in the entertainment services business. A definitive agreement was signed in late August 2000 with the intent to obtain shareholder ratification at the next shareholders' meeting. However, on November 8, 2000, before the meeting could be held, perFORMplace.com terminated the merger. This caused a serious drop in the Company's stock price and the need to go back out to seek a new merger partner or acquisition.

     The Company entered into an agreement to acquire shares of The Automatic Answer, Inc., a California company on April 10, 2001.

     Operating Expenses: Since the foreclosure on the assets and the sale of its operating divisions, the operating costs of the Company have been kept to a minimum, with two employees and limited travel and expenses. As a result, general and administrative expenses decreased from $1,733,596 to $952,229, a net change of 45%.

     Depreciation increased $771 from 2000 to 2001. Most of the Company's fixed assets were disposed of during 2000 and the remainder in 2001.

     Interest expense decreased $325,147 during 2001, primarily due to the foreclosure of the assets of its InCirT division, and the resulting affect against the Company's line of credit. Interest expense of $33,048 resulted predominantly from the issuance of convertible debentures.

     The Company recorded during 2001, a $320,500 loss from impairment due to the write-off of advances made to a merger candidate in 2000. In 2001, an additional amount of $63,000 was recognized as a loss relating to the same event.

     Other Income/Expenses: As part of the merger between the Company and tAA, the Company made several loans to tAA in 2001 totaling $461,200. The loans were used to fund tAA's pre-merger operations. The merger was effective October 1, 2001 and these loans will be eliminated upon the consolidations of the two companies. The $461,2000 was expensed as acquisition expense.

     The Company recorded a $135,300 loss in FY 2000 from a lawsuit brought by a former executive of the Company.

     Losses from discontinued operations decreased to $497,827 in 2000 from $5,695,148 in 1999. The Company disposed of two divisions during 1999 and the remaining two divisions early in 2000.

     Losses on the disposal of the Company's two remaining operating divisions in 2000 was $776,384.

     Extraordinary Income: The Company recorded a gain from extinguishments of debt of $149,642 in 2001 and $2,018,547 during 2000 resulting from the conversion of vendor payables to equity.

     Net Loss and Loss Per Share: Net loss and loss per share. Net losses for the period ended September 30, 2001 of $1,294,784 decreased $596,415 or 31% from $1,891,199 for the same period prior year. Decreased losses result from a reduction in operating expenses as the Company sought merger candidates.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

     The Company's revenues have been insufficient to cover the cost of revenues and operating expenses. Therefore, the Company has been dependent on private placements of its common stock and issuance of convertible notes in order to sustain operations. In addition, there can be no assurances that the proceeds from private or other capital will continue to be available, or that revenues will increase to meet the Company's cash needs, or that a sufficient amount of the Company's common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund the operating needs of the Company.

THE AMANDA COMPANY
------------------

MARCH 31, 2002
--------------

For the quarter ended March 31, 2002 and for the six months ended March 31, 2002, the Company sustained losses of $242,206 and $1,256,087, respectively. The Company borrowed $40,000 from a potential investor in the quarter ended March 31, 2002.

FISCAL YEARS ENDING SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000 - CONSOLIDATED
----------------------------------------------------------------------------

     During the fiscal year ended September 30, 2001, the Company sustained losses of $1,241,784. As a result of these losses the Company raised additional working capital through the exercise of warrants $644,185 and the issuance of Convertible Debentures $650,000.

     Amanda had negative working capital at September 30, 2001 of $3,487,567 compared to negative working capital of $3,150,303 at September 30, 2000 for a decrease in working capital of $337,264. The decrease is due to the raising of additional capital through the issuance of convertible debentures which allowed the company to have sufficient working capital to pay salaries, office rent and other expenses while the company looked for a merger partner.

     During fiscal 2001 Amanda continued to experience cash flow problems. For most of fiscal 2000, the market price of Amanda's stock was sufficient to raise additional funds to support the negative cash flow from operations. Amanda's stock price has continued to decline since Amanda's securities were de-listed from the NASDAQ National Market in March of 1999.

     In March 2000, because of Amanda's inability to clear the default notice, our bank, Finova Capital caused a pre-packaged foreclosure of all of Amanda's assets, including the take-over of our largest division, InCirT, which was subsequently sold to ADTI, a subsidiary of Comtel Holdings, Inc. Since that time, Amanda has maintained its' fully reporting public status and sought a new asset/company that would benefit from a merger with a public company.

     Additional capital infusions will be necessary if the Company is to continue its' Operations. The investors which purchased the preferred stock in FY99 have been willing to continue limited funding to assist the Company. There is no guarantee that this will continue for any sustained period. If Amanda cannot raise additional funding, Amanda will have to seek bankruptcy protection.

     In February 2000, Amanda sold its' PowerStream division to Lund Engineering or Orem, Utah for cash and notes. Lund took over the assets and debt of PowerStream which paid off its' obligations to Finova, which also owns the note through its' foreclosure actions.

     In September 1999, Amanda completed the sale of the MotoSat division to a company controlled by James Pendleton, Amanda's former Chairman and CEO. The sale did not generate cash proceeds but eliminated monthly operating losses associated with MotoSat. All assets and liabilities of the MotoSat division were transferred to Mr. Pendleton's company in exchange for Mr. Pendleton's agreement to waive any claim to post employment, deferred compensation or retirement benefits. The transfer of the MotoSat division to Mr. Pendleton resulted in a loss to the Company of approximately $68,000.

OTHER  EVENTS
-------------

     On March 8, 2001, Amanda issued three convertible debentures for an aggregate amount of $200,000, with simple interest accruing at the annual rate of 8%. These debentures are due March 8, 2002. Interest payable on the Debentures shall be paid quarterly commencing March 30, 2001. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.04 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement.

     On May 14, 2001, Amanda issued a convertible debenture for $150,000, with simple interest accruing at the annual rate of 8%. These debentures are due May 14, 2004. Interest payable on the Debentures shall be paid quarterly commencing June 30, 2001. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.04 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement.

     On July 9, 2001, Amanda issued a convertible debenture for $100,000, with simple interest accruing at the annual rate of 8%. These debentures are due July 9, 2004. Interest payable on the Debentures shall be paid quarterly commencing September 30, 2001. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.04 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement.

     On July 16, 2001, Amanda issued a convertible debenture for $100,000, with simple interest accruing at the annual rate of 8%. These debentures are due July 16, 2004. Interest payable on the Debentures shall be paid quarterly commencing September 30, 2001. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.04 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement.

     On October 4, 2001, Amanda issued a convertible debenture for $250,000, with simple interest accruing at the annual rate of 8%. These debentures are due October 4, 2004. Interest payable on the Debentures shall be paid quarterly commencing December 31, 2001. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.02 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement. Amanda also issued a total of 8,055,583 warrants (PRE-SPLIT). Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $.02 per share. These warrants expire October 4, 2006.

     On October 23, 2001, Pen Interconnect changed its name to The Amanda
Company.

     On November 19, 2001, Amanda issued two convertible debentures for an aggregate of $100,000 with simple interest accruing at the annual rate of 8%. These debentures are due November 19, 2004. Interest payable on the Debentures shall be paid quarterly commencing December 31, 2001. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.02 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement.

     On November 26, 2001, Amanda issued two convertible debentures for an aggregate of $220,000 with simple interest accruing at the annual rate of 8%. These debentures are due November 26, 2004. Interest payable on the Debentures shall be paid quarterly commencing December 31, 2001. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.02 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement. Amanda also issued a total of 7,944,682 warrants (PRE-SPLIT). Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $01 per share.

     On January 9, 2002, Amanda issued a convertible debenture for an aggregate amount of $300,000, with simple interest accruing at the annual rate of 8%. This debenture is due January 9, 2003. Interest payable on the Debentures shall be paid quarterly commencing March 30, 2002. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.10 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement. Amanda also issued common stock purchase warrants (PRE-SPLIT) for the right to purchase 8,571,1429 shares of Common Stock of Amanda at an exercise price per share equal to the lesser of (i) $.01 and (ii) 70% of the average of the lowest three inter-day sales prices during the thirty (30) Trading Days immediately prior to exercise. These shares have been canceled.

     It is anticipated that the above of convertible debentures will be converted into shares in accordance with the terms of these debentures.


                                  OUR BUSINESS

     The Amanda Company ("Amanda") is located at 13765 Alton Parkway, phone
(949) 859-6279 and is a Utah Corporation. On October 1, 2001, The Amanda Company, formerly known as Pen Interconnect, Inc. ("Pen"), merged with The Automatic Answer, Inc. ("tAA") and changed its name to The Amanda Company, Inc. The transaction was accounted for as a reverse merger with tAA as the surviving
entity.   Amanda, prior to the merger, was a shell company with no operations.

     Amanda is a technology company with its primary focus in voice-processing. Amanda's principal product is a voice messaging system that functions from the client's server using software that works primarily with Microsoft's Windows operating systems. Amanda's voicemail system uses the worldwide public switched telephone network ("PSTN") and both Intranet and Internet computer based technologies which allows communication content to flow through a telephone network and the internet.

General History
---------------

     In October of 1999 the Company received notice from its primary lender (Finova) that they were placing the Company's loan in default status for non-compliance with loan covenants as a result of one of our major customers going into receivership and leaving Amanda with over $1.5 million in accounts receivable and inventory. The Company was originally given until December 18, 1999 to pay off the loan balance. (Note, the balance due Finova was paid off November 26, 2001).

     In February 2000, Amanda sold its' PowersStream division to Lund Engineering of Orem, Utah for cash and notes and used the proceeds to pay off PowerStream's obligations to Finova.

     Finova then extended the deadline to pay the default to February 28, 2000, provided no other lending arrangements or definitive agreements to sell the Company or any of its divisions were made. In March 2000, Finova caused a foreclosure of all of Amanda' assets as a result of the default notice not being satisfied, which caused Amanda to shut down operations.

     In May 2001, the Company and Finova reached a settlement agreement, for $150,000 over time in payments of $10,000, issue 250,000 shares of Amanda's Common Stock (PRE-SPLIT) and modify the strike price on 375,000 warrants (PRE-SPLIT) to One Tenth of One Cent ($0.001) in exchange of the return to the Company of certain assets which do not have significant value as of the current date. Finova was paid off on November 26, 2001. The expiration date for such warrants shall remain September 4, 2004

     Additionally, during the last six (6) months of FY 2000, Amanda reduced its debt through a stock for debt program with its vendors. Seventy-six (76) percent of the vendors agreed to the program, thus reducing Amanda's outstanding vendor debt from $3.2 million to $689,541. Amanda issued 761,747 shares of restricted common stock (PRE-SPLIT) pursuant to this program. In FY 2001 Amanda issued 10,178 shares of common stock (PRE-SPLIT) to pay vendor debt of $25,390.

Acquisition of tAA
------------------

     On October 1, 2001, The Amanda Company, formerly known as Pen Interconnect, Inc. ("Pen"), merged with The Automatic Answer, Inc. ("tAA").

Amanda's Principal Product
--------------------------

     Amanda is in the voice mail messaging industry. Amanda is a supplier of call processing software systems that are used with industry standard-personal computer setups.

Amanda delivers to the market the following products:
  - Amanda voicemail software utilizing Microsoft DOS 6.22 Operating System, sold to the small business segment utilizing from four to twenty-four ports and providing up to 33 hours of message storage, subject to disk space on the hardware platform. This system supports PBX ("Private Brand Exchanges") and Key Systems (telephone equipment) ranging from ten to 200 telephone users.
  - Amanda software utilizing Microsoft Windows Operating System for the small and medium business segment utilizing from four to seventy-two ports and unlimited message storage subject to disk space. This system supports PBX and Key System of over 200 telephone users and smaller users with high voice mail storage requirements. These systems are also capable of supporting multiple PBXs.
  - Amanda voicemail software utilizing Microsoft Windows NT/XP Operating System capable of integrating with PSTN and Internet networks. This system has also the ability to integrate with other computer based data bases and/or applications. (Amanda Portal)

License Revenue:
----------------

     Amanda also licenses under OEM agreements its software to other organizations. Some of those organizations are Cadcom, Cobotyx and Transtel Communications.

Non-Amanda Products:
--------------------

     Amanda also distributes third party products to its indirect distribution, such as Amanda Mini SoHo (small office, home office), manufactured by Aleen Technologies.

Marketing and distribution Process
----------------------------------

     Amanda currently has a network of 650 dealers that resell the Amanda line of products to the small business market and four distribution houses strategically located in the country serving more than 25,000 independent dealers.

     Our approach to market is through indirect distribution supported by a National Inside Sales and Technical Support Call Center located in Danbury, Connecticut, which handles both the domestic and international markets.

Short Term Objectives
---------------------

     - Regain profitability through product cost restructuring, pricing changes and simplification of products.
     - Gain market share with Mini SOHO and Portal (recently launched products),
     - Develop a new product that integrates our technologies with other ready to market technologies,
     -    Reduce revenue product dependency on voice mail.

Long Term Objectives
--------------------

     -    Enhance revenue stream with recurring service revenues,
     - Develop products that will allow different communication devices work together.


Strategic Vision
----------------

Key to Amanda's business in the future is the following:

     - Transition of Amanda's product strength away from PBX and Key Systems that is a declining market to products that bring together PSTN and IP network capabilities. Amanda's Microsoft DOS based product line still has a demand for new shipments and field replacements, which represents the bulk of Amanda sales. However, the Amanda Portal is capable of generating new revenues as a product that can bring together and create new applications for PSTN and IP network capabilities.

     - Sustaining and increasing our National Certified Dealer network (650 plus dealers) and our Wholesale-Distribution (Reaching over 25,000 independent dealers) to take our products to market.

     - Entering international markets through partnerships to create high margin opportunities while minimizing our exposure.

     - Identify and distribute related products manufactured by third parties through our current distribution network that yield profitable gross margins.

     - Implement the integration of other technologies with our Amanda Portal in order to create new need products.

Sales by Geographic Area
------------------------

     Ninety-five percent (95%) of our sales come from the domestic market and five percent from International areas. Of the domestic market 98% of sales are to dealers and 2% to OEM entities who utilize our software for their own brands.

35% of sales are shipped to dealers in the western states, 30% to the eastern states, 25% to the southern states and 10% to the Great Lakes states.

Competition
-----------

     There are several small businesses that provide similar products, however, our traditional competition has been acquired by larger entities, such as, Active Voice was acquired by Nippon Electric Corporation (NEC), Centigram was acquired by Mitel of Canada, Octel and VMX was acquired by Avaya/Lucent/AT&T.

     Other manufacturers are building voicemail capabilities internal to their products such as Panasonic, Intertel, Mitel, etc. Other competitors are manufacturers such as Toshiba and Cisco. Most of the large competitors target the Fortune 1000 companies, which leaves the small to medium size business as our main target.

Suppliers
---------

     Our main suppliers are Brooktrout Technologies (voice processing cards), BICOM, Inc. (voicemail platforms), Central Technology of Texas (PC platforms), and Aleen Technologies (voicemail systems).

     Amanda has replacement suppliers available for all supplies.

Government Regulation or Government Approval
--------------------------------------------

     Amanda's products require FCC approval

Research and Development
------------------------
     Amanda does not do research and development.

Patents, Trademarks and Licenses
--------------------------------

     Amanda maintain several Trademarks involving the name Amanda.

Going Concern
-------------

     The accompanying Consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note
1a) to the Consolidated financial statements, the Company has a working capital deficiency of $ 3,524,044 as at September 30, 2001 and has suffered recurring losses from operations which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in note 2, page 54. The Consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Description of Property
-----------------------

     Amanda's corporate offices are located at 13765 Alton Parkway, Suite F, Irvine, CA 92618. Amanda is committed through July 15, 2004 with monthly payments $5,928.13 for approximately 4,961 square feet.

     Amanda's national sales and support office is located at 100 Mill Plain Road, Danbury CT. The term is a three year agreement leasing 2,184 square feet, expiring January 31, 2005 with monthly payments as follows:

     1.   February 1, 2002 through January 31, 2004 - monthly payments of
          $4,459.00
     2.   February 1, 2004 through January 31, 2005 - monthly payments of
          $4,595.50

Employees
---------

     Amanda employs a total of 7 full time and no part time employees in the corporate office and 9 full time employees outside of the corporate office.

                                   MANAGEMENT


The Company's directors and executive officers, and their respective ages and positions with the Company, are set forth below in tabular form. Biographical information on each person is set forth following the tabular information. There are no family relationships between any of the Company's directors or executive officers. The Company's board of directors is currently comprised of six members, each of whom is elected for a term of one year. Executive officers are chosen by and serve at the discretion of the Board of Directors.

     Name                    Age               Position

     Brian Bonar              54               Chairman of the Board, Chief
                                               Executive Officer
     Stephen J. Fryer         64               Director
     David Woo                41               Director
     E. Timothy Morgan        43               Director
     Jose Candia (1)          53               Director
     Bill Prevot (2)          58               Director


(1) Resigned April 1, 2002
(2) Resigned March 26, 2002


     The officers and Directors of Amanda will devote only such time as they deem appropriate in the business affairs of our Company. It is, however, expected that the officers will devote the time deemed necessary to perform their duties for the business of our Company. The amount of time devoted by each director is discussed below.

     The directors of Amanda are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

     Biographies Of Our Executive Officers And Directors

Stephen J. Fryer had served as Chief Executive Officer of the Company from 1999 to 2001 and has been a director of the Company since 1997. He served as Senior
Vice President of Sales and Marketing from October 1996 to October       1997.
From 1989 to 1996, Mr. Fryer was a principal in Venting International, Ltd, an Irvine, California based venture capital and private investment banking firm. Mr. Fryer graduated from the University of Southern California in 1960 with a Bachelors Degree in Mechanical Engineering and has spent over twenty-eight years in the computer business in the United States, Asia and Europe.

Brian Bonar was appointed a director of the Company on November 30, 1999 and on April 1, 2000 was appointed as the interim Chairman of the Board and chief Executive Officer. Mr. Bonar currently serves as CEO and President of Imaging Technologies Corporation (ITEC) and has held this position since April 1998. Prior to his appointment as CEO of ITEC, Mr. Bonar served in other capacities with ITEC since August 1992. From 1991 to 1992 Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezsier Systems, Inc. From 1990 to 1991 he was Worldwide Sales Manager for Adaptec, Inc. From 1988 to 1990 Mr. Bonar was Vice
President of Sales and Marketing  for Rastek Corporation.    From  1984 to 1988
Mr. Bonar was employed as Executive Director of Engineering at QMS, Inc. Prior to these appointments, Mr. Bonar was employed by IBM, U.K. Ltd. for approximately 17 years.

Jose Candia ,who resigned on April 1, 2002 ( please see Form 8-K filed April 4, 2002 file number 001-14072) was CEO, President and Chairman of the Board. Mr. Candia was appointed a director of the Company on August 30, 2001. Mr. Candia currently most recently served as CEO and President of The Amanda Company, Inc. He brought 20 years of experience in the telecommunications and business arena. He was Senior V.P. of Sales and Operations for Centrecom.com, a VOLP enterprise. Mr. Candia directed a sales force of over 250 individuals for AT&T Wireless/L.A. Cellular; managed the western regions of Mitel, Intecom-Matra and United Technologies Communications; directed the national sales efforts for Fujitsu Communications Company and managed overseas for Warner-Lambert International. Mr. Candia has a business administration degree from Northwood University, Midland, Michigan and a business management degree from the Institoto Superior De Administracion Y Productividad in Lima, Peru.

David Woo, director and past chairman, was appointed to the Board of the Company on August 30, 2001. Mr. Woo was the Founder and past CEO of tAA. He received his Bachelors Degree in Computer Science from Columbia College, Columbia University.

Bill Prevot, who resigned on March 26, 2002, for personal reasons, was appointed a director of the Company on August 30, 2001. Mr. Prevot recently served as Chief Operating Officer of OhGolly.com. He brings more than eleven years of experience from AT&T Wireless and the cellular telephone industry, where he has served as Vice President of Customer Care, Chief Information Officer and Director of Administration and Operations, overseeing staff expansion of over 300% to accommodate the rapid growth of this division and customer responsiveness.

E. Timothy Morgan was appointed a director of the Company on August 30, 2001. Mr. Morgan is a Founder and Senior Vice President of Advanced Research at Mr. Morgan has over twenty years experience in computer programming and software engineering. His work in concurrent software design includes software tools and authoring of several publications explicitly for the analysis of concurrent systems.


        INFORMATION CONCERNING OUR BOARD OF DIRECTORS AND ITS COMMITTEES

     Directors receive no cash remuneration at this time. All Amanda's Directors are entitled to reimbursement of funds advanced to pay expenses in connection with our Company's business. Amanda has a compensation committee.

                                               EXECUTIVE COMPENSATION


                                 Annual Compensation                         Long Term Compensation Awards
Payouts                       -------------------------------                -----------------------------
(a)                     (b)      (c)        (d)        (e)          (f)          (g)         (h)         (I)
Name                                                Other                    Securities               All
and                                                 Annual      Restricted   Underlying               Other
Principal                                           Compen-     Stock        Options/     LTIP        Compen-
Position               Year    Salary      Bonus    sation($)   Award($)     Sar (#)      Payouts($)  sation ($)
Stephen J. Fryer(1)
Past President/CEO      2001  $  63,267          0      0          0            0           0           0
                        2001  $ 148,802  $    4,116     0          0            0           0           0
                        1999  $ 139,000  $   17,304
Jim Pendleton (2)
Chairman                1999  $ 139.666          0      0          0            0           0           0
Mehrdad Mobasseri (2)
President-InCirT        1999  $  96,000  $  89,282      0          0            0           0           0
Alan Weaver (2)
Vice President          1999  $ 100,000  $  30,881      0          0            0           0           0
Jose Candia (3)         2001  $  90,000          0      0          0            0           0           0



                                       23

(1)     Resigned in 2001 for personal reasons
(2)     Resigned in 1999/2000 for personal reasons
(3)     Resigned April 1, 2002

Options/Sar Grants in Last Fiscal Year
--------------------------------------

                                                NUMBER OF                 % OF TOTAL
                 ==============================================================================
                                 Securities    Options/SARS
                                 Underlying    Granted to
                                 Options/SARS  Employees in   Exercise or Base
Name                             Granted       Fiscal Year    Price ($/Sh)      Expiration Date
-----------------------------------------------------------------------------------------------
None granted

Aggregated Option/Sar Exercises

None Granted

Compensation of Directors: Directors receive no remuneration for their services as directors at this time.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following information summarizes certain transactions, either engaged in within the last two (2) years or, proposed to be engaged in, by the Company and the individuals described.

Former officers and board members, James Pendleton and Wayne Wright reached a modified settlement with the Company, per their management and deferred income statements, by each accepting 250,000 (pre-split) warrants, priced at $0.65 per share, and 376,000 (pre-split) shares of common stock in place of monetary payments.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Registration Statement regarding certain Ownership of Amanda's outstanding Common Stock by all officers and directors individually, all officers and directors as a group, and all beneficial owners of more than five percent of the common stock. Unless otherwise indicated, each stockholder's address is c/o the Company, 13765 Alton Parkway, Suite F, Irvine, CA. 92618.

Name and Address             Shares Owned Beneficially (1)     Percent of Class
----------------             -----------------------------     ----------------
Steven Fryer                       309,250                            0%

Brian Bonner                     3,397,383                          4.8%

E. Timothy Morgan                5,779,780                          8.2%

David L Woo                      8,307,788                         11.8%

Officer/Director as a Group     10,337,358                         25.3%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the registration statement upon the exercise of options or warrants. Each of the above beneficial owner's percentage ownership is determined by including the options and/or warrants that are held by such person and which are exercisable within 60 days of the date of this registration statement. Unless otherwise indicated, the company believes that all persons named in the table have voting and investment power with respect to all shares of common stock beneficially owned by them. Based on 70,351,927 shares issued and outstanding as of March 31, 200


                            DESCRIPTION OF SECURITIES

GENERAL
-------

     As of the date of this Registration Statement, the authorized capital stock of Amanda consists of 500,000,000 shares of Common Stock, $.001 par value, of which 70,351,927 shares are issued and outstanding as of March 31, 2002, plus 5,000,000 shares of preferred stock, $0.001 par value, of which 807 shares are issued and outstanding. There are approximately 4,100 shareholders. The following is a description of the securities of Amanda taken from provisions of our Company's Articles of Incorporation and By-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and By laws as currently in effect. The following description includes all material provisions of the applicable sections of the underlying documents in the summary.

COMMON STOCK
------------

     Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, including the election of directors. Accordingly, holders of a majority of shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election if they chose to do so. The Articles of Incorporation does not provide for cumulative voting for the election of directors. Holders of Common Stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation. Holders of Common Stock have no preemptive, subscription or redemption rights. All outstanding shares of common stock are, and the shares offered hereby, upon issuance, will be, fully paid and non assessable.

PREFERRED STOCK
---------------

     There are 5,000,000 shares of preferred stock, $0.01 par value authorized. The Articles of Incorporation provide that the Preferred stock may be issued from time to time in one or more series, the shares of each series to have voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the board of directors. There are 801 shares of Preferred Stock issued or outstanding at this time.

CHANGE IN CONTROL
-----------------

     There are no provisions in the Articles of Incorporation or Bylaws that would delay, defer, or prevent a change in control of Amanda.

PENNY STOCK DISCLOSURE REQUIREMENTS:
-----------------------------------

     See discussion in risk factor section, page 9, with the heading "Penny Stock issues may be difficult for an investor to dispose of".

WARRANTS AND OPTIONS:
--------------------

     On October 4, 2001 Amanda issued a total of 805,585 warrants (PRE-SPLIT). Each warrant allows the holder to purchase 1 share of our common stock at an
exercise price equal to $.02 per share.   These warrants expire October 4, 2006.
The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

     On November 26, 2001 Amanda issued a total of 794,468 warrants (PRE-SPLIT). Each warrant allows the holder to purchase 1 share of our common stock at an
exercise price equal to $.01 per share.   These warrants expire November 26,
2006. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

     On January 11, 2002, Amanda issued a total of 857,143 warrants (PRE-SPLIT). Each warrant allows the holder to purchase 1 share of our common stock at an at an exercise price per share equal to the lesser of (i) $.007 and (ii) the average of the lowest three (3) trading prices during the thirty (30) trading
days immediately prior to exercise, discounted by 30%.   The Warrant provides
that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock. These shares have been canceled.

                         SHARES ELIGIBLE FOR FUTURE SALE

     On the date of this offering Amanda has 70,351,927 shares of Common Stock outstanding. Sales of a substantial number of shares of our Company's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. Amanda is registering with this document 166,718,440 shares of common stock, all of which will be freely tradable without restriction or further registration under the Securities Act. This includes:

          - 163,158,334 shares representing the conversion of the aggregate of $1,670,000 plus interest of 7% and 8% debentures plus estimated interest due.
          - 1,780,053 shares underlying warrants to be registered in connection with the convertible debenture purchase agreements shareholders.


                              SELLING SHAREHOLDERS

     The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholders. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will continue to own any shares of our Common Stock.

     The following table also sets forth the name of each person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                   Shares Beneficially                    Shares            Shares Beneficially Owned
                                   Owned                                  Offered           After Offering
Selling                            Prior to the                           For               If All Offered
Stockholder                        Offering                               Sale              Shares Are Sold
---------------------------------  -------------------------------------  ----------------  ---------------------------------
                                   Number of Shares      Percentage (20)                    Number of Shares       Percentage
AMRO Int', Inc. (1)(2)                 11,762,163  (17)     4.999%         20,256,667  (18)          0                 0%
ALPHA Capital AG (3)(4)                11,762,163  (17)     4.999%         17,537,500  (18)          0                 0%
Woo Young Kim (5)                      10,816,667            4.86%         10,816,667  (18)          0                 0%
Filter Int'l Corp (6)                  11,762,183  (17)     4.999%         16,100,000  (18)          0                 0%
George Furla (7)                       10,666,667            4.79%         10,666,667  (18)          0                 0%
Howard Schraub (8)                     10,666,667            4.79%         10,666,667  (18)          0                 0%
Stonestreet LP (9)(10)                 11,762,163  (17)     4.999%         37,616,720  (19)          0                 0%
Stonetreet Corp (11)                    1,750,000            0.79%          1,750,000  (19)          0                 0%
Bristol Investment Fund Ltd. (12)      11,762,163  (17)     4.999%         31,400,000  (18)          0                 0%
Austost Anstalt Schaan (15)             4,063,750            0.83%          4,063,750  (18)          0                 0%
Balmore S.A (16)                        4,063,750            0.83%          4,063,750  (18)          0                 0%

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

     No Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

     None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. H.U. Bachofen may be deemed the control person of the shares owned by such entity. AMRO Int'l, Inc. is a private investment fund that is owned by all its investors and managed by Mr. H.U. Bachofen.

(2) Independent third party who invested in our company through three convertible notes, 1) on August 8, 2000 for $150,000, 2) on March 8, 2001 for $75,000 and 3) on November 19, 2001 for $50,000. The selling shareholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

(3) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Konard Ackerman.

(4) Independent third party who invested in our company through two convertible notes, 1) on March 8, 2001 for $125,000 and 2) on November 19, 2001 for $50,000. The selling shareholder is an "underwriter" within the meaning of
     Section 2(11) of the Securities Act of 1933.

(5) Represents the underlying shares of a convertible note for $100,000 issued on March 8, 2001.

(6) Represents the underlying shares of a convertible note for $150,000 issued on April 14, 2001. Mr. Allen Davis is the control person for Filter International

(7) Represents the underlying shares of a convertible note for $100,000 issued on July 9, 2001.

(8) Represents the underlying shares of a convertible note for $100,000 issued on July 16, 2001.

(9) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Michael Finkelstein may be deemed a control person of the shares owned by such entity. Stonestreet L.P. is a private investment fund that is owned by all its investors and managed by Ms. Libby Leonard.

(10) Independent third party who invested in our company through two convertible notes issued on October 6, 2001 for $250,000 plus 8.055,843 warrants, and on November 26, 2001 for $200,000 plus 6,444,682 warrants (showing as 644,468 as a result of the 10 to 1 reverse split). The selling shareholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

(11) Represents the underlying shares of a convertible note for $20,000 plus 1,500,000 warrants (showing as 150,000 as a result of the 10 to 1 reverse split) issued on November 19, 2001. Michael Finkelstein is the control person for Stonestreet Corporation.

(12) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Paul Kessler and Ms. Diana Kessler may be deemed the control person of the shares owned by such entity. Bristol Investment Fund, Ltd is a private investment fund that is owned by all its investors and managed by Bristol DLP, LLC. Bristol DLP, LLC, of which Mr. Paul Kessler and Ms. Diana Kessler are the managing members, has investment control over the shares listed by Bristol Investment Fund, Ltd.

(15) Represents the underlying shares of a convertible note for $37,500 plus 75,000 warrants (showing as 7,500 as a result of the 10 to one reverse split) issued on August 24, 2000.

(16) Represents the underlying shares of a convertible note for $37,500 plus 75,000 warrants (showing as 7,500 as a result of the 10 to one reverse split) issued on August 24, 2000. Giselo Kindle is the control person for Balmore S.A.

(17) Includes the right to shares of our common stock subject to the 4.999% limitation, upon conversion of its debentures and exercise of its warrants.

(18) Pursuant to the Registration Rights Agreement between us and the debenture holders, we are required to register such number of shares of common stock equal to the sum of (i) 200% of the number of shares of common stock issuable upon conversion in full of their debentures, assuming for such purposes that all interest is paid in shares of our common stock, that the Debentures are outstanding for one year and that such conversion occurred at a price as specified in the debentures respective agreements and (ii) the number of shares of Common Stock issuable upon exercise in full of the warrants. As a result of the contractual agreement not to exceed 4.99% beneficial ownership, the selling shareholder does not believe it is a control person as defined in the Securities Exchange Act of 1934 or is required to file a Schedule 13D.

(19) Pursuant to the Registration Rights Agreement between us and the debenture holders, we are required to register such number of shares of common stock equal to the sum of (i) 150% of the number of shares of common stock issuable upon conversion in full of their debentures, assuming for such purposes that all interest is paid in shares of our common stock, that the Debentures are outstanding for one year and that such conversion occurred at a price as specified in the debentures respective agreements and (ii) the number of shares of Common Stock issuable upon exercise in full of the warrants. As a result of the contractual agreement not to exceed 4.99% beneficial ownership, the selling shareholder does not believe it is a control person as defined in the Securities Exchange Act of 1934 or is required to file a Schedule 13D.

(20) Percentages are based on 235,290,314 shares of our common stock outstanding (includes the shares in this Offering) as of this offering.

                              PLAN OF DISTRIBUTION

     The selling stockholders will most likely sell there shares on the OTCBB or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

          - Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

          - Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

          - Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

          - An exchange distribution following the rules of the applicable exchange

          -    Privately negotiated transactions

          -    Short sales or sales of shares not previously owned by the seller

          - Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

          -    A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in:

          - Short selling against the box, which is making a short sale when the seller already owns the shares.

          - Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

          - Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

     Because the following selling shareholders are "underwriters" within the
                                                    --------------
meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements:

          -    AMRO Int'l Inc.
          -    ALPHA Capital, AG.
          -    Stonestreet LP
          -    Stonestreet Corp.
          -    Bristol Investment Fund Ltd.
          -    Alexander Dunham Capital Group, Inc.
          -    Balmore S.A.

     We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify the Company and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

     If we are notified by the selling stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

                                LEGAL PROCEEDINGS

1. On October 28, 1999 Color Savvy Systems, Ltd., filed suit to recover $165,750 in past due uncontested vendor obligations. On February 16, 2000, Color Savvy obtained a judgment against the Company for $165,750. No payments were made during fiscal 2001. The Company is still attempting to negotiate a final settlement.
2. On February 15, 2000, Amistar Corporation filed suit against the Company to recover $95,733 in uncontested past due vendor obligations. Amistar has accepted and received 31,912 shares of Company stock on September 20,2000 as payment in full of debt.
3. On March 21, 2000, Interworks Computer Products, Inc., filed suit to recover $35,771 in past due uncontested vendor obligations. Interworks received 11,924 shares of stock in January 2001 as settlement of all amounts due.
4. On July 22, 2000, Force Electronics filed suit to recover $68,816 in past due uncontested vendor obligations, and obtained a judgment on September 15, 2000. Force received 23,316 shares of common stock in January 2001 as full settlement of this obligation.
5. Control Design Supply/Nedco filed suit to recover $6,788 in past due uncontested vendor obligations. The company paid off this judgement during fiscal 2000.
6. On March 20, 2000, DHL Airways Inc. obtained a judgment in the amount of $3,868 for past due uncontested vendor obligation. This suite was settled in March 2001 for 769 shares of the Company's stock.
7. On April 5, 2001, Sony Recording Media Products obtained a judgment against the company in the amount of $35,000. This suit was settled for cash with a final payment made in February 2002.
8. On November 15, 1999, Alan L. Weaver, former CEO of Pen Interconnect, Inc., obtained a judgment against the Company in the amount of $118,500 for breach of a settlement agreement relative to Mr. Weavers' employment agreement with the Company. The Company has reserved $135,300 for this agreement, which includes interest from the date of the judgment. The settlement calls for monthly payments of $3,500. To date, the Company has made payments totaling $8,500.

                                    EXPERTS

     Pen Interconnect financial statements as at September 30, 2001 and 2000 and for the years ended September 30, 2001 and 2000 included in this prospectus have been audited by Pohl, McNabola, Berg & Co. LLP, independent public accountants, as stated in their report also included herein and has been included in reliance upon such opinion, and upon their authority as experts in accounting and auditing.

     The Automatic Answer's (tAA) financial statements as at December 31, 2000 and 1999 and for the years ended December 31, 2000 and 1999 included in this prospectus have been audited by Pohl, McNabola, Berg & Co. LLP, independent public accountants, as stated in their report also included herein and has been included in reliance upon such opinion, and upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS

     Legal matters concerning the validity of the issuance of shares of common stock offered in this registration statement was passed upon by Naccarato & Associates, Owen Naccarato, Esq. does not beneficially own any shares of the company.

                          OTHER AVAILABLE INFORMATION

     Amanda is subject to the reporting requirements of the Securities and Exchange Commission (the "commission"). We file periodic reports, proxy statements and other information with the commission under the Securities Exchange Act of 1934.

     Amanda has filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this prospectus. You may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates. Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

     The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov.
                                                                    -----------
Visitors to the site may access such information by searching the EDGAR archives on this web site.

                                INDEMNIFICATION

     The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

     The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby. Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, and employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

Commission Policy

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

Our Financial Statements begin on page 34

                      Consolidated Financial Statements of

                               THE AMANDA COMPANY

--------------------------------------------------------------------------------


                             PEN INTERCONNECT, INC.

                      INDEX TO AUDITED FINANCIAL STATEMENTS


Independent Auditors' Report

Consolidated Balance Sheets as of September 30, 2001 and September 30, 2000.

Consolidated Statements of Loss for the years ended September 30, 2001 and September 30, 2000.

Consolidated Statement of Stockholders' Equity (Deficiency) and Comprehensive Loss for the years ended September 30, 2001 and September 30, 2000.

Consolidated Statements of Cash Flows for the years ended September 30, 2001 and September 30, 2000.

Notes to Consolidated financial Statements


                               THE AMANDA COMPANY

                          INDEX TO FINANCIAL STATEMENTS


Consolidated Balance Sheets as of March 31, 2002 (unaudited) and September 30, 2001 (audited)

Consolidated Statements of Loss for the Quarters ended March 31, 2002 (unaudited) and March 31, 2001 (unaudited)

Consolidated Statements of Cash Flows for the Quarters ended March 31, 2001 (unaudited) and March 31, 2000 (unaudited)

Notes to Consolidated financial Statements


Continued on next page -

                      Consolidated Financial Statements of

                              THE AUTOMATIC ANSWER
                           December 31, 2000 and 1999

                      INDEX TO AUDITED FINANCIAL STATEMENTS


Independent Auditors' Report

Consolidated Balance Sheets as of December 31, 2000 and 1999

Consolidated Statements of Loss for the years ended December 31, 2000 and 1999

Consolidated Statement of Stockholders' Equity (Deficiency) and Comprehensive
  Loss for the years ended December 31, 2000 and 1999

Consolidated Statements of Cash Flows for the years ended December 31, 2000 and 1999

Notes to Consolidated financial Statements



                              THE AUTOMATIC ANSWER
                               September 30, 2001

                      INDEX TO AUDITED FINANCIAL STATEMENTS


Independent Auditors' Report

Consolidated Balance Sheets as of September 30, 2001

Consolidated Statements of Loss for the years ended September 30, 2001

Consolidated Statement of Stockholders' Equity (Deficiency) and Comprehensive
  Loss for the years ended September 30, 2001

Consolidated Statements of Cash Flows for the years ended September 30, 2001

Notes to Consolidated financial Statements


Continued on next page -

                      Consolidated Financial Statements of

                THE AUTOMATIC ANSWER AND PEN INTERCONNECT, INC.

                          September 30, 2001 and 2000

                          INDEX TO FINANCIAL STATEMENTS

Consolidated CONSOLIDATED Balance Sheets as of September 30, 2001 (audited) and 2000 (unaudited)

Consolidated CONSOLIDATED Statements of Loss for the years ended September 30, 2001 (audited) and 2000 (unaudited)

Consolidated Statement of Stockholders' Equity (Deficiency) and Comprehensive Loss for the years ended September 30, 2001 (audited) and September 30, 2000 (unaudited).

CONSOLIDATED Consolidated Statements of Cash Flows for the year ended September 30, 2001 (audited).

                             PEN INTERCONNECT, INC.

                          AUDITED FINANCIAL STATEMENTS

                              FOR THE YEARS ENDED
                          SEPTEMBER 30, 2001 AND 2000

                             PEN INTERCONNECT, INC.

                          AUDITED FINANCIAL STATEMENTS

                FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000



                                                                        PAGE
                                                                        ----

          REPORT OF INDEPENDENT AUDITORS . . . . . . . . . . . . . . . . 39

          BALANCE SHEETS . . . . . . . . . . . . . . . . . . . . . . . . 40

          STATEMENTS OF OPERATIONS AND RETAINED EARNINGS . . . . . .  41-42

          CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY . . . . . . . 43-44

          STATEMENTS OF CASH FLOWS . . . . . . . . . . . . . . . . .  45-47

          NOTES TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . 48-69

                         REPORT OF INDEPENDENT AUDITORS


Board  of  Directors
Pen  Interconnect,  Inc.
Irvine,  California

We have audited the accompanying balance sheets of Pen Interconnect, Inc., a Utah Corporation, as of September 30, 2001 and 2000, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the management of Pen Interconnect, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pen Interconnect, Inc. as of September 30, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations. The Company has a stockholders' deficit of ($2,313,110) and ($1,977,041) and its current liabilities exceeded its current assets by $817,888 and $972,729 as of September 30, 2001 and 2000, respectively. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Pohl,  McNabola,  Berg  &  Company  LLP
San  Francisco,  California
January  11,  2002

                                       PEN INTERCONNECT, INC.
                                            BALANCE SHEETS
                                  AS OF SEPTEMBER 30, 2001 AND 2000

                                               ASSETS
                                               ------

                                                                               2001           2000
                                                                           -------------  -------------
Current assets:
  Cash and cash equivalents (Note 1)                                       $      6,839   $      9,319
                                                                           -------------  -------------

    Total Current Assets                                                          6,839          9,319
                                                                           -------------  -------------

Property and equipment, net of accumulated depreciation (Note 1)                      -            874
Discontinued operations                                                               -          9,605
                                                                           -------------  -------------

    Total assets                                                           $      6,839   $     19,798
                                                                           =============  =============

                                  LIABILITIES AND TOCKHOLDERS' DEFICIT
                                  ------------------------------------
Current Liabilities:
  Accounts payable                                                              176,017        200,751
  Accrued liabilities                                                           648,710        781,296
                                                                           -------------  -------------
    Total current liabilities                                                   824,727        982,047

  Convertible debentures                                                        800,000        150,000
  Advances payable                                                               40,000              -
                                                                           -------------  -------------
    Total non-current liabilities                                               840,000        150,000

  Liabilities from discontinued operations                                      655,222        864,791
                                                                           -------------  -------------

    Total liabilities                                                         2,319,949      1,996,838

Stockholders deficit:
Convertible preferred stock, $.01 par value, authorized 5,000,000 shares
  Series A, issued and outstanding, 91 shares in 2001
   And 130 shares in 2000                                                             1              1
  Series B, issued and outstanding, 886 shares in 2001
   and 926 shares in 2000                                                             9              9
  Common stock, $.01 par value, authorized 50,000,000 shares issued and outstanding 49,873,603 shares in 2001
   and 27,596,946 shares in 2000                                                498,736        275,969
  Additional paid in capital                                                 20,008,060     19,282,402
  Accumulated deficit                                                       (22,819,916)   (21,535,421)
                                                                           -------------  -------------
    Total stockholders' deficit                                              (2,313,110)    (1,977,040)
                                                                           -------------  -------------
    Total liabilities and stockholders' deficit                            $      6,839   $     19,798
                                                                           =============  =============

   The accompanying notes are an integral part of these financial statements.

                             PEN INTERCONNECT, INC.
                            STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000


                                                                        2001         2000
                                                                     -----------  ----------
Revenues:
  Net revenues (Note 1)                                              $        -   $        -
  Costs of revenues                                                           -            -
                                                                     -----------  ----------
                                                                              -            -
                                                                     -----------  ----------

General and administrative expenses                                     951,355    1,733,596
Depreciation                                                                874          103
                                                                     -----------  ----------
    Loss from operations                                                952,229    1,733,699

Other income and expense
  Interest (income) expense                                              33,048      358,195
  Acquisition Expense                                                   461,200            -
  Loss on impairment                                                     63,000      320,500
  Loss on lawsuit                                                             -      135,300
  Liquidation damage waiver                                                   -       86,941
                                                                     -----------  ----------
    Total other income and expense                                      557,248      900,936

    Loss from continuing operations before income taxes               1,509,477    2,634,635
    Income Taxes                                                            800          900
                                                                     -----------  ----------
      Loss from continuing operations                                 1,510,277    2,635,535

    (Gain) loss from discontinued operations, net of taxes of $-0-
      InCirT                                                            (65,851)           -
      Powerstream                                                             -      269,356
                                                                     -----------  ----------
         Total (gain) loss from discontinued operations                 (65,851)     269,356


                                  (continued)


   The accompanying notes are an integral part of these financial statements.

                             PEN INTERCONNECT, INC.
                      STATEMENTS OF OPERATIONS (CONTINUED)
                FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000

                                                                      2001          2000
                                                                  ------------  ------------
LOSS FROM FORECLOSED SEGMENT:
  InCirT                                                                    -       228,471

  (Gain) loss from disposal of discontinued operations, net of taxes of $-0-
    Powerstream                                                             -       963,027
    InCirT                                                                  -      (186,643)
                                                                  ------------  ------------
      Total loss from disposal of discontinued operations                   -       776,384

        Total (gain) loss from discontinued operations                (65,851)    1,274,211
                                                                  ------------  ------------

Net loss before extraordinary item                                  1,444,426     3,909,746
                                                                  ------------  ------------

Extinguishment of debt                                               (149,642)   (2,018,547)

Net loss                                                          $ 1,294,784   $ 1,891,199
                                                                  ============  ============

Earnings per share, basic and fully diluted:


Loss before discontinued items and extraordinary item             $     (0.03)  $     (0.14)
Loss from discontinued items                                                -         (0.07)
                                                                  ------------  ------------
  Loss before extraordinary item                                        (0.03)        (0.21)
                                                                  ------------  ------------

Extinguishment of debt                                                      -          0.11
                                                                  ------------  ------------

Net loss per share                                                $     (0.03)  $     (0.10)
                                                                  ============  ============

Shares used in per share calculation - basic and fully diluted     37,701,171    18,556,461
                                                                  ============  ============


   The accompanying notes are an integral part of these financial statements.

                                                 PEN INTERCONNECT, INC.
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                    FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000


                                                   Common             Preferred                          Retained
                                                   Stock                Stock             Additional     earnings
                                           --------------------  ----------------------    paid-in     (accumulated
                                             Shares     Amount    Shares      Amount       Capital       deficit)       Total
                                           ----------  --------  --------  ------------  -----------  -------------  ------------
Balance September 30, 1999                  9,638,114  $ 96,381  $ 2,800   $        28   17,447,876   $(19,354,413)  $(1,810,128)
                                           ----------  --------  --------  ------------  -----------  -------------  ------------

Conversion of Preferred Stock - Series B      411,112     4,111      (74)           (1)      (4,111)                          (1)

Conversion of Preferred Stock - Series A    9,057,654    90,577   (1,670)          (17)     (90,577)                         (17)

Common stock issued in lieu of
    preferred stock dividend payable          349,323     3,493                              61,088                       64,581

Compensation expense recognized
    on repricing of options and warrants                                                    339,822                      339,822

Conversion of warrants - Preferred
    Stock Series A into common stock          315,000     3,150                              83,792                       86,942

Exercise of stock options                   1,150,000    11,500                             254,941                      266,441

Exercise of warrants                        2,766,668    27,667                             273,451                      301,118

Common stock issued for services            1,760,193    17,602                             416,372                      433,974

Conversion of trade payables and debt
    into common stock                       1,061,747    10,617                             250,655                      261,272

Sale of common stock                        1,087,135    10,871                             206,843                      217,714

Dividends on Preferred Stock                                                                             (289,809)     (289,809)

Stock options granted as compensation                                                        42,250                       42,250

Net loss                                                                                                (1,891,199)   (1,891,199)
                                           ----------  --------  --------  ------------  -----------  -------------  ------------
Balance September 30, 2000                 27,596,946  $275,969    1,056            10   19,282,402   $(21,535,421)  $(1,977,040)
                                           ==========  ========  ========  ============  ===========  =============  ============

   The accompanying notes are an integral part of these financial statements.

                                                    PEN INTERCONNECT, INC.
                                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)
                                        FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000


                                                  Common              Preferred                       Retained
                                                   Stock                Stock        Additional       earnings
                                           ----------------------  ----------------    paid-in      (accumulated
                                             Shares      Amount    Shares   Amount     Capital        deficit)       Total
                                           -----------  ---------  -------  -------  ------------  -------------  ------------
Balance September 30, 2000                 27,596,946   $275,969    1,056   $    10  $19,282,402   $(21,535,421)  $(1,977,040)
                                           -----------  ---------  -------  -------  ------------  -------------  ------------

Conversion of Preferred Stock - Series B    1,617,648     16,177      (40)        -      (16,177)                           -

Conversion of Preferred Stock - Series A    1,667,039     16,670      (39)        -      (16,670)                           -

Exercise of options                           346,000      3,460                          40,882                       44,342

Exercise of warrants                       16,102,251    161,023                         483,162                      644,185

Common stock issued for services              683,950      6,840                          21,920                       28,760

Conversion of trade payables and debt
   into common stock                          760,178      7,602                          15,776                       23,378

Stock granted as compensation               1,100,000     11,000                          33,000                       44,000

Compensation expense granted on options
   and warrants                                                                          163,765                      163,765

Preferred dividend adjustment                                                                            10,289        10,289

Other                                            (409)        (4)                                                          (4)

Net loss                                                                                             (1,294,784)   (1,294,784)
                                           -----------  ---------  -------  -------  ------------  -------------  ------------
Balance September 30, 2001                 49,873,603   $498,736      977   $    10  $20,008,060   $(22,819,916)  $(2,313,110)
                                           ===========  =========  =======  =======  ============  =============  ============



   The accompanying notes are an integral part of these financial statements.

                                            PEN INTERCONNECT, INC.
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       AS OF SEPTEMBER 30, 2001 AND 2000


                                                                                   2001          2000
                                                                               ------------  ------------
Increase (decrease) in cash and cash equivalents
  Cash flows from operating activities
    Net loss                                                                   $(1,294,784)  $(1,891,199)
    Adjustments to reconcile net loss to net cash used.
     in operating activities
      Depreciation and amortization                                                    874        90,514
      Allowance for bad debts                                                            -             -
      Common stock issued for services                                              28,760       433,974
      Compensation expense granted on options and warrants                         163,765             -
      Extinguishment of debt                                                             -    (2,018,547)
      Conversion of warrants                                                             -        86,941
      Debt conversion to common stock                                               23,378       261,272
      Common stock issued for dividends payable                                          -        64,581
      Common stock issued in lieu of compensation                                   44,000             -
      Stock options issued for services at below the fair market value of
       the stock on the date of the grant and repricing of options                       -       382,071
     Discontinued operations
      Loss on sale of divisions                                                          -      (186,643)
      Loss on foreclosure of division                                                    -       963,027
     Changes in assets and liabilities
     Trade accounts receivable                                                           -       790,429
     Inventories                                                                         -     1,300,987
     Prepaid expenses and other current assets                                       9,605         9,171
     Accounts payable                                                             (234,303)    1,861,945
     Accrued liabilities                                                          (132,586)     (141,401)
                                                                               ------------  ------------

     Cash flow generated by (used in) operating activities                      (1,391,292)    2,327,622
                                                                               ------------  ------------

Cash flow from investing activities:
  Advances to perFORMplace                                                               -       320,500
  Collections of notes receivable                                                        -      (374,567)
  Proceeds from sale of divisions                                                        -        75,689
                                                                               ------------  ------------

     Net cash generated by investing activities                                          -        21,622
                                                                               ------------  ------------

                                               (continued)


                 The accompanying notes are an integral part of these financial statements.


                                       44

Cash flow from financing activities:
  Issuance of preferred stock                                                            -           (18)
  Proceeds from issuance of common stock                                                 -       217,714
  Proceeds from convertible debenture                                              650,000       150,000
  Proceed from advances                                                             40,000
  Net change in line of credit                                                           -    (1,840,467)
  Net change in long-term debt obligations                                               -    (1,611,010)
  Preferred dividends adjustment                                                    10,285             -
  Exercise of warrants                                                             644,185       301,117
  Exercise of stock options                                                         44,342       266,440
                                                                                ------------  -----------
        Net cash provided (consumed) in financing activities                     1,388,812    (2,516,224)
                                                                                ------------  -----------
        Net (decrease) in cash and cash equivalents                                 (2,480)     (166,980)
                                                                                ------------  -----------
        Cash and cash equivalents at beginning of year                               9,319       176,299
                                                                                ------------  -----------
        Cash and cash equivalents at end of year                                $    6,839   $     9,319
                                                                                ===========  ============

Supplementary disclosures of cash flow information
  Cash paid during the year for
    Interest                                                                    $        -   $   360,296
    Income taxes                                                                $      800   $       900


Sale of Division
  On January 21, 2000, the Company sold substantially all of the assets and certain liabilities of its Powerstream division (Note 3, 9) noted as follows:

      Cash                                                                                   $         -
      Accounts receivable, net                                                                   142,017
      Inventories                                                                                 74,262
      Note Receivable                                                                              9,017
      Property, equipment and leaseholds, net                                                     69,229
      Accounts Payable                                                                          (166,661)
      Unearned revenue                                                                          (216,000)
      Note payable                                                                               (14,820)
      Capital leases                                                                              (7,998)
                                                                                               ----------
        Net gain on sale of Division                                                            (110,954)
      Less consideration received
        Note receivable                                                                        $       -
        Cash                                                                                      75,689
                                                                                               ----------
      (Gain) on sale of division                                                               $(186,643)
                                                                                               ==========

             The accompanying notes are an integral part of these financial statements.

Foreclosure of Division
     On March 3, 2000, the Company's InCirT Division was foreclosed and substantially all of the assets and liabilities were turned over to a secured lender (Note 3, 9). The value of the assets and liabilities transferred were as follows:

Accounts receivable, net                                   $   2,038,322
Inventories                                                    2,875,412
Notes receivable                                                 299,662
Property, equipment and leaseholds, net                          959,758
Accounts payable                                              (2,614,032)
Other debt obligations                                        (2,596,095)
                                                            -------------
    Loss on foreclosure of division                         $   (963,027)
                                                            =============


Conversion of debt and trade payables
     During 2001, debt and trade payables in the amount of $23,378 were converted in to 760,178 shares of common stock. During fiscal year 2000, debt and trade payables in the amount of $261,272 were converted into 1,061,747 shares of common stock.

                                                                    2001      2000
                                                                 ---------  ---------
The following are the other non-cash charges to common stock:
  Conversion of preferred stock into common stock                $         $    (18)
  Common stock issued in lieu of dividends payable                           64,581
  Conversion of warrants-preferred stock into common stock                   86,941
  Common stock issued and warrants converted for services         151,395   433,974
  Common stock issued for compensation                             44,000         -
  Compensation expense on stock options                           163,765         -
  Compensation expense on repricing of options and warrants             -   339,822

   The accompanying notes are an integral part of these financial statements.

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES
     -------------------------------------------------------------

Organization

Pen Interconnect, Inc. ("the Company" or "Pen") was incorporated on September 30, 1985, in the State of Utah. Through March 3, 2000, the date of foreclosure of its last operating division, the Company was a total interconnection solution provider offering custom design and manufacturing of circuit boards, battery chargers, power supplies and uninterrupted power supply systems for original equipment manufacturers. Most of the Company's sales, before the closure of its operating divisions, consisted of printed circuit boards.

The Company experienced severe cash flow problems for several years and in an attempt to satisfy the demands of its creditors, sold three of its operating divisions, noted as follows:

                      DIVISION  NAME          DATE  SOLD
                      -------------------     ------------------
                      Cable  Davison          January 31, 1999
                      MOTO-SAT                September 30, 1999
                      Powerstream             January 21, 2000

On March 3, 2000 the Company and its secured asset based lender, Finova Capital, entered into a voluntary foreclosure in which all the assets in the Company's last remaining division, InCirt, was transferred to Finova to satisfy the revolving credit and term loans held by the bank In a subsequent agreement, dated May 31, 2001 Finova Capital and Pen Interconnect agreed to a final settlement of all claims between them.

During the second quarter of FY2000, the Company announced a change in its strategic direction and began seeking merger candidates with new technologies. On March 29, 2000, the Company announced the signing of a letter of intent to acquire perFORMplace.com, a privately held Internet provider of electronic business-to-business services to the entertainment industry. On November 11, 2000, perFORMplace.com informed the Company that it had decided not to pursue the merger.

The Company subsequently signed a merger agreement with the The Automatic Answer, Inc. ("tAA"). tAA, a distributor of voice mail systems, has developed a client service based software products that are used in a Microsoft Window's environment. The Company's products include voice mail, automated attendant, call control, messaging and voice over Internet. The merger with tAA was effective October 1, 2001.


Basis  of  Presentation

The financial statements include the corporate operations of Pen Interconnect as continuing operations. All the remaining activity from the Company's prior operating divisions, including Cable, MOTO SAT, Powerstream and InCirt have been disclosed as discontinued operations in the financial statements for the years ended September 30, 2000 and 2001. During 2001, activity from discontinued operations was limited to the settlement of accounts payable.


   The accompanying notes are an integral part of these financial statements.

     -------------------------------------------------------------------------

Basis  of  Presentation  (continued)

Transactions related to the October 1, 2001 merger with tAA consist solely of advances from the Company to tAA to cover tAA's operating expenses during the pre-merger period. These advances have been expensed as acquisition expense.


Cash,  Cash  Equivalents  and  Short-Term  Investments

The Company considers cash on hand, cash in banks, certificates of deposits and time deposits with original maturities of three months or less when purchased as cash equivalents. Short-term investments are investments with original maturity greater than ninety days and less than one year.


Property  and  Equipment

Property and equipment are recorded at cost. Expenditures for additions and major improvements are capitalized. Expenditures for repairs and maintenance and minor improvements are charged to expense as incurred. Gains or losses from retirements and disposals are recorded as other income or expense.

Property and equipment are depreciated over their estimated useful lives. Leasehold improvements and assets financed under capital leases are amortized over their estimated useful lives or the lease term, whichever is shorter. Depreciation and amortization are calculated using straight-line and accelerated methods over the following estimated useful lives:

                                                         Years
                                                     ------------
                          Production equipment           5-6
                          Furniture and fixtures         10
                          Transportation equipment       10
                          Leasehold improvements          5

   The accompanying notes are an integral part of these financial statements.

     -------------------------------------------------------------------------

INCOME  TAXES

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.


Financial  Instruments

     Cash and cash equivalents, trade accounts payable, and accrued liabilities are reflected in the financial statements at cost that approximates fair value.


Stock-Based  Compensation

The Company accounts for its stock-based compensation plan based on Accounting Principles Board ("APB") Opinion No. 25. In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation." The Company has determined that it will not change to the fair value method and will continue to use APB Opinion No. 25 for measurement and recognition of any expense related to employee stock based transactions.

In March 2000, the FASB released Interpretation No.44, " Accounting for Certain Transactions Involving Stock Compensation." This Interpretation addresses certain practice issues related to APE Opinion No.25. The provisions of this Interpretation are effective July 1, 2000, and except for specific transactions noted in paragraphs 94-96 of this Interpretation, shall be applied prospectively to new awards, exchanges of awards in business combinations, modifications to an outstanding award, and exchanges in grantee status that occur on or after that date.

Certain events and practices covered in this Interpretation have different application dates, and events that occur after an application date but prior to July 1, 2000, shall be recognized only on a prospective basis. Accordingly, no adjustment shall be made upon initial application of the Interpretation to financial statements for periods prior to July 1, 2000. Thus, any compensation cost measured upon initial application of this Interpretation that is attributed to periods prior to July 1, 2000 shall not be recognized. The Company has adopted the provisions of this Interpretation starting July 1,2000.


   The accompanying notes are an integral part of these financial statements.

1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
       -------------------------------------------------------------------------

     Comprehensive  Income

The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") which establishes standards for reporting and display of changes in equity from non-owner sources in the financial statements. The Company does not have any components of comprehensive income in 2001 or 2000.


Valuation  of  Long-lived  Assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated discounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.


FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are reflected in the financial statements at fair value because of the short-term maturity of these instruments. Because of the unique aspects of the subordinated debentures and long-term debt, fair values cannot readily be determined.


Revenue  Recognition

Sales are generally recorded when products are shipped or when services are rendered.


Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include allowance for doubtful accounts, inventory obsolescence, estimated lives for fixed assets, goodwill and intangibles, the liabilities posed by lawsuits and collection of contingent assets. Actual results could differ from these estimates.


   The accompanying notes are an integral part of these financial statements.

1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
       -------------------------------------------------------------------------

Advertising

The  Company  did  not  incur  any  significant  amount of advertising expenses.


Earnings  per  share

Basic earnings per common share are computed using the weighted average number of common shares outstanding during the period.

Diluted earnings per common share incorporate the incremental shares issuable upon the assumed exercise of stock options and warrants.

Certain of The Company's stock options were excluded from the calculation of diluted earnings per share because they were antidilutive, but these options could be dilutive in the future.


                       Segment and geographic information
                       ----------------------------------

The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 requires enterprises to report information about operating segments in annual financial statements and selected information about reportable segments in interim financial reports issued to shareholders, on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. It also established standards for related disclosures about products and services, geographic areas and major customers. Segment disclosures have been provided for discontinued operations.


                              RECENT PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standard Board (FASB) issued Statement No. 133, "Accounting for the Derivative Instruments and Hedging Activities". The Statement will require The Company to recognize all derivatives on the balance sheet at fair value. This statement is effective for fiscal years beginning after June 15, 2000, and has been adopted by The Company for the years ending September 30, 2001 and 2000. The management does not anticipate that the adoption of the new Statement will have a significant effect on The Company's revenues and earnings, as The Company currently does not have any derivative instruments.

The FASB issued SFAS No. 131 on "Disclosures about Segments of an Enterprise and Related Information" effective in 1998. The Company evaluated SFAS No. 131 and determined that the Company operates in only one segment.


   The accompanying notes are an integral part of these financial statements.

1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
       -------------------------------------------------------------------------


In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141") and No. 142, "Goodwill and Other Intangible Assets" ("FAS 142"). SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but instead tested for impairment at least annually in accordance with the provisions of FAS No. 142. FAS No. 142 will also require that intangible assets with definite lives be amortized over their respective useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001. The Company will continue to amortize goodwill existing at September 30, 2001 until the new standard is adopted and test goodwill for impairment in accordance with SFAS No. 121. The Company is currently evaluating the effect that adoption of the provisions of FAS No. 142 will have on its results of operations and financial position.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires liability recognition for obligations associated with the retirement of tangible long-lived asset and the associated asset retirement costs. The Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002 with earlier application encouraged. The implementation of SFAS No. 143 will not have a material affect on the Company's results of operations or financial position.

In August 2001, the FASB issued SFAFS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of", in that it removes goodwill from its impairment scope and allows for different approaches in cash flow estimation. However, SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for (a) recognition and measurement of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of. SFAS No. 144 also supersedes the business segment concept in APB opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," in that it permits presentation of a component of an entity, whether classified as held for sale or disposed of, as a discontinued operation. However, SFAS No. 144 retains the requirement of APB Opinion No. 30 to report discontinued operations separately from continuing operations. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001 with earlier application encouraged. Implementation of SFAS No. 144 will not have a material effect on the Company's results of operations or financial position.


Reclassifications

Certain reclassifications have been made to the 2000 financial statements to conform to the 2001 presentation. Such reclassifications had no effect on net income as previously reported.


   The accompanying notes are an integral part of these financial statements.

2.     FINANCIAL  RESULTS  AND  LIQUIDITY
       ----------------------------------

The Company has incurred net losses of $1,294,784, $1,891,199, in 2001 and 2000, respectively. In addition, the Company has a stockholders' deficit of $2,313,110 and $1,977,041 and a working capital deficit of $817,888 and $972,729 as of September 30, 2001 and 2000, respectively. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

The Company's operations, including its combined operations with tAA once the merger becomes effective, continue to generate operating losses and to use rather than provide cash flow. The Company has issued common stock, preferred stock, debentures and convertible debt in exchange for cash and services to provide the necessary resources and working capital to help meet its strategic goals and to meet its current obligations.

     While the Company continues to seek additional equity capital, there can be no assurance that The Company will be successful. Without an infusion of sufficient additional capital, the Company will not be able to continue as a going concern. The financial statements do not include any adjustments that might be necessary should The Company be unable to continue as a going concern.



3.     DISPOSITION  OF  OPERATING  DIVISIONS
       -------------------------------------

CABLE  DIVISION

Effective January 31, 1999, the Company sold substantially all of the assets and certain of the liabilities of its Cable Division to Cables To Go, Inc (CTG). Net assets of $2,732,059 were sold for $1,075,000 in cash and a royalty payment contingent upon the future revenues of the Cable Division. $150,000 of the royalty payment was guaranteed and has been recorded by the Company as a note receivable from CTG. CTG agreed to use and compensate the Company for an additional $558,747 of the net assets contingent upon certain of its future operating needs. The Company originally recorded a loss of $948,312 upon disposition of the Cable Division but has adjusted the loss to $1,507,059 based on its determination that CTG will not use nor compensate the Company for the additional $558,747 of net assets.


MOTO-SAT  DIVISION

Effective September 30, 1999, the Company sold substantially all of the assets and liabilities of its MOTO-SAT Division to James Pendleton, the Company's former CEO and Chairman. The net assets of $68,438 were sold in exchange for Mr. Pendleton's agreement to waive any claim to post-employment, deferred compensation, or retirement benefits. The Company recognized a loss of $68,438 upon disposition of the MOTO-SAT Division.


   The accompanying notes are an integral part of these financial statements.

3.     DISPOSITION  OF  OPERATING  DIVISIONS  (CONTINUED)
       --------------------------------------------------

POWERSTREAM  DIVISION

Effective January 21, 2000, the Company sold substantially all of the assets and liabilities of its Powerstream Division to Lund Instrument Engineering, Inc. The net assets of $ (110,954) were sold for cash of $75,689 plus a royalties ranging from 8% to 16% of the gross profits generated by the sale of certain products for a period of three years subsequent to the sale subject to certain adjustments. The Company recognized a gain of $186,643 upon the disposition of the PowerStream division. Cash proceeds were used to pay down a note due to a secured lender.


InCirt  Division

The Company had been operating under a default notice with its asset-based lender, Finova Capital, since September 1999, when the Company began seeking buyers for its two remaining divisions PowerStream and InCirT. In February of 2000, a Letter of Intent to sell the InCirT division to another contract manufacturer was terminated. The Company then solicited a competitor to purchase most of the assets and to negotiate a supplier agreement with the Company's largest account as part of a voluntary foreclosure of all the remaining assets of the Company, for which Finova had a perfected security interest. The Company recognized a loss of $963,027 during 2000 resulting from the foreclosure of the InCirT division.



4.     CONCENTRATIONS
       --------------

Financial instruments that potentially subject The Company to concentration of credit risk include cash deposits in excess of FDIC limits and short-term investments. The Company restricts investment of cash balances to financial institutions with high credit standing.



5.     INVESTMENT  IN  TAA
       -------------------

The Company concluded a merger agreement with The Automatic Answer, Inc. (tAA), a distributor of voice mail systems and other telephone products, on April 13, 2001. Under the agreement, the Company will give up sixty-seven percent (67%) of its shares to acquire tAA subject to the adjustment, noted below. Certain of tAA's debt holders are to convert their outstanding notes to a new class of preferred shares within 120 days after the close of the transaction.

The number of shares that the Company will give to tAA will be adjusted if the average closing price of the Company's stock, in the aggregate, for the 60 days after the close of the transaction, falls below $10,000,000.


   The accompanying notes are an integral part of these financial statements.

       --------------------------------

As part of the transaction, the Company made several loans to tAA totaling $461,200. The loans were used to fund tAA's pre-merger cash flow.

The merger was effective October 1, 2001 and these loans are eliminated upon the consolidation of the two companies. These financial statements classify the $461,200 as acquisition expenses. The transaction will be accounted for as a reverse merger with tAA as the surviving entity. Pen shareholders will retain approximately 7% of the merged company.


6.     FORECLOSURE
       -----------

The Company entered into a financing agreement with a bank for $6,300,000. The agreement consisted of a $5,000,000 revolving credit line and two term loans for $800,000 and $500,000. Under the loan agreements for these loans, the Company was required to meet certain financial ratios and specific minimum levels of earnings and net worth. The loan agreements also restricted employee advances, capital expenditures, compensation, and additional indebtedness; and restricted the payment of dividends. The Company had borrowed $4,436,562 under the line of credit at September 30, 1999. At times, including at September 30, 1999, the Company had been in violation of certain of the covenants of this credit facility. The Company operated under a forbearance agreement during all of fiscal 1999.

As of September 30, 1999, the Company had not received a waiver from the lender and all obligations under this credit facility were payable on demand of the lender and were classified as current liabilities in the balance sheet. Subsequent to September 30, 1999, the lender declared the loan agreement in default.


The Company continued operating under a default notice with its Lender as it disposed of its remaining operating divisions. Finova and the Company agreed to a voluntary foreclosure of all the remaining assets of the Company, for which Finova had a perfected security interest. The Company's September 30, 2000 balance sheet reflects the transfer of all collateral assets to Finova and the Company recognized an equal offset of the bank's line of credit balance and term loans owed by the Company. The Company recorded a loss on transfer of assets of $900,000.

During 2001, the Company negotiated an agreement with the Lender, which resulted in the complete satisfaction of all the debt with the Lender in exchange for $150,000, of which $40,000 remains unpaid as of September 30, 2001. The agreement also includes the issuance of 250,000 additional share of common stock, the repricing of 350,000 warrants from $1.00 to $.001, and the issuance of an additional 150,000 warrants at $.001.

Finova also transferred back to the Company rights to recover certain assets owned by the Company prior to the foreclosure. These assets, which have an estimated original book value of $800,000, have been fully reserved as of September 30, 2001.


   The accompanying notes are an integral part of these financial statements.

7.     LONG  LIVED  ASSETS
       -------------------

On an ongoing basis, management reviews the valuation of long-lived assets, including intangible assets, to determine possible impairment by comparing the carrying value to the undiscounted estimated future cash flows of the related assets and necessary adjustments, if any, are recorded. Based upon operating losses from certain divisions, continued cash flow problems and managements decision to negotiate the sale of other divisions, the Company reduced the carrying costs of certain of its long-lived assets by $320,500 in 2000 to better reflect management's current expectations for the realization of these assets. The adjustments relate to assets of the Company's various discontinued divisions and to assets from continuing operations.


During 2001, the Company decided to fully reserve the balance of amounts due from perFORMplace.com. The Company had signed a Letter of Intent with perFormplace.com during April 2000 providing for a reverse merger of the two companies. On November 8, 2000, perFormplace.com terminated the agreement.

The following is a summary of the assets charged-off to impairment for the years ended December 31:

                           2001      2000
                          -------  --------
             Goodwill     $     -  $      -
             Investments   63,000   320,500
                          -------  --------
                          $63,000  $320,500
                          =======  ========


8.     OPERATING  LEASES
       -----------------

The Company rents office space on a monthly basis. There are no long-term lease commitments.


   The accompanying notes are an integral part of these financial statements.

9.     DISCONTINUED  OPERATIONS
       ------------------------

     With the sale of its Cable and MOTO SAT operations during 1999 and the sale of Powerstream operation and the foreclosure of its InCirt division in 2000 (See Footnote 3), all of the operating divisions of the Company have been classified as discontinued operations.

     Following is a summary of the operating activity and the discontinued assets and liabilities of these operations:

                              2001        2000
                           ----------  -----------
Revenues:
InCirT Division            $       -   $6,674,890
Cable Division                     -            -
Other Divisions                    -       50,489
                           ----------  -----------
                           $       -   $6,725,379


Gross Profit:
InCirT Division            $       -   $1,160,301
Cable Division                     -            -
Other Divisions                    -       17,818
                           ----------  -----------
                           $       -   $1,178,119

Indentifiable Assets:
InCirT Division            $       -   $    9,605
Cable Division                     -            -
Other Divisions                    -            -
                           ----------  -----------
                           $       -   $    9,605

Identifiable Liabilities:
InCirT Division            $(655,222)  $ (864,791)
Cable Division                     -            -
Other Divisions                    -            -
                           ----------  -----------
                           $(655,222)  $ (864,791)
                           ==========  ===========


   The accompanying notes are an integral part of these financial statements.

9.     DISCONTINUED  OPERATIONS  (CONTINUED)
       -------------------------------------

                                            2001      2000
                                          --------  --------
Assets from Discontinued Operations
  Prepaid Expenses                        $      -  $  9,605
                                          --------  --------
                                          $      -  $  9,605
                                          ========  ========


Liabilities from Discontinued Operations
  Accounts Payable                        $655,222  $864,791
                                          --------  --------
                                          $655,222  $864,791
                                          ========  ========


During 2001, activity from discontinued operations was limited to the settlement of accounts payable.


10.     RELATED  PARTY  TRANSACTIONS
        ----------------------------

Stephen J. Fryer, former Chairman, CEO, President and Chief Accounting Officer, received options for 4,700,000 shares in 2001.

Brian Bonar and Milton Haber, Directors of Pen, received 500,000 shares of common stock for their continued service as Board Members. Additionally, Mr. Bonar received options for 500,000 shares of the Company's common stock.

Brian Bonar has been a Director with Pen since January 2000 and is also Chairman of the Board at Itec. As of the foreclosure date, Itec owed InCirT/Pen $850,000 for services performed by InCirT. During the year, the Company received payments of $93,000 from Itek.



11.     CONVERTIBLE  DEBENTURES
        -----------------------

During 2001, the Company issued $800,000 in new one-year convertible debentures with interest rates ranging from 7% to 8%, payable quarterly. These debentures are convertible in the Company's common stock at the lower of $.04 or 70% of the average of the three lowest closing prices during the 30 days prior to the conversion. All these debentures are redeemable in cash due one year from the date of issuance.

In August 2000, the Company entered into a convertible debenture agreement for $600,000 in exchange for 4,000,000 shares of the Company's common stock. The convertible debenture has an interest rate of 7% per annum. The debenture is convertible into common stock at the lesser of $0.15 per share or 70% of market price on the conversion date.


   The accompanying notes are an integral part of these financial statements.

12.     STOCK  HOLDERS'  EQUITY
        -----------------------

Preferred  Stock  Dividends  in  Arrears  Deferred


Payments of annual dividends for 2001 and 2000 were deferred by the Company's board of directors on the outstanding preferred stocks because of losses sustained by the Company. As of September 30, 2001, preferred dividends in arrears amounted to $480,323 on the Preferred Stock Series A and B.


Conversion  of  Convertible  Preferred  Stock  -  Series  A

In 2000, the Company converted 1,670 shares of Preferred Stock Series A into 9,057,654 shares of common stock, and the Company converted $64,581 of dividends payable on these share shares of Preferred Stock into 349,323 shares of common stock. During 2001, the Company redeemed 39 shares of Preferred Stock Series A for 1,667,039 shares of common stock.

Conversion  of  Convertible  Preferred  Stock  -  Series  B

In 2000, the Company converted 74 shares of Preferred Stock Series B into 411,112 shares of common stock. During 2001, the Company redeemed 40 shares of Preferred Stock Series B stock for 1,617,648 shares of common stock.


Conversion  of  Preferred  Stock  -  Series  A  Warrants

In 2000, the Company converted warrants to purchase shares of Preferred Stock Series A into 315,000 shares of common stock in a cashless exercise, and the Company recorded an expense of $86,941 based on the fair value of the common stock on the date of conversion. During 2001, an additional 13,121,201 shares were issued in exchange of warrants at prices that ranged from $0.02 to $0.063. An additional 3,327,050 warrants were converted in lieu of payments for services rendered.


Repricing  of  Stock  Options

In order to continue to attract and retain employees, the Board of Directors authorized the repricing of options and warrants to purchase shares of common stock effective March 2000, to the then fair market value of $0.30 per share. All repriced options maintained the same expiration terms. Approximately 1,240,000 options and warrants were repriced under this program. The repricing included members of the Board of Directors and executive officers.


   The accompanying notes are an integral part of these financial statements.

        ------------------------------------

WARRANTS  ACTIVITY  FOR  THE  PERIOD

During the year ended September 30, 2001, the Board of Directors approved the issuance of warrants to purchase an aggregate of 21,754,251 shares of the Company's common stock. Such warrants are exercisable at prices ranging from $0.02 to $0.10 per share, vest immediately, and expire at various times through December 2004.

In order to continue to meet operating cash flow requirements, and to attract and retain employees and consultants, the Board of Directors authorized the repricing of options and/or warrants to purchase shares of common stock in November 2000, February, 2001, March 2001 and June 2001, to the then fair market value, which ranged from $0.25 to $0.06 per share. Approximately 14 million options/warrants were repriced under this program. The repricing included approximately 2.6 million options and warrants granted to members of the Board of Directors and executive officers. The repricing of options/warrants resulted in warrants/options being exercised for approximately 11.7 million shares of common stock.

In September 2001, the Board of Directors authorized the repricing and the extended the expiration date of the public warrants to purchase shares of common stock to be effective November 2001. The price per share was repriced to $0.20, (the per share price has to be at a minimum of $0.24 for 15 days prior to conversion), from $6.50 per share and the expiration date was extended by one year (warrants will expire in November 2002. Approximately 2.8 million warrants were repriced under this program.

Included in the issuance of warrants to purchase 14 million aggregate shares of the Company's common stock are warrants that were issued to individuals under terms of a consulting agreement during the years ended September 30, 2001 and 2000. Such issuances were accounted for under Financial Accounting Standards Board Statement No. 123 using primarily the Black-Scholes option pricing model, which resulted in the recording of compensation cost during the years ended September 30, 2001 and 2000 (see note 14).


Grant of Equity Interest in Full Settlement of Trade Payable and Troubled Debt

Due to significant cash flow problems, in April 2000 the Company commenced on a program to reach agreements with its vendors to grant shares of its common stock to the vendors in full settlement of the amounts due the vendors. At the date of issuance of the shares, the amounts due vendors exceeded the fair market value of the common stock issued by $1,988,218, which is classified in the statement of operations as an extraordinary gain due to the extingushment of debt. As of September 30, 2000, the Company has issued 1,061,747 shares of its common stock under this program. An additional 760,178 shares were issued as settlement of debt during 2001.


   The accompanying notes are an integral part of these financial statements.

13.     PREFERRED  STOCK
        ----------------

The Company issued two series of Preferred Stock. Series A was issued in February 1999 consisting of 1,800 shares, par value $0.01 per share, for $1,000 per share. Series B was issued in April 1999 at the same price but only 1,000 shares were issued. As mentioned in Note C, part of the funds raised from the issuance of this stock were used to repay the bridge loans made earlier in the fiscal year. After repayment of the bridge loans and paying $238,500 in fees and expenses, the net cash raised by the Company for operations was $1,665,500. Both series of Preferred Stock carry a 16 percent dividend rate, which is paid quarterly.

     Both issuances of Preferred Stock are convertible into shares of the Company's Common Stock. Each share of Series A Preferred Stock is convertible into an amount of shares of Pen Common Stock equal to $1,000 divided by the average of the two lowest closing bid prices for Pen Common Stock during the period of 22 consecutive trading days ending with the last trading day before the date of conversion, after discounting that market price by 15 percent (the "Conversion Price"). During the first six months, the Board of Directors approved a reduction of the maximum Conversion Price for the Series A Preferred Stock and Series B Preferred Stock to $.53 from $1.17 and $.79 per share respectively. The reduction was granted to obtain a waiver in relation to the sale of a major asset - InCirT Technologies Division. The shares of Series B Preferred Stock are convertible into Common Stock at the same Conversion Price as the Series A Preferred Stock. Warrants to acquire 335,453 shares of Common Stock at conversion prices ranging from $0.86 to $1.434 per share were also issued to the purchasers of the Series A and Series B Preferred Stock. The warrants expire three years from date the Preferred Stock and warrants were initially issued.


     CONVERTIBLE  DEBENTURES

On October 22, 1997, the Board of Directors of the Company approved the issuance of up to $1,500,000 of 3 percent convertible Debentures with a maximum term of 24 months. On June 16, 1998, the Board of Directors of the Company approved the issuance of up to $1,000,000 of additional three percent convertible debentures with a maximum term of 24 months. The convertible debentures (the "Debentures") mature, unless earlier converted by the holders, into shares of common stock of the Company. The Company filed a registration statement with the United States Securities and Exchange Commission with respect to the common stock of the Company into which the Debentures may be converted.

The Debentures were convertible by the holders thereof into the number of shares of common stock equal to the face amount of the Debentures being converted divided by the lesser of (i) eighty percent (80 percent) of the closing bid price of the Company's common stock as reported on the NASDAQ Small Cap market on the day of conversion, or (ii) $2.75. The Debentures could be converted in three equal installments beginning on the earlier of (i) the 75th day of their issuance, and continuing through the 135th day of their issuance, or (ii) the day following the effective date of the Registration Statement, through the 60th day following the effective date of the Registration Statement. The Company could cause the Debentures to be converted into shares of common stock after the 110th day following the effective date of the Registration Statement, if the common stock traded at or above $5.50 per share for 20 consecutive days.

13.   PREFERRED  STOCK  (CONTINUED)
      -----------------------------

     CONVERTIBLE  DEBENTURES  (CONTINUED)

As of September 30, 1998, the Company had issued all $2,500,000 of these convertible Debentures and $1,000,000 had been converted to 689,332 shares of common stock. As of September 30, 1999, the remaining $1,500,000 of convertible Debentures had been converted into 2,092,671 shares of common stock.


   The accompanying notes are an integral part of these financial statements.

Because of the favorable conversion feature of the Debentures, the Company has recognized interest expense relating to the price below market at which the Debentures can be converted into common shares of stock. The interest is initially set up as a deferred charge against the subordinated debenture balance with an offset to additional paid-in capital. The deferred interest is amortized over a period corresponding to time restrictions as to when the Debentures can be converted into stock. The resulting charge to interest expense increases the effective interest rate of the Debentures. Deferred interest expense of $250,032 was recorded on the $1,000,000 in Debenture issue relative to the favorable conversion feature and was amortized over four months and charged to interest expense. Amortization of the $250,032 deferred charge totaled $98,571 in fiscal 1999 ($151,461 in fiscal 1998). This interest along with the stated 3 percent interest rate in the Debentures results in an inherent interest rate of 31 percent.

In connection with the $1,500,000 Debenture issue, the Company recorded $389,591 of deferred interest expense related to the beneficial conversion feature. The entire deferred charge was amortized and charged to interest expense as of September 30, 1998. This interest when added to the stated 3 percent interest rate of the Debenture results in an inherent interest rate of 28 percent.

14.     STOCK  OPTIONS  AND  WARRANTS
        -----------------------------

     The Company has a Stock Option Plan (the Plan). The Plan provides for the granting of both Incentive Stock Options (ISOs) and Non-qualified Stock Options
(NSOs) to purchase shares of common stock. ISOs are granted at not less than market value on the date of grant, whereas NSOs may be granted at not less than 85 percent of the market value on the date of the grant. Options may be granted under the Plan to all officers, directors, and employees of the Company. In addition, NSOs may be granted to other parties who perform services for the Company. The Board of Directors has granted management the authority to issue non-statutory stock options and/or warrants to employees and consultants of the Company.

     As of September 30, 2001 and 2000, the Company granted to its employees and other eligible participants options and warrants exercisable for the Company's common stock and preferred stock. Options and warrants to purchase shares of its common stock are usually granted at the prices equal to the current fair value of the Company's common stock at the date of grant.

Under the Plan, no option may be exercised after the expiration date of ten years from the date of grant. As of September 30, 2000, there are two types of convertible securities (NSOs and Warrants) outstanding.

NSOs may be granted to any eligible participant as determined by the management of the Company.

14.     STOCK  OPTIONS  AND  WARRANTS  (CONTINUED)
        ------------------------------------------

Stock options and warrants issued as of September 30, 2001 and 2000 are summarized as follows:

                                            2001                   2000
                                  -----------------------  ---------------------
                                                 Average                 Average
                                                 Exercise                Exercise
                                     Shares       Price      Shares      Price
                                  ------------  ---------  -----------  --------
Outstanding at beginning of year   11,036,654   $    2.34  11,086,667   $   2.45
Granted                            21,754,251        0.05   4,304,655       0.34
Exercised                         (16,448,251)       0.04  (4,231,668)      0.16
Forfeited/Cancelled                (1,150,000)       0.06    (123,000)      2.45
                                  ------------  ---------  -----------  --------
Outstanding at end of year         15,192,654        0.34  11,036,654   $   1.23
                                  ============  =========  ===========  ========
Exercisable at end of year         15,187,654   $    1.32  11,029,154   $   2.34
                                  ============  =========  ===========  ========


   The accompanying notes are an integral part of these financial statements.

     The non-statutory stock options and warrants are for periods of two to five years.

Under APB-25, the cost of compensation is measured by the excess of the fair market price of the stock over the option exercise price on the measurement date. This is referred to as the intrinsic value method. Accordingly, the Company recorded compensation expense of $163,765 and $339,822 for options and warrants granted for the years ended September 30, 2001 and 2000.

The following table summarizes information about options and warrants outstanding at September 30, 2001:

                             Options Outstanding                     Options Exercisable
                  --------------------------------------------  ------------------------------
                                       Weighted
                        Number          Average      Weighted          Number         Weighted
                     Outstanding       Remaining      Average        Exercisable       Average
Range of                as of         Contractual    Exercise           as of         Exercise
Exercise Prices   September 30, 2001      Life         Price     September 30, 2001     Price
----------------  ------------------  -----------  ------------  ------------------  ---------

0.01 - $0.06             11,049,701          0.65  $      0.08           11,049,701  $    0.08
0.07 - $0.10                510,000          4.27  $      0.10              510,000  $    0.10
0.11 - $0.50                315,000          3.69  $      0.31              310,000  $    0.31
0.51 - $1.00                326,953          4.96  $      0.73              326,953  $    0.73
1.01 - $2.00                140,000          1.13  $      1.72              140,000  $    1.72
2.01 - $6.50              2,851,000          0.09  $      6.49            2,851,000  $    6.49
                  ------------------  ------------  -----------  ------------------  ---------
                         15,192,654          0.83  $      0.34           15,187,654  $    1.32
                  ==================  ===========  ============  ==================  =========


   The accompanying notes are an integral part of these financial statements.

14.     STOCK  OPTIONS  AND  WARRANTS  (CONTINUED)
        ------------------------------------------

The following table summarizes information about options and warrants outstanding at September 30, 2000:

                         Options Outstanding            Options Exercisable
                 ----------------------------------  -------------------------
                   Number      Weighted                 Number
                 Outstanding    Average    Weighted   Exercisable   Weighted
                    as of      Remaining   Average      as of       Average
Range of          September   Contractual  Exercise  September 30,  Exercise
Exercise Prices   30, 2000       Life       Price        2000        Price
---------------  -----------  -----------  --------  -------------  ---------
0.01 - 0.20        2,074,201         0.65  $   0.06      2,074,201  $    0.65
0.21 - 0.30        2,067,500         4.27  $   0.30      2,060,000  $    4.27
0.31 - 1.00          921,953         3.69  $   0.86        921,953  $    3.69
1.01 - 2.00        3,112,000         4.96  $   1.85      3,112,000  $    4.96
2.01 - 3.00           11,000         1.13  $   2.71         11,000  $    1.13
3.01 - 6.50        2,850,000         0.09  $   6.50      2,850,000  $    0.09
                 -----------  -----------  --------  -------------  ---------
                  11,036,654         2.65  $   1.23     11,029,154  $    2.34
                 ===========  ===========  ========  =============  =========

The exercises period for the options ranges from immediate to four years from the date of the grant and have various vesting requirements.

The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB Opinion No. 25 and related interpretations in accounting for its stock options and warrants granted to employees or to members of the Company's Board of Directors. Pursuant to FASB Interpretation No. 44, the Company applies provisions of SFAS No. 123 for options and warrants granted to third parties. Accordingly, in 2000, compensation cost has been recognized for its stock options and warrants granted to outside third parties subsequent to June 30, 2000. This information is required to be determined as if the Company had accounted for its employee stock options/warrants granted subsequent to December 31, 1994, under the fair value method of that statement. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended September 30:

                            2001          2000
                        ------------  ------------
Net Loss:
  As reported           $(1,294,784)  $(1,891,199)
  Pro forma             $(1,388,495)  $(1,966,130)

Basic and diluted loss per common share:
  As reported:
    Basic               $    (0.035)  $     (0.10)
    Diluted             $    (0.035)  $     (0.10)
  Pro forma:
    Basic               $    (0.037)  $     (0.11)
    Diluted             $    (0.037)  $     (0.11)


14.     STOCK  OPTIONS  AND  WARRANTS  (CONTINUED)
        ------------------------------------------

Options/warrants are granted at prices equal to the current fair value of the Company's common stock at the date of grant. All options and warrants granted during fiscal year 2000 vest immediately.


   The accompanying notes are an integral part of these financial statements.

The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: 2000: dividend yield of 0%; expected volatility of 200%; risk-free interest rate of 5.6%, and expected life of 2 to 5 years; 2001: dividend yield of 0%; expected volatility of 300%; risk-free interest rate of 5.8%, and expected life equal to the actual life for the period. The weighted-average fair value of options and warrants granted were $0.02 and $0.06 for 2001, and $0.25 and $0.33 for 2000.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.



15.     EARNINGS  PER  SHARE
        --------------------

The number of weighted common shares outstanding used in the loss per share calculation is 37,701,171 in 2001 and 18,556,461 in 2000.

                                       2001          2000
                                   ------------  ------------
Net loss                           $(1,294,784)  $(1,891,199)

Dividends on preferred stock            10,289      (289,809)

Imputed dividends from beneficial
conversion feature                           -             -
                                   ------------  ------------

Loss applicable to common stock    $(1,284,495)  $(2,181,008)
                                   ============  ============

     For the years ended September 30, 2001 and 2000, all of the options and warrants that were outstanding were not included in the computation of diluted EPS because to do so would have been antidilutive.


   The accompanying notes are an integral part of these financial statements.

16.     INCOME  TAXES
        -------------

Income  tax  expense  from  continuing  operations  consists  of  the following:

                  2001   2000
                  -----  -----
         Federal  $   -  $   -
         State      800    900
                  -----  -----
                  $ 800  $ 900
                  =====  =====

Reconciliation of income taxes (benefit) computed at the federal statutory rate of 34 percent is as follows:

                                                             2001        2000
                                                          ----------  ----------
Federal income taxes (benefit) at statutory rate          $(258,957)  $(568,743)
State income taxes (benefit), net of federal tax benefit   (129,478)   (147,873)
Permanent differences                                             -           -
Increase in valuation allowance                             387,635     717,516
                                                          ----------  ----------
Income taxes                                              $     800   $     900
                                                          ==========  ==========

Deferred  tax  assets  and  liabilities  consisted  of  the  following:

                                       2001          2000
                                   ------------  ------------
Deferred tax assets (liabilities)
  Net operating loss               $ 8,295,665   $ 7,954,332
  Impairment of note receivable        157,057       137,302
  Other                                 26,547             -
                                   ------------  ------------

  Deferred tax asset                 8,479,269     8,091,634

  Valuation allowance               (8,479,269)   (8,091,634)
                                   ------------  ------------

  Net deferred tax asset           $         -   $         -
                                   ============  ============

The  Company  sustained  net  operating losses in each of the periods presented.
For 2001 and 2000, there were no deferred tax assets or income tax benefits recorded in the financial statements for net deductible temporary differences or net operating loss carryforwards because the likelihood of realization of the related tax benefits cannot be fully established. A valuation allowance of $8,479,269 has been recorded in 2001 ($8,091,634 in 2000) to reduce the net deferred tax assets to their estimated net realizable value.


   The accompanying notes are an integral part of these financial statements.

        --------------------------

As of September 30, 2001, the Company as net operating loss carryforwards for tax reporting purposes of approximately $17,315,000 expiring in various years through 2020. The merger with tAA results in a greater than 50% change in ownership and represents a different line of business. This severely restricts the use of these loss carryforwards.



17.     COMMITMENTS  AND  CONTINGENCIES
        -------------------------------

Litigation

From time to time, the Company is engaged in various lawsuits or disputes as plaintiff or defendant arising in the normal course of business.

Following are the matters pending as of September 31, 2001:

1) On October 28, 1999 Color Savvy Systems, Ltd. filed suit to recover $165,750 in past due uncontested vendor obligations. On February 16, 2000, Color Savvy obtained a judgment against the Company for $165,783.

2) Sony Recording Media Products obtained a judgment against the Company for $35,086 plus interest during 2001. The Company has been making monthly payments of $5,000 per month against the outstanding balance.

3) On November 15, 2000 Alan L. Weaver, former CEO of Pen Interconnect, Inc., obtained a judgment against the Company in the amount of $118,500 plus interest for breach of a settlement agreement relative to Mr. Weaver's employment agreement with the Company. The Company is currently negotiating a payment plan with the former CEO.

4) The Company is in discussion with Wayne Wright, the prior CFO of the Company, regarding a claim the CFO has regarding the value of certain stock given to him as part a settlement of his employment agreement. The resolution of amounts due under this potential claim is not currently determinable.


Capitalized  Leases

Subsequent to the cessation of manufacturing operations in March 2000, various lessors foreclosed upon capitalized lease equipment and the equipment was returned to the lessors. At the beginning of the fiscal year, October 1999 future lease payments were $558,492. The Company had made certain payments prior to default. The lessors have not made additional claims after repossession of the equipment.


   The accompanying notes are an integral part of these financial statements.

18.     SUBSEQUENT  EVENTS
        ------------------

     The merger with tAA was effective October 1, 2001. The name of the Company and its trading symbol was changed to The Amanda Company, Inc (trading symbol AMND.OB), effective with the merger.

     In accordance with the merger agreement with tAA, the Company issued 408,163,265 shares of the Company stock to the tAA shareholders and will issue an estimated additional 200,000,000 shares to the tAA shareholders to complete the merger. An additional 50,000,000 shares are to be issued to Bi-Coastal, Inc., a company that helped orchestrate the merger.

     The Company anticipates that the 10-1 reverse split approved by the shareholders at the annual meeting on August 30, 2001 will be effective in January 2002.

     The Company leased 5000-sq.ft. new office space Irvine, CA over a 60-month term at $ 5056 per month.

     The Company issued $100,000 in one year convertible debentures with interest at 8%, payable quarterly. These debentures are convertible in the Company's common stock at the lower of $.04 or 70% of the average of the three lowest closing prices during the 30 days prior to the conversion. These debentures are due one year from the date of issuance.

     The Company issued convertible promissory notes totaling $450,000 in October 2001. These notes are convertible into the company's common stock at $.01 per share and have a 8,055,853 warrant exercisable for common stock at $.02 per share and 1,500,000 warrants at $.01 per share.


   The accompanying notes are an integral part of these financial statements.

                               THE AMANADA COMPANY
                         UNAUDITED FINANCIAL STATEMENTS

                    FOR THE THREE AND SIX MONTHS PERIOD ENDED
                             MARCH 31, 2002 AND 2001




   The accompanying notes are an integral part of these financial statements.

                             PEN INTERCONNECT, INC.

                         UNAUDITED FINANCIAL STATEMENTS

         FOR THE THREE AND SIX MONTHS PERIOD ENDING MARCH 2002 AND 2001



                                                                PAGE
                                                                ----
BALANCE SHEETS. . . . . . . . . . . . . . . . . . . . . . . .  72-73


STATEMENTS OF OPERATIONS. . . . . . . . . . . . . . . . . . .    74


STATEMENTS OF CASH FLOWS. . . . . . . . . . . . . . . . . . .    75

NOTES TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . .  76-80


   The accompanying notes are an integral part of these financial statements.

                            THE AMANDA COMPANY, INC.
                                 BALANCE SHEETS
                      March 31, 2002 and September 30, 2001



ASSETS                                   March 31,           September 30,
                                            2002                  2001
                                    --------------------  --------------------

CURRENT ASSETS
  Cash and cash equivalents         $             14,042  $             34,838
  Accounts receivable, net                       175,234               155,824
  Other receivable                                10,000                     -
  Inventory                                      129,444               172,617
  Prepaid and other current assets                99,714                 5,783
                                    --------------------  --------------------
     Total current assets                        428,434               369,062

PROPERTY AND EQUIPMENT, NET                      124,006               131,926

SECURITY AND OTHER DEPOSITS                       30,512                29,974
                                    --------------------  --------------------
     Total assets                   $            582,952  $            530,962
                                    ====================  ====================


        The accompanying notes are an integral part of these statements.

                                         THE AMANDA COMPANY, INC.
                                               BALANCE SHEETS
                                   March 31, 2002 and September 30, 2001


LIABILITIES & STOCKHOLDER'S DEFICIT                             March 31,            September 30
                                                                   2002                  2001
                                                           --------------------  --------------------

CURRENT LIABILITIES
  Accounts payable                                         $           906,806   $         1,352,916
  Accrued liabilities                                                  384,502             1,042,414
  Leasing financing payable                                            (40,268)               32,052
  Notes payable                                                        464,500               573,000
  Deferred revenue                                                      12,879                16,248
  Convertible debentures                                               900,000               800,000
  Accrued dividends payable                                            503,538
                                                           --------------------  --------------------
Advances payable                                                                              40,000
     Total current liabilities                                       3,131,957             3,856,630

LONG-TERM LIABILITIES
  Lease financing payable                                              204,099                92,687
  Contingent notes payable                                             130,300                     -
  Promissory note - Bristol                                            300,000                     -
  Convertible promissory notes                                         470,000                     -
                                                           --------------------  --------------------
Deferred gain on sale leaseback                                                               60,691
                                                           --------------------  --------------------

                                                           --------------------  --------------------
     Total long-term liabilities                                     1,104,399               153,378
                                                           --------------------  --------------------

     Total liabilities                                               4,236,356             4,010,008

STOCKHOLDERS' DEFICIT
  Convertible Preferred stock, $0.01 par value authorized
     5,000,000 shares, Series A; issued and outstanding                      1                     1
     61 shares at  March 31, 2002  and 91 shares at
     September 30, 2001.  Series B: issued and                               7                     9
     outstanding 746 shares at December 31, 2001 and
     926 shares at September 30, 2001
  Common stock, $0.01 par value, issued and out-
     standing 70,351,927 shares at March 31, 2002
     and 68,778,960 shares at September 30, 2001                       703,519               687,789
  Accumulated deficit                                               (4,356,931)           (4,166,845)
                                                           --------------------  --------------------
     Total stockholders' deficit                                    (3,653,404)           (3,479,046)
                                                           --------------------  --------------------

     Total liabilities and stockholders' deficit           $           582,952   $           530,962
                                                           ====================  ====================


           The accompanying notes are an integral part of these statements.

                                        The Amanda Company, Inc.

                                         Statement of Operations
                        For the Three and Six Months Ended March 31, 2002 and 2001
                                               (Unaudited)


                                            Three months ended                  Six months ended
                                        March 31,         March 31,         March 31         March 31
                                           2002              2001             2002             2001
                                     ----------------  ----------------  ---------------  ---------------
Net sales                            $       794,562   $       901,071   $    1,694,939   $    1,987,298
Cost of sales                                447,760           641,171          936,454        1,317,344
                                     ----------------  ----------------  ---------------  ---------------
  Gross profit                               346,802           259,900          758,485          669,954
                                     ----------------  ----------------  ---------------  ---------------

Selling, general and
  administrative expenses                    577,304           796,371        1,134,244        1,752,471
                                     ----------------  ----------------  ---------------  ---------------

Operating loss                              (230,502)         (536,471)        (375,759)      (1,082,517)

Other income (expense):
  Interest expense                           (45,725)          (38,566)         (83,585)        (110,060)
  Miscellaneous income, net                   34,021            56,096           79,257          138,737
  Loss on impairment                               -                 -                -          (63,000)
  Loss from discontinued operations                -                 -                -          (39,323)
  Extinguishment of debt                           -            73,168                -           84,287
                                     ----------------  ----------------  ---------------  ---------------

Loss before extraordinary item              (242,206)         (445,773)        (380,087)      (1,071,876)

Merger costs                                       -                 -         (876,000)               -
                                     ----------------  ----------------  ---------------  ---------------

Net loss before income taxes                (242,206)         (445,773)      (1,256,087)      (1,071,876)

Income taxes                                       -                 -                -                -
                                     ----------------  ----------------  ---------------  ---------------

Net loss                             $      (242,206)  $      (445,773)  $   (1,256,087)  $   (1,071,876)
                                     ================  ================  ===============  ===============


        The accompanying notes are an integral part of these statements.

                                        THE AMANDA COMPANY, INC.
                                        STATEMENTS OF CASH FLOW
                                              (Unaudited)
                                                                            Six months ended
                                                                      March 31,           March 31,
                                                                         2002               2001
                                                                  ------------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                        $      (1,256,087)  $     (1,071,876)
  Adjustments to reconcile net cash provided (used) in
  operating activities
    Depreciation and amortization                                             9,181             53,723
    Loss on disposal of property and equipment                                    -             40,545
    Allowance for notes receivable                                                -             63,000
    Warrant/option compensation expense                                           -             75,145
    Common stock issued for compensation and interest                     1,081,729             50,022

  Effect on cash of changes in operating assets and liabilities:
    Decrease (increase) in accounts receivable, net                         (19,410)            57,003
    Decrease (increase) in other receivables                                (10,000)            (2,515)
    Decrease (increase) in inventory                                         43,173             58,454
    Decrease (increase) in prepaid and other current assets                 (93,931)           (17,590)
    Decrease (increase) in security deposits                                      -             (4,492)
    Increase (decrease) in accounts payable                                 169,113             10,153
    Increase (decrease) in accrued expenses                                (679,596)          (121,667)
    Increase (decrease) in deferred revenue                                  (3,369)           (12,523)
                                                                  ------------------  -----------------
       Net cash provided (used) in operating activities                    (759,197)          (822,618)
                                                                  ------------------  -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Advances to perFORMplace                                                        -            (63,000)
                                                                  ------------------  -----------------
       Net cash provided (used) in investing activities                           -            (63,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of notes payable                                                (110,000)
  Payments of equipment financing                                           (21,599)                 -
  Proceeds from equipment financing                                               -             97,591
  Exercise of warrants                                                                         380,451
  Proceeds from notes payable                                                     -            470,776
  Proceeds from convertible debenture                                       100,000                  -
  Proceeds from convertible promissory notes                                770,000                  -
                                                                  ------------------  -----------------
        Net cash provided (used) in financing activities                    738,401            948,818
                                                                  ------------------  -----------------

Net increase (decrease) in cash and cash equivalents                        (20,796)            63,200

Cash and cash equivalents at beginning of period                             36,394             48,783
                                                                  ------------------  -----------------

Cash and cash equivalents at end of period                        $          15,598   $        111,983
                                                                  ==================  =================


        The accompanying notes are an integral part of these statements.

The accompanying notes are an integral part of these statements.

Non-cash investing and financing activities

     During the first quarter of FY2002 Series A preferred shareholders converted 30 preferred shares into 2,941,176 common shares at an average conversion price of $0.0102 per common share. Series B preferred shareholders converted 150 preferred shares into 15,730,674 common shares at an average conversion price of $0.0095 per common share. Under the conversion terms of the convertible preferred shares, a holder has the right to convert preferred shares into common shares at eighty-five (85%) percent of the average of the two lowest closing bid prices during the last twenty-two (22) consecutive trading days prior to conversion. As part of the merger, the Company issued 50,000,000 shares of common stock with a value of $876,000. There were no conversions of preferred shares into common shares in the second quarter.

NOTE A - GOING CONCERN

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company had a loss of $242,206 for the quarter ended March 31, 2002, and a loss of $1,256,087 for the six months ended March 31, 2002. A deficit of $3,708,267 in stockholders' equity and negative working capital of $2,812,320 for the period ended March 31, 2002. The Company intends to continue to raise additional funds in the capital markets for working capital purposes. The Company must raise additional capital in order to continue as a going concern.

NOTE B - ACQUISITIONS/DISPOSITIONS

     The Company completed its merger with the Automatic Answer Company (tAA) in the quarter ended December 31, 2001. The merger was accounted for as a reverse merger. The recapitalization of tAA, the surviving entity, resulted in a reduction of $2,119,979 in stockholder's equity; $876,000 of which was attributable to merger expenses and $1,243,979 resulting from the assumption of the net deficit of the registrant.

NOTE C - OPTIONS TO PURCHASE COMMON STOCK

     No  options  were  exercised  in  the  second  quarter.

NOTE D - WARRANTS TO PURCHASE COMMON STOCK

     No  warrants  were  exercised  in  the  second  quarter.

NOTE E - OPTIONS/WARRANTS TO PURCHASE COMMON STOCK

     No  options  or  warrants  were  issued  in  the  second  quarter.

NOTE F - ACCRUED PREFERRED STOCK DIVIDENDS

     The Preferred Shareholders agreed to waive all dividends, effective October 1, 2001. No accrual for dividends on preferred shares was recorded in the second quarter ended March 31, 2002.


        The accompanying notes are an integral part of these statements.

NOTE G - PREFERRED STOCK

     The Company has issued two series of Preferred Stock. Series A was issued in February 1999 consisting of 1,800 shares, par value $0.01 per share, for $1,000 per share. Series B was issued in April 1999 at the same price and par value but only 1,000 shares were issued. Both series of Preferred Stock carry a 16 percent dividend rate, which is paid quarterly. If and when the Company's stock is listed again on NASDAQ the dividend rate will drop to 8 percent.

     Both issuances of Preferred Stock are convertible into shares of the Company's Common Stock. Each share of Series A Preferred Stock is convertible into an amount of shares of Pen Common Stock equal to $1,000 divided by the average of the two lowest closing bid prices for Pen Common Stock during the period of 22 consecutive trading days ending with the last trading day before the date of conversion, after discounting that market price by 15 percent (the "Conversion Price"). The maximum Conversion Price for the Series A Preferred Stock is $1.17 per share. The shares of Series B Preferred Stock are convertible into Common Stock at the same Conversion Price as the Series A Preferred Stock except for a maximum Conversion Price of $0.79 per share. Warrants to acquire 320,000 shares of Common Stock at prices ranging from $0.86 to $1.28 per share were also issued to the purchasers of the Series A and Series B Preferred Stock. The Warrants expire three years from date the Preferred Stock and warrants were initially issued.

NOTE H - CONVERTIBLE DEBENTURE

     In the first quarter ended December 31, 2001 the Company issued $100,000 in one year convertible debentures with interest at eight (8) percent, payable quarterly. These debentures are convertible into the Company's common stock at the lower of $.04 or 70% of the average of the three lowest closing prices during the 30 days prior to the conversion. These debentures are due one year from the date of the issuance.

NOTE I - CONVERTIBLE PROMISSORY NOTE

     In the first quarter ended December 31, 2001 the Company issued a convertible promissory note totaling $450,000 at an interest rate of eight
     (8) percent per annum. These notes are convertible into the Company's common stock at $.01 per share and a 8,055,853 warrant exercisable for common stock at $.02 per share and 1,500,000 warrants at $.01 per share.

Note J - EARNINGS (LOSS) PER SHARE

     Basic earnings (loss) per common share is computed by dividing net earnings
     (loss) available to common shareholders by the weighted average number of common shares outstanding during each period. Diluted earnings (loss) per common share are similarly calculated, except that the weighted average number of common shares outstanding includes common shares that may be issued subject to existing rights with dilutive potential except for periods when such calculations would be anti-dilutive.


        The accompanying notes are an integral part of these statements.

     For the six ended March 31, 2002, net earnings (loss) attributable to common shareholders includes accrued dividends at the stated dividend rate from date of issuance and a non-cash imputed dividend to the preferred shareholders related to the beneficial conversion feature on the 1999 Series A and B Preferred Stock and related warrants. The beneficial conversion feature is computed as the difference between the market value of the common stock into which the Series A and B Preferred Stock can be converted and the value assigned to the Series A and B Preferred Stock in the private placement. The imputed dividend is a one-time non-cash charge against the earnings (loss) per common share. The calculation of earnings
     (loss)  per  share  is  included  in  Exhibit  11.

NOTE K - INTERIM PERIOD COST OF GOODS SOLD

     Inventory costing is based on specific identification. An inventory count is taken at the end of each quarter.

NOTE L - INCOME TAXES

     The future benefits of loss carried forward are fully reserved. There were no income taxes during the quarter.

NOTE M - COMMON STOCK OUTSTANDING

     The number of common shares issued to shareholders as of December 31, 2001 was 321,760,040. As of December 31, 2001, the Company was obligated to issue an additional 381,759,233 pursuant to the merger agreement with The Automatic Answer, Inc. (tAA), for a total of 703,519,273 shares.

     The number of shares issued due to the merger with The Automatic Answer, Inc., was not determined until February, 2002 due to the dilution effect of the merger agreement.

     On February 8, 2002, the company executed a reverse split of one new share for each ten outstanding shares of common stock. The resultant effect was that the number of shares to be outstanding of 703,519,273 become 70,351,927 post split.


        The accompanying notes are an integral part of these statements.

                           THE AUTOMATIC ANSWER, INC.

                               FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2000 AND 1999



        The accompanying notes are an integral part of these statements.

                           THE AUTOMATIC ANSWER, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999


Report of Independent Certified Public Accountants                    83

Balance Sheets                                                   84 - 85

Statements of Operations                                              86

Statements of Shareholders' Equity                                    87

Statements of Cash Flows                                         88 - 89

Notes to Financial Statements                                   90 - 106


        The accompanying notes are an integral part of these statements.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
The Automatic Answer, Inc.

We have audited the accompanying balance sheets of The Automatic Answer, Inc. as of December 31, 2000, and 1999 and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Automatic Answer, Inc. as of December 31, 2000, and 1999 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained losses from operations and has a net capital deficiency, which raise doubts about its ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Pohl,  McNabola,  Berg  &  Company  LLP
May  25,  2001


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999


                                      2000      1999
                                    --------  --------
              ASSETS
CURRENT ASSETS
  Cash and cash equivalents         $ 29,278  $ 41,771
  Accounts receivable, net            96,252   241,523
  Inventory                          133,364   338,118
  Employee advances                        -    10,647
  Prepaid and other current assets         -    24,000
                                    --------  --------

    Total current assets             258,894   656,059

PROPERTY AND EQUIPMENT, net          107,087   195,055

OTHER ASSETS                          35,478    35,478
                                    --------  --------

      TOTAL ASSETS                  $401,459  $886,592
                                    ========  ========


                                   (continued)


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                           BALANCE SHEETS (CONTINUED)
                           DECEMBER 31, 2000 AND 1999

                                                                      2000          1999
                                                                  ------------  ------------
           LIABILITIES AND SHAREHOLDERS' EQUITY
           ------------------------------------

CURRENT LIABILITIES
  Accounts payable                                                $   601,330   $   776,018
  Accrued expenses                                                    327,707       214,834
  Deferred revenue                                                     94,611        64,790
  Notes payable - related party                                       523,000       545,383
  Lease financing payable                                              22,750             -
  Note payable                                                         50,000        50,000
                                                                  ------------  ------------
    Total current liabilities                                       1,619,398     1,651,025

LONG-TERM LIABILITIES
  Note payable                                                              -        50,000
  Lease financing payable                                              74,841             -
                                                                  ------------  ------------
    Total long-term liabilities                                        74,841        50,000

SHAREHOLDERS' EQUITY
  Preferred stock, $.001 par value; 2,000,000 shares authorized;
      200,000 Series A; 153,920 shares of Series A issued and
      outstanding                                                         154           154

  Common stock, $.001 par value; 8,000,000 shares authorized;
      4,425,235 and 2,070,581 shares issued and outstanding             4,426         2,071


  Additional paid-in capital                                        1,115,954     1,094,762
  Retained earnings                                                (2,413,314)   (1,911,420)
                                                                  ------------  ------------
    Total shareholders' equity                                     (1,292,780)     (814,433)

      TOTAL LIABILITIES AND SHAREHOLDERS'
      EQUITY                                                      $   401,459   $   886,592
                                                                  ============  ============


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                            STATEMENTS OF OPERATIONS
                           DECEMBER 31, 2000 AND 1999


                                                   2000         1999          1998
                                                -----------  -----------  ------------
NET SALES                                       $5,150,379   $6,392,937   $ 6,335,427

COST OF SALES                                    3,220,140    3,685,583     3,946,588
                                                -----------  -----------  ------------

GROSS PROFIT                                     1,930,239    2,707,353     2,388,839

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                         2,367,317    2,357,340     2,998,941

RESEARCH AND DEVELOPMENT EXPENSES                        -            -       913,353
                                                -----------  -----------  ------------

OPERATING INCOME (LOSS)                           (437,077)     350,013    (1,523,455)

INTEREST EXPENSE                                   117,849       73,779        65,775

OTHER (INCOME) EXPENSE                             (53,834)     (36,591)       (6,160)
                                                -----------  -----------  ------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAX     (501,093)     312,826    (1,583,070)

INCOME TAX (BENEFIT) PROVISION                         800        1,600       (62,592)
                                                -----------  -----------  ------------

NET INCOME (LOSS)                               $ (501,893)  $  311,226   $(1,520,478)
                                                ===========  ===========  ============


   The accompanying notes are an integral part of these financial statements.

                                             THE AUTOMATIC ANSWER, INC.
                                         STATEMENTS OF SHAREHOLDERS' EQUITY
                                             DECEMBER 31, 2000 AND 1999



                                     PREFERRED STOCK      COMMON STOCK     ADDITIONAL    RETAINED
                                     ----------------  ------------------   PAID IN      EARNINGS       TOTAL
                                     SHARES   AMOUNT    SHARES    AMOUNT    CAPITAL      (DEFICIT)      EQUITY
                                     -------  -------  ---------  -------  ----------  ------------  ------------

Balance, December 31, 1997           150,920  $   151  2,055,627  $ 2,056  $1,063,762  $  (702,172)  $   363,797

Shares issued - preferred              3,000        3                          16,061                     16,064

Net loss                                                                                (1,520,474)   (1,520,474)
                                     -------  -------  ---------  -------  ----------  ------------  ------------

BALANCE, DECEMBER 31, 1998           153,920      154  2,055,627    2,056   1,079,823   (2,222,646)   (1,140,613)


Shares issued for compensation                            14,854       15      14,839                     14,854

Stock option exercised                                       100        -         100                        100

Net income                                                                                 311,226       311,226
                                     -------  -------  ---------  -------  ----------  ------------  ------------

BALANCE, DECEMBER 31, 1999           153,920      154  2,070,581    2,071   1,094,762   (1,911,420)     (814,433)


Shares issued for compensation                         1,457,825    1,458      13,121                     14,579

Shares issued for interest on loans                      896,829      897       8,071                      8,968

Net loss                                                                                  (501,893)     (501,893)
                                     -------  -------  ---------  -------  ----------  ------------  ------------

BALANCE, DECEMBER 31, 2000           153,920  $   154  4,425,235  $ 4,426  $1,115,954  $(2,413,313)  $(1,292,780)
                                     =======  =======  =========  =======  ==========  ============  ============


   The accompanying notes are an integral part of these financial statements.

                                         THE AUTOMATIC ANSWER, INC.
                                          STATEMENTS OF CASH FLOWS
                                         DECEMBER 31, 2000 AND 1999

                                                                    2000        1999         1998
                                                                 ----------  ----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                $(501,893)  $ 311,226   $(1,520,478)
Adjustments to reconcile net cash provided (used) in
operating activities:
Depreciation and amortization                                      107,497     148,130       150,530
Loss (gain) on disposal of equipment                                     -           -        15,486
Common Stock issued for compensation and interest                   23,546      14,954             -

Effect on cash of changes in operating assets and liabilities:
Decrease (increase) in accounts receivable, net                    145,271     (23,945)      (29,136)
Decrease (increase) in inventory                                   204,754     107,585      (143,915)
Decrease (increase) in prepaid assets                               24,000      (7,937)       45,815
Decrease (increase) in employee advances                            10,647     (10,647)            -
Decrease in income tax receivable                                        -           -        92,413
Decrease in security deposits                                            -       4,800             -
Increase (decrease) in accounts payable                           (174,688)   (264,594)      540,158
Increase (decrease) in deferred revenue                             29,821      36,268        (3,989)
Increase in accrued expenses                                       112,873      33,914        52,209
Increase (decrease) in license fee payable                               -     (84,000)       84,000
                                                                 ----------  ----------  ------------
   Net cash provided (used) in operating activities                (18,172)    265,754      (716,907)
                                                                 ----------  ----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                 (10,595)          -      (162,453)
                                                                 ----------  ----------  ------------
   Net cash used in investing activities                           (10,595)          -      (162,453)
                                                                 ----------  ----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock                                              -           -        16,065
Payments of notes payable                                          (72,383)    (50,000)
Proceeds from equipment refinancing                                 88,657           -             -
Borrowings under notes payable                                           -      85,070       360,313
Borrowing under line of credit                                           -           -        73,588
Payments under line of credit                                            -    (263,588)            -
                                                                 ----------  ----------  ------------
   Net cash provided (used) by financing activities                 16,274    (228,518)      449,966
                                                                 ----------  ----------  ------------
Net increase (decrease) in cash and cash equivalents               (12,493)     37,236      (429,394)

Cash and cash equivalents, beginning of year                        41,771       4,535       433,929
                                                                 ----------  ----------  ------------
Cash and cash equivalents, end of year                           $  29,278   $  41,771   $     4,535
                                                                 ==========  ==========  ============

                                   (continued)


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                           DECEMBER 31, 2000 AND 1999


                                                               2000      1999     1998
                                                             ---------  -------  -------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION - Cash paid during the year for:
   Interest                                                  $ 42,578   $52,506  $65,775
   Income tax                                                $      -   $ 1,600  $   800
                                                             =========  =======  =======

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
AND FINANCING TRANSACTIONS:
   Computer equipment refinanced under a lease transaction:
        Cash received                                        $ 88,657
        Retired computer equipment                            (15,828)
        Refurbished computer equipment                         24,762
                                                             ---------
        Lease financing payable                              $ 97,591
                                                             =========


   The accompanying notes are an integral part of these financial statements.

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Organization and line of business
     ---------------------------------

     The Automatic Answer, Inc. (the Company) makes PC-enabled telephone answering software. Sales are made primarily to resellers and dealers.


     Use  of  estimates
     ------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates include reserve for bad debts, reserve for obsolete inventory, and depreciation. Actual results could differ from those estimates.


     Cash  and  cash  equivalents
     ----------------------------

     For purpose of the statements of cash flows, cash equivalents include amounts invested in a money market account with a financial institution. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market.


     Concentration  of  cash
     -----------------------

     The Company at times maintains cash balances in excess of the federally insured limit of $100,000 per institution. Uninsured balances as of December 31, 2000 and 1999 were $92,279 and $0 respectively.


     Revenue  recognition
     --------------------

     The Company recognizes revenue when merchandise is shipped to a customer or at the time services are rendered. The Company estimates the reserve for returns based on the historical amount of returns.

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     Accounts  receivable
     --------------------

     The Company's accounts receivable consists of balances due from dealers in the telecommunications industry. The terms are normally net 10 days.

     The Company recorded an allowance for bad debts of $71,828 and $25,000 at December 31, 2000 and 1999, respectively.


     Inventory
     ---------

     Inventory consists principally of network telephone PC hardware and is stated at the lower of cost (first-in, first-out method) or market.


     Property  and  equipment
     ------------------------

     Property and equipment are recorded at cost less accumulated depreciation and amortization. Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

     Depreciation and amortization are provided using the straight-line method over estimated useful lives of the respective assets as follows:

                      Office furniture and fixtures     7 years
                      Computer and office equipment     5 years
                      Computer software                 3 years

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     Property  and  equipment  (continued)
     -------------------------------------

     Amortization of leasehold improvements is computed using the straight-line method over the lesser of the asset life or the life of the respective lease.


     Advertising  cost
     -----------------

     The Company expenses advertising costs as incurred. Total advertising expense was $11,402 and $32,677 for the years ended December 31, 2000 and 1999, respectively.

     Income  taxes
     -------------

     The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.


     Fair  value  of  financial  instruments
     ---------------------------------------

     The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     Stock  options
     --------------

     SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation.

     The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.


     Comprehensive  income  (loss):
     ------------------------------

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which is effective for financial statements for periods beginning after December 15, 1997. This pronouncement establishes standards for reporting and display of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS 130 and therefore, for the years ended December 31, 2000 and 1999, comprehensive income (loss) is equivalent to the Company's net income (loss).


     Long-Lived  assets
     ------------------

     The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 121, "Accounting for the impairment of long-lived Assets and Long-Lived Assets to Be Disposed Of". In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances, which indicate that their carrying value may not be recoverable. As of December 31, 2000 and 1999, no impairment has been recorded.

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     Other  accounting  pronouncements
     ---------------------------------

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires that an enterprise recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company does not believe that the adoption of the provisions of SFAS No. 133 will have a material impact on its financial position or results of operations.

     The FASB issued SFAS No. 131 on "Disclosures about Segments of an Enterprise and Related Information" effective in 1998. The Company evaluated SFAS No. 131 and determined that the Company operates in only one segment.


NOTE  2  -  GOING  CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company earned approximately $311,000 in 1999 and sustained net losses of $ 501,893 and $ 1,520,478 in 2000 and 1998, respectively. The Company has an accumulated deficit of approximately $1,293,000 and $814,000 at December 31, 2000 and 1999,
     respectively. In addition, the Company had a working deficit of approximately $1,360,500 and 994,900 at December 31, 2000 and 1999. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. The Company's continuation as a going concern is dependent upon its ability to obtain the additional financing necessary to complete development of new products and achieve the level of sales that will enable it to sustain its operations.

     The Company is seeking to enter into a strategic acquisition with a publicly held company and anticipates more financing from equity sources to fund its operations. No assurance can be given that the Company will be successful in these efforts.

NOTE  3  -  INVENTORY

     Inventory, which principally consists of computer hardware, amounted to $133,364 and $338,118 at December 31, 2000 and 1999, respectively. The Company's reserve for obsolete inventory amounted to $50,000 at December 31, 2000 and 1999.

NOTE  4  -  PROPERTY  AND  EQUIPMENT

     Property and equipment at December 31, 2000 and 1999 consisted of the following:

                                                          2000      1999
                                                       ---------  ----------
Office furniture and fixtures                          $ 274,167  $ 274,166
Computer and office equipment                            225,488    273,509
Computer software                                         40,036     40,036
Leasehold improvements                                    90,574     90,574

Total property and equipment                             630,265    678,285
Less accumulated depreciation and amortization          (523,178)  (483,230)

      Total                                            $ 107,087  $ 195,055

     Depreciation expense for the years ended December 31, 2000 and 1999 was $107,497 and $148,130, respectively. Computer and office equipment includes $24,762 of leased computer equipment under a lease financing arrangement at December 31, 2000.


NOTE  5  -  ACCRUED  EXPENSES

     Accrued expenses at December 31, 2000 and 1999 consisted of the following:

                                     2000      1999
                                   --------  --------
Accrued payroll and payroll taxes  $104,576  $125,879
Accrued consulting fees              96,000         -
Accrued benefits                     66,876    74,165
Accrued accounting fees              30,000    12,000
Income taxes                            800         -
Accrued interest                     20,803         -
Other accrued expenses                8,652     2,790
                                   --------  --------
     Total                         $327,707  $214,834
                                   ========  ========

NOTE  6  -  NOTES  PAYABLE  -  SHAREHOLDERS

     The company has entered into multiple loan agreements with its shareholders and other related parties. Notes payable to shareholders and related parties at December 31, 2000 consist of the following:

Note payable to a shareholder. Interest is 12% per annum,
payable monthly. Principal payment is due at maturity.               $300,000

Note payable to a Trust. Interest is 12% per annum. Interest and principal payments are due at maturity, February 10, 2001. The
note is secured by the assets of the company.                          50,000

Note payable to a shareholder. Interest is 12%. Interest is payable
monthly. This is a short-term note with no fixed maturity date.        75,000

Note payable to a shareholder. Interest is 10% per annum.
Interest is payable monthly. Principal payment is due at maturity,
April 25, 2000. The note is outstanding at December 31, 2000.          25,000

Note payable to a shareholder. Interest is 10% per annum.
Interest is payable monthly. Principal payment is due at maturity,
December 31, 1999. The note is outstanding at December 31, 2000.        4,500

Note payable to a shareholder. Interest is 12% per annum.
Interest is payable monthly. Principal payment is due at maturity,
March 01, 1999. The note is outstanding at December 31, 2000.          35,000

Note payable to a Corporation. Interest is 7% per annum.
Principal and interest are due at maturity, August 11, 2000. The note is secured by the assets of the company. On May 16, 2001 the Corporation filed a lawsuit against the company for
repayment.                                                             33,500
                                                                     --------

Total notes payable at December 31, 2000                             $523,000
                                                                     ========

NOTE  6  -  NOTES  PAYABLE  -  SHAREHOLDERS  (CONTINUED)

     Notes payable to shareholders and related parties at December 1999 consist of the following:

Note payable to an organization. Interest is 10% per annum, payable monthly. Principal payment is due by November 30, 1999. The note is renewable every quarter for additional interest. The note is secured by the
assets of the company. The note is outstanding at December 31, 1999.            $ 75,000

Note payable to a shareholder. Interest is 10% per annum, payable monthly.
Principal payment is due at maturity, May 02, 1998. The note is renewable every quarter for additional interest. The note is secured by the company's
assets. The note is outstanding at December 31, 1999.                            100,000

Note payable to a shareholder. Interest is 12% per annum. Interest is due
monthly and principal payment is due at maturity.                                125,000

Note payable to a Trust. Interest is 10% per annum. Interest and principal payments are due at maturity, May 03, 1999. The note is outstanding at
December 31, 1999.                                                                50,000

Note payable to a shareholder. Interest is 10%. Interest is payable quarterly.
Principal payment is due at maturity, March 08, 2000.                             25,000

Note payable to a shareholder. Interest is 10% per annum. Interest is payable
monthly. Principal payments are maturity, April 25, 2000.                         25,000

Note payable to a shareholder. Interest is 10% per annum. Interest is payable monthly. Principal payment is due at maturity, December 31, 1999.
The note is outstanding at December 31, 1999.                                      4,500

Note payable to a shareholder. Interest is 12% per annum. Interest is payable monthly. Principal payment is due at maturity, March 01, 1999.
The note is outstanding at December 31, 1999.                                     35,000

Note payable to a shareholder. Interest is 10% per annum. Principal and
interest payments are due and payable.                                            56,433

Note payable to a Corporation. Interest is 7% per annum. Principal and accrued interest are payable at maturity, August 11, 2000.  The note is
secured by the assets of the company.                                             49,450
                                                                                --------
Total notes payable at December 31, 1999                                        $545,383
                                                                                ========

NOTE  6  -  NOTES  PAYABLE  -  SHAREHOLDERS  (CONTINUED)

     In conjunction with the notes, the Company issued warrants to the note holders to purchase shares of the Company's common stock at exercise prices that range from $0.01 to $3.00.

     Interest expense on these notes amounted to $117,849 and $73,779 for the years ended December 31, 2000 and 1999, respectively.

     At December 31, 2000, several of these notes were in default. The company is planning to convert the outstanding notes to a new class of preferred stock within 120 days after the close of the proposed merger agreement with Pen InterConnect, Inc. during the year 2001.


NOTE  7  -  LEASE  COMMITMENTS

     The company entered into a financing arrangement with a financing company at December 31, 2000. The company surrendered old equipment and received new equipment as part of the transaction. The company recorded lease financing payable in the amount of $97,591 at December 31, 2000 as a result of the financing arrangement.

     Minimum annual rental payments subsequent to December 31, 2000 are:

          2001                                 $ 33,474
          2002                                   33,474
          2003                                   31,837
          2004                                   13,624
          2005                                   12,489
                                               ---------
          Total minimum lease payments         $124,898

          Less amount representing interest      27,307
                                               ---------

          Total lease financing payable          97,591

          Less current portion                  (22,750)
                                               ---------

          Lease financing payable - long term  $ 74,841
                                               =========

NOTE  8  -  NOTE  PAYABLE

     On October 10, 1998 the Company entered into a volume purchase agreement with Lucent Computer Telephony Products (CTP). CTP agreed to loan the company $150,000 bearing interest at a rate of 10% per annum. One third of the debt plus any accrued interest will be forgiven by CTP on October 1, 1999, November 1, 2000 and December 1, 2001, provided that CTP is the "primary supplier" of computer telephony products to the Company for the three years following the date of the agreement.

     The outstanding balance on this loan amounted to $50,000 and $100,000 at December 31, 2000 and 1999, respectively. Accrued interest in relation to that note amounted to $5,000 at December 31, 2000. The classification of the note on the balance sheet is presented below:

                              2000      1999
                            -------  --------
           Long term        $     -  $ 50,000
           Current           50,000    50,000
                            -------  --------

           Total            $50,000  $100,000
                            =======  ========


NOTE  9  -  LICENSE  FEE  PAYABLE

     During 1998 the Company received $105,000 from a South African Company for software license fees for a period of five years. During 1999, the South African company discontinued operations and management decided to write off the remaining balance in 1999. License fee expense at December 31, 2000 and 1999 amounted to $0 and $84,000, respectively.


NOTE  10  -  INCOME  TAXES

     Significant components of the provision for taxes based on income for the years ended December 31 are as follows:


                                2000    1999
                               ------  ------
          Current
             Federal           $    -  $    -
             State                800     800
                               ------  ------
                               $  800  $  800
                               ------  ------

          Deferred
             Federal                -       -
             State                  -       -
                               ------  ------

                    Total      $  800  $  800
                               ======  ======

     Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:

                                       2000        1999
                                    ----------  ----------
Deferred tax asset
  Net operating loss carryforwards  $ 630,844   $ 440,093
  Depreciation                         39,418      31,705
  Bad debts                            30,771      10,710
  Benefits and accruals                67,538      59,556
                                    ----------  ----------

Total deferred tax asset              768,571     542,064
                                    ----------  ----------

Deferred tax liability
  State income taxes benefit          (53,922)    (38,031)
                                    ----------  ----------

  Less valuation allowance           (714,649)   (504,033)
                                    ----------  ----------

  Net deferred tax asset            $       -   $       -
                                    ==========  ==========

     At December 31, 2000 and 1999, the Company has available approximately $1,472,557 and $1,027,295, respectively, in net operating loss carryforwards available to offset future federal and state income taxes, which expire through 2020.


NOTE  11  -  COMMITMENTS  AND  CONTINGENCIES

     Office  Lease
     -------------

     The Company is committed under operating lease agreements for its office facilities in Connecticut and California that expire in November and July 2001 respectively. Certain leases contain renewal options. Future minimum lease payments required under these non- cancelable operating leases as of December 31, 2000 amount to $140,097.

     Rent expense for the years ended December 31, 2000 and 1999 was $182,096 and $212,459, respectively.


     Litigation
     ----------

     On May 16, 2001, a lawsuit was filed, one of the Company's note holders, for breach of contract. The plaintiff argues that the Automatic Answer, Inc. has failed and refused to make the required loan payments according to the terms of the written agreements between both parties. The balance due to the plaintiff amounts to $33,500 plus accrued interest at December 31, 2000.

NOTE  12  -  STOCK  OPTIONS  AND  WARRANTS


     The Company adopted the 1996 Stock Option Plan ("the Plan") in July 1996. The Plan provides for the granting of incentive stock options and non-qualified options to purchase shares of the Company's common stock covering an aggregate of 600,000 shares of the Company's common stock.

     The exercise price of incentive stock options under the Plan must at least be equal to the fair market value of a share of common stock on the date the option is granted. Non-qualified options shall have an exercise price of not less than 85% of fair market value of a share of common stock on the date such option is granted. The options must expire no later than ten years from the date of grant. Vesting on options granted in the future will be at a rate of no less than 20% per year over a period of no more than five years following the date of grant.

     The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB Opinion No. 25 and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock and options issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31:

                             2000       1999
                          ----------  --------
Net income (loss)
            As reported   $(501,893)  $311,226
            Pro forma     $(542,593)  $237,803


     The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2000: dividend yield of 0%; no expected volatility; risk-free interest rate of 5.6%; and expected life of 4 years.

NOTE  12  -  STOCK  OPTIONS  AND  WARRANTS  (CONTINUED)

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

     The following table summarizes information with respect to options outstanding and exercisable at December 31, 2000:

                            Options Outstanding                 Options Exercisable
                  ----------------------------------------  ---------------------------
                                       Weighted
                       Number           Average   Weighted      Number         Weighted
                    Outstanding        Remaining  Average     Exercisable      Average
                       as of         Contractual  Exercise      as of          Exercise
Exercise Prices   December 31, 2000     Life       Price    December 31, 2000   Price
----------------  -----------------  -----------  --------  -----------------  --------
0.10                         2,500          4.99  $   0.10              2,500  $   0.10

1.00                        83,803          5.97  $   1.00             83,803  $   1.00

2.50                       151,000          8.58  $   2.50             70,640  $   2.50
                  -----------------                         -----------------
                           237,303                                    156,943
                  =================                         =================

NOTE  12  -  STOCK  OPTIONS  AND  WARRANTS  (CONTINUED)

     The following summarizes the Company's Stock Options activity:

                                           2000                 1999
                                    -------------------  --------------------
                                              Weighted              Weighted
                                    Number     average              average
                                      of      exercise   Number of  exercise
                                   options      price     options     price
                                  ----------  ---------  ---------  ---------
Outstanding at beginning of year    515,120   $    0.83    515,120  $    0.83
Granted                             153,000        2.50          -          -
Exercised                              (100)       1.00          -          -
Forfeited/Cancelled                (430,717)       1.09          -          -
                                  ----------  ---------  ---------  ---------
Outstanding at end of year          237,303   $    1.94    515,120  $    0.83
                                  ==========  =========  =========  =========

Options exercisable at year end     156,943                507,120
                                  ==========             =========
Weighted average fair value of
options granted during the year   $    0.50              $       -
                                  ==========             =========

The following table summarizes information with respect to warrants outstanding and exercisable at December 31, 2000:

                              Warrants Outstanding              Warrants Exercisable
                  -----------------------------------------  ---------------------------

                      Weighted
                       Number          Average    Weighted        Number        Weighted
                     Outstanding      Remaining    Average      Exercisable      Average
                        as of        Contractual  Exercise         as of        Exercise
Exercise Prices   December 31, 2000     Life        Price    December 31, 2000    Price
----------------  -----------------  -----------  ---------  -----------------  --------

0.01                       775,131         9.63  $    0.01            775,131  $    0.01

1.00                        10,000         0.63  $    1.00             10,000  $    1.00

2.00                     1,131,000         3.91  $    2.00          1,131,000  $    2.00

2.50                        30,000         4.88  $    2.50             30,000  $    2.50
                  -----------------                          ----------------
                         1,946,131                                  1,946,131
                  =================                          ================

NOTE  12  -  STOCK  OPTIONS  AND  WARRANTS  (CONTINUED)

     The following summarizes the Company's warrants activity:

                                              Weighted
                                              Average
                                  Warrants    Exercise
                                Outstanding     Price
                                ------------  ---------
Outstanding, December 31, 1998      201,500   $    2.19
  Granted                         1,428,500   $    2.07
  Exercised                               -   $       -
  Expired/Cancelled                       -   $       -
                                ------------  ---------

Outstanding, December 31, 1999    1,630,000   $    2.03
  Granted                         2,637,631   $   0.862
  Exercised                               -   $       -
  Expired/Cancelled              (2,321,500)  $    1.39
                                ------------  ---------

Outstanding, December 31, 2000    1,946,131   $    1.21
                                ============  =========

     During the years ended December 31, 2000, and December 31, 1999, the board of directors approved the issuance of warrants to purchase an aggregate of 2,637,631 and 1,428,500 shares of the Company's common stock. Such warrants are exercisable at prices ranging from $0.01 to $2.50 per share, and these warrant vest immediately, and expire at various times through August 2010.

     During the year ended December 31, 2000, certain warrant holders relinquished warrants to purchase 2,321,500 shares, in order to assist the Company in its efforts to restructure operations.

     Included in the issuance of warrants to purchase 2,637,631 aggregate shares of the Company's common stock is a warrant to purchase 333,920 shares that was issued to the Chief Executive Officer and the Chairman of Board as a bonus. The exercise price of the warrants is equal to the fair value of the common shares. This issuance was accounted for under APB Opinion No. 25, and accordingly, no compensation expense was recorded. If this issuance was accounted for under Financial Accounting Standards Board Statement No. 123 using the Black-Scholes option pricing model, which would have resulted in the recording of $1,335 in compensation cost during the year ended December 31, 2000

NOTE  12  -  STOCK  OPTIONS  AND  WARRANTS  (CONTINUED)

     During 2000, included in the issuance of warrants to purchase shares of the Company's common stock are warrants to purchase 30,000 shares that was issued to an employee as a bonus. The exercise price of the warrants is in excess of the fair value of the common shares. This issuance was accounted for under APB Opinion No. 25, and accordingly, no compensation expense was recorded. If this issuance was accounted for under Financial Accounting Standards Board Statement No. 123 using the Black-Scholes option pricing model, which would have resulted in the recording of no additional compensation cost during the year ended December 31, 2000

     During 1999, included in the issuance of warrants to purchase shares of the Company's common stock are warrants to purchase 100,000 shares that was issued to an employee as a bonus. The exercise price of the warrants is equal of the fair value of the common shares. This issuance was accounted for under APB Opinion No. 25, and accordingly, no compensation expense was recorded. If this issuance was accounted for under Financial Accounting Standards Board Statement No. 123 using the Black-Scholes option pricing model, which would have resulted in the recording of $47,500 in compensation cost during the year ended December 31, 1999


NOTE  13  -  EMPLOYEE  BENEFIT  PLAN

     Effective January 1, 1996, the Company adopted a defined contribution plan (the Plan) that meets the requirements of Section 401(k) of the Internal Revenue Code. To become eligible to join the plan, employees must have attained the age of 21 and completed 90 days of service with the Company. Participants may contribute up to 15% of their compensation, not to exceed $10,500. Plan expense was $8,799 and $11,226 for the years ended December 31, 2000 and 1999, respectively. The employer matching percentage varies from 11% to 25% of the amount contributed by the employee during a calendar year. The company terminated employer-matching contribution in April 30, 2001.

NOTE  14  -  RELATED  PARTY  TRANSACTIONS

     During the year 2000, the Company issued 427,464 shares of common stock with a value of $4,274 to two members of its board of directors in lieu of cash payments for consulting services provided to the company.

     The Company issued 475,172 shares of common stock with a value of $4,752 to various shareholders as payment for consulting services rendered to the company or for settlement of amounts due them.

     The Company issued 398,035 shares of common stock with a value of $3,980 to an officer of the company as payment for services rendered to the company.

     The Company issued 525,378 shares of its common stock with a value of $5,254 to the president of the company in lieu of cash compensation.

     The Company issued 192,248 shares of its common stock with a value of $1,922 to a family member of the President of the Company as settlement of amounts due them.

NOTE  15  -  SUBSEQUENT  EVENTS

     The Company reached an agreement with Pen InterConnect, Inc. (trading symbol, PENC), a publicly traded corporation on the NASDAQ Over the Counter Bulletin Board ("OTCBB"). Under the agreement, the Company will exchange all of its shares, including the exercise of all stock and options, for sixty-seven (67%) of PENC's outstanding common shares.

     The number of shares the Company receives will be adjusted if the average closing price of the PENC common stock, in the aggregate, for the 60 days after the close of the transaction, falls below $10,000,000. The agreement calls for certain of the Company's debt holders to convert their outstanding notes to a new class of preferred stock within 120 days after the close of the transaction.

     As part of the transaction, The Automatic Answer, Inc. borrowed $500,000 from Pen Interconnect, Inc in two installments, $250,000 on February 1, 2001 and $250,000 on April 26, 2001. These notes are due on September 1, 2001 and bear interest at 9% per annum.

                           THE AUTOMATIC ANSWER, INC.

                               FINANCIAL STATEMENTS
                               FOR THE YEAR ENDED
                               SEPTEMBER 30, 2001


                                                                 PAGE
                                                                -----
REPORT OF INDEPENDENT AUDITORS . . . . . . . . . . . . . . . .      9


BALANCE SHEETS . . . . . . . . . . . . . . . . . . . . . . . .     40


STATEMENTS OF OPERATIONS AND RETAINED EARNINGS . . . . . . . .  41-42


CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY. . . . . . . . .  43-44


STATEMENTS OF CASH FLOWS . . . . . . . . . . . . . . . . . . .  45-47


NOTES TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . .  48-69

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board  of  Directors  and  Shareholders
The  Automatic  Answer,  Inc.

     We  have  audited  the  accompanying balance sheet of The Automatic Answer,
     ---------------------------------------------------------------------------
     Inc.,  as  of  September 30, 2001 and the related statements of operations,
     ---------------------------------------------------------------------------
     shareholders'  equity,  and  cash  flows  for  the  year  then ended. These
     ---------------------------------------------------------------------------
     financial  statements  are  the responsibility of the Company's management.
     ---------------------------------------------------------------------------
     Our  responsibility  is to express an opinion on these financial statements
     ---------------------------------------------------------------------------
     based  on  our  audit.
     ----------------------

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Automatic Answer, Inc., as of September 30, 2001 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained losses from operations and has a net capital deficiency, which raises doubts about its ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Pohl, McNabola, Berg & Company LLP
May 17, 2002

                           THE AUTOMATIC ANSWER, INC.
                                  BALANCE SHEET
                               SEPTEMBER 30, 2001

                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                       $    27,999
  Accounts receivable, net                                            155,824
  Inventory                                                           172,617
                                                                  ------------

    Total current assets                                              356,440

PROPERTY AND EQUIPMENT, net                                           131,925

OTHER ASSETS                                                           35,757
                                                                  ------------

      TOTAL ASSETS                                                $   524,122
                                                                  ============


                                   (continued)



   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                            BALANCE SHEET (CONTINUED)
                               SEPTEMBER 30, 2001


             LIABILITIES AND SHAREHOLDERS' EQUITY
             ------------------------------------
CURRENT LIABILITIES
  Accounts payable                                                $   521,675
                   Accrued expenses                                   393,704
                   ----------------
  Deferred revenue                                                     16,249
  Notes payable - related party                                       523,000
  Lease financing payable                                              32,052
  Note payable                                                         50,000
                                                                  ------------

    Total current liabilities                                       1,536,680

LONG-TERM LIABILITIES
  Deferred gain on sale leaseback                                      60,691
  Lease financing payable                                              92,687
                                                                  ------------
    Total long-term liabilities                                       153,378

SHAREHOLDERS' EQUITY
  Preferred stock, $.001 par value; 2,000,000 shares authorized;
      200,000 Series A; 153,920 shares of Series A issued and
      outstanding                                                         154

  Common stock, $.001 par value; 8,000,000 shares authorized;
      4,425,235 shares issued and outstanding                           4,426


  Additional paid-in capital                                        1,115,954
  Accumulated deficit                                              (2,286,470)
                                                                  ------------
    Total shareholders' equity                                     (1,165,936)
                                                                  ------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $   524,122
                                                                  ============


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001




NET SALES                            $4,032,546

            COST OF SALES             2,394,811
            --------------           -----------

GROSS PROFIT                          1,637,735

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                              2,034,066
                                     -----------
LOSS FROM OPERATIONS                   (396,331)
                                     -----------

OTHER INCOME (EXPENSE):
   Interest Expense                    (100,285)
   Merger advances                      461,200
   Other income                          90,016
                                     -----------
TOTAL OTHER INCOME (EXPENSE):           450,931
                                     -----------

INCOME BEFORE INCOME TAXES               54,600

PROVISION FOR INCOME TAXES               (1,600)
                                     -----------

NET INCOME                           $   53,000
                                     ===========


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                        STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001



                             PREFERRED STOCK     COMMON STOCK        ADDITIONAL          RETAINED            TOTAL
                             ------------------------------------
                             SHARES   AMOUNT    SHARES    AMOUNT   PAID IN CAPITAL   EARNINGS (DEFICIT)      EQUITY
                             -----------------------------------------------------------------------------------------
BALANCE, SEPTEMBER 30, 2000  153,920  $   154  4,425,235  $ 4,426  $      1,115,954  $       (2,339,470)  $(1,218,936)

Net Income                                                                                       53,000        53,000
                             -----------------------------------------------------------------------------------------
BALANCE, SEPTEMBER 30, 2001  153,920  $   154  4,425,235  $ 4,426  $      1,115,954  $       (2,286,470)  $(1,165,936)
                             =========================================================================================


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                      $  53,000
Adjustments to reconcile net cash provided (used) in
   operating activities:
Depreciation and amortization                                      86,472
                      Gain on debt relief                         (50,000)
                      -------------------
Merger advances                                                  (461,200)
Realized gain on sale of equipment                                (12,138)

Effect on cash of changes in operating assets and liabilities:
Increase in accounts receivable, net                               (1,076)
Increase in inventory                                             (52,544)
Increase in prepaid assets                                        (19,715)
Increase in other assets                                             (279)
Decrease) in accounts payable                                    (158,486)
Decrease in deferred revenue                                      (48,716)
Increase in unearned gain on sale leaseback                        72,829
Increase in accrued expenses                                       27,947
                                                                ----------

   Net cash used in operating activities                         (563,906)
                                                                ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                (85,613)
                                                                ----------

   Net cash used in investing activities                          (85,613)
                                                                ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under equipment lease financing                        129,813
Payments on equipment lease financing                             (14,009)
Borrowings under notes payable                                     59,050
Merger advances                                                   461,200
                                                                ----------

   Net cash provided by financing activities                      636,054
                                                                ----------

Net decrease in cash and cash equivalents                         (13,465)

Cash and cash equivalents, beginning of year                       41,464
                                                                ----------

           Cash and cash equivalents, end of year               $  27,999
           --------------------------------------               ----------


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
--------------------------------------------------
 Cash paid during the year for:
     Interest                                                            $      -
                                                                         ========
     Income tax                                                          $      -
                                                                         ========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING TRANSACTIONS:
-----------------------------------------------------------------------
 Computer equipment refinanced under lease transactions:                 $124,739


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Organization  and  line  of  business
-------------------------------------

The Automatic Answer, Inc. (the Company) makes PC-enabled telephone answering software. Sales are made primarily to resellers and dealers.


Use  of  estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates include reserve for bad debts, reserve for obsolete inventory, and depreciation. Actual results could differ from those estimates.


Cash  and  cash  equivalents
----------------------------

For purpose of the statements of cash flows, cash equivalents include amounts invested in a money market account with a financial institution. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market.


Concentration  of  cash
-----------------------

The Company at times maintains cash balances in excess of the federally insured limit of $100,000 per institution. There were no uninsured balances as of September 30, 2001.


Revenue  recognition
--------------------

The Company recognizes revenue when merchandise is shipped to a customer or at the time services are rendered. The Company estimates the reserve for returns based on the historical amount of returns.


Allowance  for  doubtful  accounts
----------------------------------

The Company establishes an allowance for uncollectible trade accounts receivable based on historical collection experience and management evaluation of collectibility of outstanding accounts receivable.


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Inventory
---------

Inventory consists principally of network telephone PC hardware and is stated at the lower of cost (first-in, first-out method) or market.


Property  and  equipment
------------------------

Property and equipment are recorded at cost less accumulated depreciation and amortization. Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

Depreciation and amortization are provided using the straight-line method over estimated useful lives of the respective assets as follows:

                    Office furniture and fixtures     7 years
                    Computer and office equipment     5 years
                    Computer software                 3 years

Amortization of leasehold improvements is computed using the straight-line method over the lesser of the asset life or the life of the respective lease.


Advertising  cost
-----------------

The Company expenses advertising costs as incurred. Total advertising expense was $17,195 for the year ended September 30, 2001.


Income  taxes
-------------

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Fair  value  of  financial  instruments
---------------------------------------

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.


Stock  options
--------------

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation.

In March 2000, the FASB released Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." This Interpretation addresses certain practice issues related to APB Opinion No. 25. The provisions of this Interpretation are effective July 1, 2000, and except for specific transactions noted in paragraphs 94-96 of this Interpretation, shall be applied prospectively to new awards, exchanges of awards in business combinations, modifications to an outstanding award, and exchanges in grantee status that occur on or after that date. Certain events and practices covered in this Interpretation have different application dates, and events that occur after an application date but prior to July 1, 2000, shall be recognized only on a prospective basis. Accordingly, no adjustment shall be made upon initial application of the Interpretation to financial statements for periods prior to July 1, 2000. Thus, any compensation cost measured upon initial application of this Interpretation that is attributed to periods prior to July 1, 2000 shall not be recognized. The Company adopted the provisions of this Interpretation starting July 1, 2000.


Comprehensive  income  (loss):
------------------------------

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS
130), which is effective for financial statements for periods beginning after December 15, 1997. This pronouncement establishes standards for reporting and display of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS 130 and therefore, for the year ended September 30, 2001, comprehensive income (loss) is equivalent to the Company's net income (loss).


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Long-Lived  assets
------------------

The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 121, "Accounting for the impairment of long-lived Assets and Long-Lived Assets to Be Disposed Of". In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances, which indicate that their carrying value may not be recoverable. As of September 30, 2001, no impairment has been recorded.


Other  accounting  pronouncements
---------------------------------

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires that an enterprise recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company does not believe that the adoption of the provisions of SFAS No. 133 will have a material impact on its financial position or results of operations.

The FASB issued SFAS No. 131 on "Disclosures about Segments of an Enterprise and Related Information" effective in 1998. The Company evaluated SFAS No. 131 and determined that the Company operates in only one segment.

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141") and No. 142, "Goodwill and Other Intangible Assets" ("FAS 142"). SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but instead tested for impairment at least annually in accordance with the provisions of FAS No. 142. FAS No. 142 will also require that intangible assets with definite lives be amortized over their respective useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001. The implementation of FAS No. 141 and FAS No. 142 will have no material effect on the Company's results of operations or financial position.


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Other  accounting  pronouncements
---------------------------------

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires liability recognition for obligations associated with the retirement of tangible long-lived asset and the associated asset retirement costs. The Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002 with earlier application encouraged. The implementation of SFAS No. 143 will not have a material affect on the Company's results of operations or financial position.

In August 2001, the FASB issued SFAFS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of", in that it removes goodwill from its impairment scope and allows for different approaches in cash flow estimation. However, SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for (a) recognition and measurement of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of. SFAS No. 144 also supersedes the business segment concept in APB opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," in that it permits presentation of a component of an entity, whether classified as held for sale or disposed of, as a discontinued operation. However, SFAS No. 144 retains the requirement of APB Opinion No. 30 to report discontinued operations separately from continuing operations. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001 with earlier application encouraged. Implementation of SFAS No. 144 will not have a material effect on the Company's results of operations or financial position.



NOTE  2  -  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has an accumulated deficit of $2,286,470 at September 30, 2001. In addition, the Company had a working capital deficit of approximately $1,180,000 at September 30, 2001. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. The Company's continuation as a going concern is dependent upon its ability to obtain the additional financing necessary to complete development of new products and achieve the level of sales that will enable it to sustain its operations.

The Company is seeking to enter into a strategic acquisition with a publicly held company and anticipates more financing from equity sources to fund its operations. No assurance can be given that the Company will be successful in these efforts.


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  3  -  ACCOUNTS  RECEIVABLE

The Company's accounts receivable consists of balances due from dealers in the telecommunications industry. The terms are normally net 10 days. Accounts receivable amounted to $209,977 at September 30, 2001.

The Company recorded an allowance for bad debts of $54,153 at September 30, 2001.



NOTE  4  -  INVENTORY

Inventory, which principally consists of computer hardware, amounted to $204,617 at September 30, 2001. The Company's reserve for obsolete inventory amounted to $32,000 at September 30, 2001.



NOTE  5  -  PROPERTY  AND  EQUIPMENT

Property  and  equipment  at  September  30,  2001  consisted  of the following:

                                                   2001
                                                ----------
Office furniture and fixtures                   $ 112,182
Computer and office equipment                     458,185
Computer software                                  40,036
Leasehold improvements                              2,245
                                                ----------
Total property and equipment                      612,648
Less accumulated depreciation and amortization   (480,723)
                                                ----------
  Total                                         $ 131,925
                                                ==========

Depreciation expense for the year ended September 30, 2001 was $86,472. Computer and office equipment includes $97,592 of leased computer equipment under lease financing arrangements at September 30, 2001.


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  6  -  ACCRUED  EXPENSES

Accrued expenses at September 30, 2001 consisted of the following:

                                     2001
                                   --------
Accrued payroll and payroll taxes  $ 73,779
Accrued consulting fees              96,000
Accrued benefits                     50,197
Accrued accounting fees              45,000
Income taxes                          1,600
Accrued interest                     75,478
Other accrued expenses               51,650
                                   --------
  Total                            $393,704
                                   ========


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  7  -  NOTES  PAYABLE  -  SHAREHOLDERS

The company has entered into multiple loan agreements with its shareholders and other related parties. Notes payable to shareholders and related parties at September 30, 2001 consist of the following:

Note payable to a shareholder. Interest is 12% per annum, payable
monthly. The note is due on demand.                                        $300,000

Note payable to a shareholder. Interest is 12% per annum. Interest and principal payments are due at maturity, February 10, 2001. The note is
secured by the assets of the company and is due on demand.                   50,000

Note payable to a shareholder. Interest is 12%. Interest is payable
monthly. This is a short-term note with no fixed maturity date.              75,000

Note payable to a shareholder. Interest is 10% per annum. Interest is payable monthly. The note is due on demand and is still outstanding at
September 30, 2001.                                                          25,000

Note payable to a shareholder. Interest is 10% per annum. Interest is payable monthly. The note is due on demand and is still outstanding at
September 30, 2001.                                                           4,500

Note payable to a shareholder. Interest is 12% per annum. Interest is payable monthly. The note is due on demand and is still is outstanding at
September 30, 2001.                                                          35,000

Note payable to a Corporation. Interest is 7% per annum. Principal and interest are due at maturity, August 11, 2000. The note is secured by the assets of the company. On May 16, 2001, the Corporation filed a lawsuit against the company for repayment. In February 2002, both parties agreed
to a settlement.                                                             33,500
                                                                           --------

TOTAL NOTES PAYABLE AT SEPTEMBER 30, 2001                                  $523,000
                                                                           ========

In conjunction with the notes, the Company issued warrants to the noteholders to purchase shares of the Company's common stock at exercise prices that range from $0.01 to $3.00.

Accrued  interest  on  these  notes  amounted  to $75,478 at September 30, 2001.



   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


At September 30, 2001, several of these notes were in default. The company is planning to convert the outstanding notes to a new class of preferred stock within 120 days after the close of the proposed merger agreement with Pen InterConnect, Inc. subsequent to September 30, 2001.


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  8  -  LEASES

The company entered into a financing arrangement with a financing company at December 31, 2000. The company surrendered old equipment and received new equipment as part of the transaction. The company recorded a lease financing liability in the amount of $97,592 as a result of the financing arrangement.

During February 2001, the Company entered into another leasing arrangement and recorded additional lease liabilities in the amount of $47,703.

Minimum  annual  rental  payments  at  September  30,

2002                                 $ 47,670
2003                                   47,670
2004                                   31,147
2005                                   27,821
2006                                    8,181
                                     ---------
Total minimum lease payments         $162,489

Less amount representing interest      37,750
                                     ---------

Total lease financing payable         124,739

Less current portion                  (32,052)
                                     ---------

Lease financing payable - long term  $ 92,687
                                     =========


NOTE  9  -  NOTE  PAYABLE  -  LUCENT

On October 10, 1998, the Company entered into a volume purchase agreement with Lucent Computer Telephony Products (CTP). CTP agreed to loan the company $150,000 bearing interest at a rate of 10% per annum. One third of the debt plus any accrued interest will be forgiven by CTP on October 1, 1999, November 1, 2000 and December 1, 2001, provided that CTP is the "primary supplier" of computer telephony products to the Company for the three years following the date of the agreement.

The outstanding balance on this loan amounted to $50,000 at September 30, 2001. The classification of the note on the balance sheet is presented below:

                                      2001
                                  ------------
                Long  term        $          -
                Current                 50,000
                                  ------------
                Total             $     50,000
                                  ============


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  10  -  INCOME  TAXES

Significant components of the provision for taxes based on income for the year ended September 30 are as follows:

                             2001
                           --------
                Current
                  Federal  $      -
                  State       1,600
                           --------
                           $  1,600
                           --------
                Deferred
                  Federal         -
                  State           -
                           --------
                  Total    $  1,600
                           ========


Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:

                                       2001
                                    ----------
Deferred tax asset
  Net operating loss carryforwards  $ 626,438
  Depreciation                         39,418
  Bad debts                            23,199
  Benefits and accruals                51,042
                                    ----------
Total deferred tax asset              740,097
                                    ----------
Deferred tax liability
  State income taxes benefit          (51,924)
                                    ----------
  Less valuation allowance           (688,173)
                                    ----------
  Net deferred tax asset            $       -
                                    ==========

At September 30, 2001, the Company has available approximately $1,462,000 in net operating loss carryforwards available


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  10  -  INCOME  TAXES  (CONTINUED)

A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for (benefit from) income taxes for the year ended September 30, 2001, is as follows:

                                           2001
                                         --------
Income tax provision (benefit) computed
at federal statutory rate                  35.00%

State                                       8.84%

NOL carryforward benefit                 (43.81%)
                                         --------
Effective tax rate                          0.03%
                                         ========

The Company continues to maintain a valuation allowance for its deferred net tax benefits.



NOTE  11  -  COMMITMENTS  AND  CONTINGENCIES

Office  Lease
-------------

The Company is committed under operating lease agreements for its office facility in California and Connecticut. In July 2001, the Company relocated and entered into a new lease agreement with Kilroy Realty Corporation for a new office space at 13765 Alton Parkway, Irvine, California. The lease is for a period of three years beginning July 15, 2001 and expiring June 15, 2004. This lease requires monthly rental payments of approximately $4,600. Future minimum lease payments required under this non- cancelable operating lease are as follows:

Years ending September 30,    Amount
---------------------------  --------

2002                         $ 90,924
2003                           56,556
2004                           43,756
                             --------
                             $191,236
                             ========

Rent expense for the year ended September 30, 2001 amounted to $206,302.


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  11  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

Litigation
----------

On May 16, 2001, a lawsuit was filed by one of the Company's note holders, for breach of contract. The plaintiff argues that the Automatic Answer, Inc. has failed and refused to make the required loan payments according to the terms of the written agreements between both parties. The Company filed a cross-complaint claiming that the product supplied by the plaintiff was defective. The balance due to the plaintiff amounts to $33,500 plus accrued interest at September 30, 2001. On February 25, 2002, both parties entered into a settlement whereby each party released its claim on the complaint and cross-complaint. Each side absorbed its own costs and fees and the case was dismissed.



NOTE  12  -  STOCK  OPTIONS  AND  WARRANTS


The Company adopted the 1996 Stock Option Plan ("the Plan") in July 1996. The Plan provides for the granting of incentive stock options and non-qualified options to purchase shares of the Company's common stock covering an aggregate of 600,000 shares of the Company's common stock.

The exercise price of incentive stock options under the Plan must at least be equal to the fair market value of a share of common stock on the date the option is granted. Non-qualified options shall have an exercise price of not less than 85% of fair market value of a share of common stock on the date such option is granted. The options must expire no later than ten years from the date of grant. Vesting on options granted in the future will be at a rate of no less than 20% per year over a period of no more than five years following the date of grant.

The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB Opinion No. 25 and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock and options issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the year ended September 30, 2001:


                          2001
                         -------
Net income
            As reported  $53,000
            Pro forma    $38,034


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  12  -  STOCK  OPTIONS  AND  WARRANTS  (CONTINUED)

The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended September 30, 2000: dividend yield of 0%; no expected volatility; risk-free interest rate of 5.6%; and expected life of 4 years. There were no option grants during the year ended September 30, 2001.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

The following table summarizes information with respect to options outstanding and exercisable at September 30, 2001:

                             Options Outstanding                 Options Exercisable
                  -----------------------------------------  ----------------------------

                        Number          Weighted   Weighted        Number        Weighted
                     Outstanding        Average    Average       Exercisable     Average
                        as of          Remaining   Exercise         as of        Exercise
Exercise Prices   September 30, 2001  Contractual   Price    September 30, 2001   Price
----------------  ------------------  -----------  --------  ------------------  --------
$           0.10               2,500         4.99  $   0.10               2,500  $   0.10

$           1.00              83,803         5.97  $   1.00              83,803  $   1.00

$           2.50             151,000         8.58  $   2.50             151,000  $   2.50
                  ------------------                         ------------------
                             237,303                                    237,303
                  ==================                         ==================


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  12  -  STOCK  OPTIONS  AND  WARRANTS  (CONTINUED)

The  following  summarizes  the  Company's  Stock  Options  activity:

                                    2001
                                  -------------------
                                             Weighted
                                   Number    average
                                     of     exercise
                                  options     price
                                  --------  ---------
Outstanding at beginning of year   237,303  $    1.94
Granted                                  -          -
Exercised                                -          -
Forfeited/Cancelled                      -          -
                                  --------  ---------

Outstanding at end of year         237,303  $    1.94
                                  ========  =========

Options exercisable at year end    237,303
                                  ========


The following table summarizes information with respect to warrants outstanding and exercisable at September 30, 2001:

                       Warrants Outstanding          Warrants Exercisable
            -------------------------------------  -----------------------

                Number      Weighted                  Number
             Outstanding     Average    Weighted    Exercisable   Weighted
                as of       Remaining   Average       as of       Average
Exercise    September 30,  Contractual  Exercise   September 30,  Exercise
Prices          2001          Life        Price        2001        Price
----------  -------------  -----------  ---------  -------------  --------

$     0.01        775,131         9.63  $    0.01        775,131  $   0.01

$     1.00         10,000         0.63  $    1.00         10,000  $   1.00

$     2.00      1,131,000         3.91  $    2.00      1,131,000  $   2.00

$     2.50         30,000         4.88  $    2.50         30,000  $   2.50
            -------------                          -------------
                1,946,131                              1,946,131
            =============                          =============


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  12  -  STOCK  OPTIONS  AND  WARRANTS  (CONTINUED)

The  following  summarizes  the  Company's  warrants  activity:

                                              Weighted
                                              Average
                                   Warrants   Exercise
                                 Outstanding   Price
                                 -----------  --------
Outstanding, September 30, 2000   1,916,131   $   1.31
    Granted                       1,740,000   $   0.86
    Exercised                         -       $      -
    Expired/Cancelled            (1,710,000)  $   1.39
                                 -----------  --------

Outstanding, September 30, 2001   1,946,131   $   1.21
                                 ===========  ========

In the past, the board of directors approved the issuance of warrants to purchase an aggregate of 1,740,000 shares of the Company's common stock. Such warrants are exercisable at prices ranging from $0.01 to $2.50 per share, and these warrant vest immediately, and expire at various times through August 2010.



NOTE  13  -  EMPLOYEE  BENEFIT  PLAN

Effective  January 1, 1996, the Company adopted a defined contribution plan (the
Plan) that meets the requirements of Section 401(k) of the Internal Revenue Code. To become eligible to join the plan, employees must have attained the age of 21 and completed 90 days of service with the Company. Participants may contribute up to 15% of their compensation, not to exceed $10,500. The employer matching percentage varies from 11% to 25% of the amount contributed by the employee during a calendar year. The company terminated employer-matching contribution in April 30, 2001.



NOTE  14  -  MERGER  AGREEMENT

On October 1, 2001, the Company concluded a reverse merger agreement with Pen InterConnect, Inc. (trading symbol, PENC), a publicly traded corporation on the NASDAQ Over the Counter Bulletin Board ("OTCBB"). Under the agreement, the Company will exchange all of its shares, including the exercise of all stock and options, for sixty-seven (67%) of PENC's outstanding common shares.

The number of shares the Company receives will be adjusted if the average closing price of the PENC common stock, in the aggregate, for the 60 days after the close of the transaction, falls below $10,000,000. The agreement calls for certain of the Company's debt holders to convert their outstanding notes to a new class of preferred stock within 120 days after the close of the transaction.


   The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001


NOTE  14  -  MERGER  AGREEMENT  (CONTINUED)

As part of the transaction, The Automatic Answer, Inc. borrowed $500,000 from Pen Interconnect, Inc in two installments, $250,000 on February 1, 2001 and $250,000 on April 26, 2001. These notes are due on September 1, 2001 and bear interest at 9% per annum. At September 30, 2001, Pen Interconnect forgave debt owed by the Automatic Answer, Inc. in the amount of $461,200.



NOTE  15  -  SUBSEQUENT  EVENTS

Final  determination  of  merger  agreement
-------------------------------------------

Subsequent to the merger, Pen Interconnect changed its name to the Amanda Company, Inc. An additional 38,175,923 shares of Amanda Company stock were issued to the Automatic Answer, Inc shareholders as an adjustment to the original price contemplated in the merger agreement. As of the merger date, the Automatic Answer, Inc shareholders held 84% of the Amanda Company's outstanding common stock.


Office  Lease
-------------

In November 2001, the Company renewed the Connecticut lease for a period of three years beginning on February 1, 2002 and expiring on January 31, 2005 with a monthly base rent of approximately $4,500. Future minimum lease payments required under this non- cancelable operating lease are as follows:

Years ending
September 30,    Amount
--------------  --------

2002            $ 35,672
2003              53,508
2004              54,600
2005              18,382
                --------
                $162,162
                ========

                               THE AMANDA COMPANY
                       CONSOLIDATED FINANCIAL STATEMENTS

                              FOR THE YEARS ENDED
                          SEPTEMBER 30, 2001 AND 2000

                        CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000



                                                                          PAGE
                                                                         -------

CONSOLIDATED BALANCE SHEETS . . . . . . . . . . . . . . . . . . . . . .  101-110

CONSOLIDATED STATEMENT OF OPERATIONS. . . . . . . . . . . . . . . . . .  111

CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY . . . . . . . . . . . . .  112-113

CONSOLIDATED STATEMENT OF CASH FLOWS YEAR 2001. . . . . . . . . . . . .  114-115



   The accompanying notes are an integral part of these financial statements.

                            THE AMANDA COMPANY, INC.
                          CONSOLIDATED BALANCE SHEETS
                 FOR THE YEAR ENDED SEPTEMBER 30, 2001 AND 2000


                                          September 30           September 30
                                             2000                   2001
                                          (unaudited)             (audited)
                                     ---------------------  --------------------
CURRENT ASSETS
  Cash and cash equivalents          $              48,783  $             34,839
  Accounts receivable, net                         211,575               155,824
  Inventory                                        120,073               172,617
  Prepaid and other current assets                  32,240                 5,783
                                     ---------------------  --------------------
     Total current assets                          412,671               369,062

PROPERTY AND EQUIPMENT, NET                        126,883               131,926

OTHER ASSETS                                        40,591                29,974
                                     ---------------------  --------------------
     Total assets                    $             580,145  $            530,962
                                    ======================  ====================


   The accompanying notes are an integral part of these financial statements.

                                THE AMANDA COMPANY, INC.
                              CONSOLIDATED BALANCE SHEETS
                     FOR THE YEAR ENDED SEPTEMBER 30, 2001 AND 2000

                                                                       30-Sep        30-Sep
                                                                        2000          2001
                                                                     (unaudited)    (audited)
                                                                    ------------  ------------
CURRENT LIABILITIES
  Accounts payable                                                  $ 1,764,228   $ 1,352,915
  Accrued liabilities                                                   976,780     1,082,414
  Leasing financing payable                                                   -        32,052
  Notes payable                                                         563,950       573,000
  Deferred revenue                                                      108,016        16,248
  Convertible debentures                                                150,000       800,000
                                                                    ------------  ------------
     Total current liabilities                                        3,562,974     3,856,629

LONG-TERM LIABILITIES
  Lease financing payable                                                     -       153,378
                                                                    ------------  ------------
     Total long-term liabilities                                              -       153,378
                                                                    ------------  ------------

     Total liabilities                                                3,562,974     3,856,629

STOCKHOLDERS' DEFICIT
  Convertible Preferred stock, $0.01 par value authorized
     5,000,000 shares, Series A; issued and outstanding                       1             1
     130 shares at  September 30, 2000  and 91 shares at
     September 30, 2001.  Series B: issued and                                9             9
     outstanding 926 shares at September 30, 2000 and
     886 shares at September 30, 2001
  Common stock, $.001 par value, issued and out-
     standing 27,596,946 shares at September 30, 2000 (post-split)
     and 68,778,960 shares at September 30, 2001 (post-split) (1)        27,597        54,299
  Additional Paid in Capital                                            637,916       633,489
  Accumulated deficit                                                (3,648,352)   (4,166,844)
                                                                    ------------  ------------
     Total stockholders' deficit                                     (2,982,829)   (3,479,045)
                                                                    ------------  ------------

     Total liabilities and stockholders' deficit                    $   580,145   $   530,962
                                                                    ============  ============

    (1) Reflects the issuance of the common shares for the TAA acquisition of
                                October 1, 2001.



   The accompanying notes are an integral part of these financial statements.

                            THE AMANDA COMPANY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEAR ENDED SEPTEMBER 30, 2001 AND 2000

                                                  2000           2001
                                               ------------  ------------
                                               (unaudited)    (audited)

Net sales                                      $ 5,015,319   $ 4,032,546
Cost of sales                                    3,224,312     2,394,811
                                               ------------  ------------
  Gross profit                                   1,791,007     1,637,735

Selling, general and administrative expenses     3,940,021     2,986,295
                                               ------------  ------------

Operating loss                                  (2,149,014)   (1,348,560)

Other income (expense)
  Interest expense                                (444,729)     (133,333)
  Merger Advances                                   (4,273)            -
  Other income                                    (320,500)       90,016
  Acquisition Expense                             (135,300)            -
  Loss on impairment                               (86,941)      (63,000)
  Gain (loss) from discontinued operations      (1,274,211)       65,851
  Extinguishment of debt                         2,018,547   $   149,642
                                               ------------  ------------
     Total other income (expense)                 (247,407)      109,176
                                               ------------  ------------

Net loss before income taxes                    (2,396,421)   (1,239,384)

Income taxes                                         1,766         2,400
                                               ------------  ------------

Net loss                                       $(2,398,187)  $(1,241,784)
                                               ============  ============


   The accompanying notes are an integral part of these financial statements.

                                                     THE AMANDA COMPANY
                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                          FOR THE YEARS SEPTEMBER 30, 2001 AND 2000

                                                Common Stock        Preferred Stock    Additional    Accumulated       Pen
                                                                                        Paid-in
                                              Shares      Amount    Shares   Amount     Capital       Deficit          Total
Balance September 30, 2000                  27,596,946   275,969     1,056       10    19,282,402   (21,535,421)      (1,977,040)

Conversion of Preferred Stock - Series B     1,617,648    16,177       (40)       -       (16,177)                             -
                                                                                                                               -
Conversion of Preferred Stock - Series A     1,667,039    16,670       (39)       -       (16,670)                             -

Exercise of stock options                      346,000     3,460                           40,882                         44,342

Exercies of warrants                        16,102,251   161,023                          483,162                        644,185

Common stock issued for services               683,950     6,840                           21,920                         28,760

Conversion of trade payables and debt
  into common stock                            760,178     7,602                           15,776                         23,378

Stock granted as compensation                1,100,000    11,000                           33,000                         44,000

Compensation expense granted on options
and warrants                                                                              163,765                        163,765


   The accompanying notes are an integral part of these financial statements.


                                      134

Preferred dividend adjustments                                                                           10,289           10,289

Adjustment                                        (409)       (4)                                                             (4)

Net loss                                                                                             (1,294,784)      (1,294,784)

Balance September 30, 2001 (PEN)            49,873,603   498,737       977       10    20,008,060   (22,819,916)      (2,313,109)
                                                                                                                               -
Balance TAA as of September 30, 2001       579,934,274     4,426   153,920      154     1,115,954    (2,286,470)      (1,165,936)

Elimination                                              184,627               (154)  (21,124,014)   20,939,541                -
Amanda Consolidated                        629,807,877   687,790   154,897       10                  (4,166,845)  -   (3,479,045)
Other                                       57,980,722
Amanda Consolidated Sept. 30, 2001         687,788,599   687,790   154,897       10             -    (4,166,845)      (3,479,045)


   The accompanying notes are an integral part of these financial statements.

                            THE AMANDA COMPANY, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOW
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001

CASH FLOWS FROM OPERATING ACTIVITIES:                               audited

  Net loss                                                        $(1,241,784)
  Adjustments to reconcile net cash provided (used) in
  operating activities
    Depreciation and amortization                                      87,346
    Allowance for notes receivable                                          -
    Gain on debt relief                                               (50,000)

    Merger advances                                                  (461,200)

    Realized gain on sale of equipment                                (12,138)
    Warrant/option compensation expense                               163,765
    Debt conversion to common stock                                    23,378
    Common stock issued for services                                   28,760
    Common stock issued for compensation                               44,000

  Effect on cash of changes in operating assets and liabilities:
    Decrease (increase) in accounts receivable, net                    (1,076)
    Decrease (increase) in other receivables                                -

    Decrease (increase) in inventory                                  (52,544)

    Decrease (increase) in prepaid and other current assets           (10,110)
    Decrease (increase) in other assets                                  (279)
    Decrease (increase) in security deposits                                -

    Increase (decrease) in accounts payable                          (392,789)

    Increase (decrease) in accrued expenses                          (104,639)
    Increase (decrease) in unearned gain on sale leaseback             72,829
    Increase (decease) in advances payable                                  -

    Increase (decrease) in deferred revenue                           (48,716)
                                                                  ------------
       Net cash provided (used) in operating activities            (1,955,197)
                                                                  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchase of property and equipment                                 (85,613)
  Issuance of notes receivable                                              -
                                                                  ------------

       Net cash provided (used) in investing activities               (85,613)


   The accompanying notes are an integral part of these financial statements.

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of notes payable                                                 -

  Payments of equipment financing                                     (14,009)
  Proceeds from equipment financing                                   129,813
  Proceeds from notes payable                                          59,050
  Proceeds from convertible debenture                                 650,000
  Proceeds from advances                                              501,200
  Preferred dividends adjustments                                      10,285
  Exercise of warrants                                                644,185
  Exercise of stock options                                            44,342
  Proceeds from convertible promissory notes                                -
                                                                  ------------
        Net cash provided (used) in financing activities            2,024,866
                                                                  ------------


Net increase (decrease) in cash and cash equivalents                  (15,944)

Cash and cash equivalents at beginning of period                       48,783
                                                                  ------------

Cash and cash equivalents at end of period                             34,839



                PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS
                -------------------------------------------------

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The
Certificate  of  Incorporation  also  provides  as  follows:

         The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby.
Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, and employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

Commission  Policy

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the


   The accompanying notes are an integral part of these financial statements.

Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

Related  to the securities being registered.   The expenses shall be paid by the
Registrant.

SEC Registration Fee             $   345.31
Printing and Engraving Expenses  $ 2,000.00
Legal Fees and Expenses          $15,000.00
Accounting Fees and Expenses     $25,000.00
Transfer Agent Fees              $ 2,000.00
Blue Sky Fees                    $ 2,000.00
Miscellaneous                    $ 5,000.00
                                 ----------
Total                            $51,345.31

RECENT SALES OF UNREGISTERED SECURITIES

Shares of common stock issued
-----------------------------

(1) In October 1998, Amanda issued 388,846 shares of common stock to BNC Bach International Ltd. Upon conversion of subordinated debentures of $252,750.
(2) In October 1998, Amanda issued 157,935 shares of common stock to RBB Bank
Aktiengrsellshaft.   Upon conversion of subordinated debentures of $107,668.
(3) In November 1998, Amanda issued 30,000 shares of common stock at $0.75 per share to Heracles Holdings Limited upon exercise of warrants.
(4) In November 1998, Amanda issued 20,000 shares of common stock at $0.75 per share to Lawson Rollins upon exercise of warrants.
(5) In December 1998, Amanda issued 50,000 shares of common stock at $0.75 per share to Louis F. Centofanti upon exercise of warrants.
(6) In December 1998, Amanda issued 20,000 shares of common stock at $0.75 per share to Neyla Kizner upon exercise of warrants.
(7) In December 1998, Amanda issued 10,000 shares of common stock at $0.75 per share to Rahim Kaba upon exercise of warrants.
(8) In December 1998, Amanda issued 307,692 shares of common stock to RBB Bank
Aktiengrsellshaft.   upon  conversion  of  subordinated  debentures of $200,000.
(9) In December 1998, Amanda issued 90,000 shares of common stock at $0.75 per share to Gordon Mundy upon exercise of warrants.
(10) In January 1999, Amanda issued 46,014 shares of common stock to BNC Bach International Ltd. upon conversion of subordinated debentures of $50,846.
(11) In January 1999, Amanda issued 103,956 shares of common stock to Dundee Securities. upon conversion of subordinated debentures of $101,877.
(12) In March 1999, Amanda issued 172,681 shares of common stock to BNC Bach International Ltd. upon conversion of subordinated debentures of $127,784.
(13) In March 1999, Amanda issued 104,372 shares of common stock to BNC Bach International Ltd.


   The accompanying notes are an integral part of these financial statements.

In fiscal 2000, there were 17,958,832 shares of common stock issued of which 16,698,832 were unregistered, as follows:

(14) In April 2000, 411,112 shares of common stock were issued at $.20 per share upon exercise of Series B Preferred stock. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.
(15) In February 2000 through April 2000, there were 9,406,977 shares of common stock issued upon conversion of Series A Preferred stock. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.
(16) In September 2000, Amanda issued 1,055,540 shares of common stock in payment of $101,305 at $.10 a share, or 50% of market price, in payment of accounts payable. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.
(17) In December 1999 through April 2000 3,041,668 shares of common stock were issued at $.14 a share upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.
(18) In March of 2000, Amanda issued 315,000 shares of common stock at $.27 a shares upon conversion of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.
(19) In May and June of 2000, Amanda issued 1,397,328 shares of common stock for
services rendered at $.25 a share (approximately market price).   These shares
were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.
(20) In May and June of 2000, Amanda issued 1,065,000 shares of common stock for services rendered at $.22 a share (approximately market price) upon the exercise of options. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.
(21) In September 2000, Amanda issued 6,207 shares of common stock in payment of accounts payable at $.01 per share (approximately 50% discount to market).
These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.

In fiscal 2001, there were 22,276,657 shares of common stock issued of which 10,666,657 were unregistered, as follows:

(22) In October 2000, Amanda issued 95,000 shares of common stock at $.16 a share (approximately market price) a share to Alan Weaver for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(23) In October 2000, Amanda issued 617,000 shares of common stock at $.06 a share upon the exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.


   The accompanying notes are an integral part of these financial statements.

(24) In October 2000, Amanda issued 667 shares of common stock at $3.00 per share to Mr. Fisher to retire debt owed. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(25) In October 2000, Amanda issued 3,200 shares of common stock at $3.00 a share to Multitik to retire debt owed. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(26) In November 2000, Amanda issued 481,979, shares of common stock at $.08 a shares (approximately market price) to The Trading Post upon exercise of warrants. These shares were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(27) In November 2000, Amanda issued 47,222, shares of common stock at $.09 a shares (approximately market price) to Milt Haber upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(28) In November 2000, Amanda issued 500,000, shares of common stock at $.05 a shares (approximately market price) to Bi-Coastal Consulting Group upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(29) In November 2000, Amanda issued 200,000, shares of common stock at $.03 a shares (approximately market price) to Josh Weinfield upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(30) In December 2000, Amanda issued 450,000, shares of common stock at $.02 a shares (a 50% discount to market price) to AMRO International upon exercise of warrants. These shares were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(31) In December 2000, Amanda issued 475,000, shares of common stock at $.05 (approximately market price) to Ed Saverese upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(32) In January 2001, Amanda issued 75,000, shares of common stock at $.06 (approximately market price) to Scott Sellers upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(33) In January 2001, Amanda issued 250,000, shares of common stock at $.03 (approximately market price) to Bi-Coastal Consulting Group upon exercise of warrants. These shares were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as
(34) In January 2001, Amanda issued 500,000, shares of common stock at $.02 (approximately 50% discount to market price) to Ed Saverese upon exercise of warrants. These shares were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(35) In February 2001, Amanda issued 117 shares of common stock at $3.00 (settlement figure) to US Vibra in payment of debt. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(36) In February 2001, Amanda issued 1,194 shares of common stock at $3.00 (settlement figure) to AndersonECD in payment of debt. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The


   The accompanying notes are an integral part of these financial statements.

investor of the stock was an accredited investor.
(38) In February 2001, Amanda issued 5,000 shares of common stock at $1.97 (settlement figure) to Pioneer Standard in payment of debt. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(39) In May 2001, Amanda issued 416,667 shares of common stock at $.04 a shares (approximately market price) to Austost Anstalt upon exercise of warrants.
These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(40) In May 2001, Amanda issued 416,667 shares of common stock at $.04 a shares (approximately market price) to Balmore Funds upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(41) In June 2001, Amanda issued 237,000 shares of common stock at $.04 a shares (approximately market price) to Jay Chung upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(42) In June 2001, Amanda issued 1,217,039 shares of common stock at $.03 a shares (approximately market price) to AMRO International upon exercise of warrants. These shares were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(43) In June 2001, Amanda issued 300,000 shares of common stock at $.03 a shares (approximately market price) to Ashford Capital for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(44) In June 2001, Amanda issued 910,000 shares of common stock at $.05 a shares (approximately market price) to Bi-Coastal Consulting Group for services rendered. These shares were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(45) In July 2001, Amanda issued 500,000 shares of common stock at $.03 a shares (approximately market price) to Milton Hauber for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(46) In July 2001, Amanda issued 100,000 shares of common stock at $.03 a shares (approximately market price) to Christine Risner for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(47) In July 2001, Amanda issued 500,000 shares of common stock at $.03 a shares (approximately market price) to Brian Bonar for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(48) In July 2001, Amanda issued 300,000 shares of common stock at $.03 a shares (approximately market price) to Robert Dietrich for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.


   The accompanying notes are an integral part of these financial statements.

(49) In July 2001, Amanda issued 250,000 shares of common stock at $.03 a shares (approximately market price) to Finova Capital for settlement of debt. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(50) In August 2001, Amanda issued 500,000 shares of common stock at $.03 a shares (approximately market price) to Finova Capital for Settlement of Debt. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(51) In August 2001, Amanda issued 392,157 shares of common stock at $.03 a shares (approximately market price) to Austost Anstalt upon conversion of preferred stock. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(52) In August 2001, Amanda issued 392,157 shares of common stock at $.03 a shares (approximately market price) to Balmore Funds upon conversion of preferred stock. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(53) In December 2001, Amanda issued 236,174,041 shares of common stock pursuant to the "Final Merger Agreement Pen Interconnect,Inc./The Automatic Answer, Inc." dated October 23, 2001.
(54) In April 2002, Amanda issued 28,119,856 shares of common stock pursuant to the "Final Merger Agreement Pen Interconnect,Inc./The Automatic Answer, Inc." dated October 23, 2001.

Convertible Notes issued
------------------------

     On March 8, 2001, Amanda issued three convertible debentures for an aggregate of $200,000 in cash in accordance with Sec. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

     On May 14, 2001, Amanda issued a convertible debenture for an $150,000 in cash in accordance with Sec. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

     On July 9, 2001, Amanda issued a convertible debenture for an $100,000 in cash in accordance with Sec. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investor of this security is an accredited investor.

     On July 16, 2001, Amanda issued a convertible debenture for an $100,000 in cash in accordance with Sec. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investor of this security is an accredited investor.

     On October 4, 2001, Amanda issued a convertible debenture for an $250,000 in cash in accordance with Sec. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investor of this security is an accredited investor.

     In November, 2001, Amanda issued four convertible debentures for an aggregate of $320,000 in cash in accordance with Sec. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.


   The accompanying notes are an integral part of these financial statements.


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
     On January 9, 2002, Amanda issued a convertible debenture for an amount of $300,000 in cash in accordance with Sec. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investor of this security is an accredited investor.

Warrants and options issued:
---------------------------

     On October 4, 2001 Amanda issued a total of 8,055,583 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise
price equal to $02 per share.   These warrants expire October 4, 2006.  The
Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock. These warrants were issued in accordance with Sec. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

     On November 26, 2001 Amanda issued a total of 7,944,682 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise
price equal to $01 per share.   These warrants expire November 26, 2006.  The
Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock. These warrants were issued in accordance with Sec. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

     On January 11, 2002, Amanda issued a total of 8,571,429 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an at an exercise price per share equal to the lesser of (i) $.007 and (ii) the average of the lowest three (3) trading prices during the thirty (30) trading days
immediately prior to exercise, discounted by 30%.   The Warrant provides that in
no event shall the holder beneficially own more than 4.999% of our outstanding common stockThese warrants do not have an expiration date. These warrants were issued in accordance with Sec. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors. These warrants have been canceled.

EXHIBITS:

1.       Underwriter's   Warrant Agreement   including Form of Underwriter's
         Warrant, incorporated by reference to the Company's Registration Statement filed on Form SB-2, SEC File No. 33-96444.
3. Articles of Incorporation and By-Laws, incorporated by reference to the Company's Registration Statement filed on Form SB-2, SEC File No. 33-96444
4.1 Certificate of Amendment creating Series A Convertible Preferred Stock as amended, as filed February 10, 1999. See Exhibit to report on Form 8-K filed on February 17, 1999.
4.2 Certificate of Amendment creating Series B Convertible Preferred Stock as amended.
5.1      Opinion re: Legality
10.4 Form of Warrant between the Registrant and JW Charles Securities, Inc., BMC Bach International Ltd., Gordon Mundy, Louis Centofanti and Heracles Holdings. See Registration Statement filed on Form S-3, SEC File No. 333-60451.
10.5 Form of 1995 Stock Option Plan. See Registration Statement filed on Form SB-2, SEC File No. 33-96444.
10.7 Loan and Security Agreement between FINOVA and the Company. See Exhibit to Report on Form 10-KSB, dated September 30, 1997.


   The accompanying notes are an integral part of these financial statements.

10.8 Employment Agreement between Stephen J. Fryer and the Company. See Exhibit to Report on Form 10-KSB, dated September 30, 1997.
10.11.1 Finder's Agreement between the Registrant and JW Charles Securities, Inc., dated June 2, 1998. See Registration Statement filed on Form S-3, SEC File No. 333-60451.
10.12 Convertible Preferred Stock and Warrant Purchase Agreement between Pen, RBB Bank AG, Austost Anstalt Schaan, Balmore Funds SA and AMRO International, SA dated as of February 12, 1999. See Exhibits to Report on Form 8-K filed February 17, 1999.
10.13 Amendment in Total and Complete Restatement of the Deferred Compensation Salary Continuation Plan and Employment Agreement between Pen and James S. Pendleton, dated as of July 23, 1999.
10.14    Amendment in Total  and Complete   Restatement   of  the  Deferred
         Compensation Salary Continuation Plan and Employment Agreement between Pen, Wayne R. Wright, and Rent A Profession, dated as of October 1, 1999.
10.15    Change in Pen's  Auditors from Grant  Thornton LLP to Berg & company as have March 7, 2000, and FINOVA's foreclosure action on Pen's assets to recover its' loans to the Company. See Exhibits to Report on Form 8-K filed on March 14, 2000, SEC File No. 1-14072.
10.16 Amended Registration Rights Agreement for registration of Common stock, Form S-B2 filed February 16, 2000. Registration Statement # 333-79631.
10.17 1999 Consulting Services Agreement and Compensation Plan for outside consultants (Incorporated by reference to Form S-8, filed September 3, 1999.
10.18 2000 Consulting Services Agreement and compensation plan for outside consultants. (Incorporated by reference to Form S-8 filed May 17, 2000.
10.19 2001 Consulting and Advisors Service Agreement for outside consultants (Incorporated by reference to Form S-8 filed on May 19, 2001; Form S-8 filed on August 14, 2001; Form S-8 filed on February 23, 2001 and Form S-8 filed on January 25, 2001.
10.20    Convertible Note issued to AMRO Int'l S.A. dated August 24, 2000. (1)
10.21    Convertible Note issued to Austost Anstalt Schaan dated August 24,
         2000. (1)
10.22    Convertible Note issued to Balmore S.A dated august 24, 2000. (1)
10.23    Convertible Note issued to ALPHA CAPITAL AG dated March 8, 2001. (1)
10.24    Convertible Note issued to AMRO Int'l S.A. dated March 8, 2001.  (1)
10.25    Convertible Note issued to Woo Young Kim dated March 8, 2001.    (1)
10.26    Convertible Debenture Purchase Agreement dated March 8, 2001.    (1)
10.27    Registration Rights Agreement Dated March 8, 2001.       (1)
10.28    Convertible Note issued to Filter Int'l Corp. dated May 14, 2001.(1)
10.29    Convertible Note issued to George Furla dated July 9, 2001.       (1)
10.30    Convertible Note issued to Howard Schraub dated July 16, 2001. (1)
10.31    Convertible Note Purchase Agreement, Filter Int'l, George Furla,
         Howard Schraub. (1)
10.32    Registration Rights Agreement, Filter Int'l, George Furla, Howard
         Schraub
10.33    convertible Note issued to Stonestreet LP dated October 4, 2001. (1)
10.34    Warrant Agreement, Stonestreet LP dated October 4, 2001. (1)
10.35 Convertible Note Purchase Agreement, Stonestreet L.P., dated October 4, 2001. (1)
10.36    Registration Rights Agreement, Stonestreet L.P., dated October 4,
         2001. (1)
10.37    Convertible Note issued to AMRO Int'l S.A. dated November 19, 2001. (1)
10.38 Convertible Note Purchase Agreement, AMRO Int'l S.A. dated November 19, 2001. (1)
10.39    Registration Rights Agreement, AMRO Int'l S.A. dated November 19,
         2001. (1)
10.40    Convertible Note issued to ALPHA Capital AG dated November 19,
         2001. (1)
10.41    Convertible Note Purchase Agreement, ALPHA Capital AG dated
         November 19,
         2001. (1)


   The accompanying notes are an integral part of these financial statements.

10.42    Registration Rights Agreement, ALPHA Capital AG dated November 19, 2001
10.43    Convertible Note Purchase Agreement, Stonestreet L.P., dated
         November 26, 2001. (1)
10.44 Convertible Note Purchase Agreement, Stonestreet Corporation., dated November 26,2001. (1)
10.45    Warrant Agreement, Stonestreet LP dated November 26, 2001. (1)
10.46    Warrant Agreement, Stonestreet Corporation dated November 26, 2001. (1)
10.47    Convertible Note Purchase Agreement, dated November 26, 2001. (1)
10.48    Registration Rights Agreement, dated November 26, 2001. (1)
10.49 2001 Consulting and Advisors Service Agreement for outside consultants Incorporated by reference to Form S-8 filed on October 19, 2000, and Form S-8 filed on December 04, 2001). (1)
10.50 Warrant Agreement, Bristol Investment Fund, Ltd., dated January 12, 2002. (1)
10.51    Warrant Agreement, Bristol Capital, LLC dated January 12, 2002. (1)
10.52 Warrant Agreement, Alexander Dunham Capital Group, Inc., dated January 12, 2002. (1)
10.53    tAA and Pen Interconnect Merger Agreement dated October 23, 2001. (1)
10.54 Secured Convertible Note Purchase Agreement, Bristol Investment Fund, Ltd., dated dated January 12, 2002. (2)
10.55    Registration Rights Agreement, dated January 12, 2002. (2)
10.56    Secured Convertible Note, Bristol Investment Fund, Ltd. January 12,
         2002.
23.1     Consent of counsel, Naccarato & Associates (included in Exhibit 5.1)
23.2     Consent of Pohl, McNabola, Berg & Company LLP


          (1)  Previously filed on Form SB-2 on April 14, 2002, File No.
               333-86038
          (2)  Previously filed on Form SB-2A on May 17, 2002, File No.
               333-86038


   The accompanying notes are an integral part of these financial statements.

UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes  that  it  will:

Undertaking  (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the
registration   statement  (or  the  most  recent   post-effective amendment
thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.
     (iii) Include any additional or changed material information on the plan of distribution.
(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering
 (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking  (e)

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


   The accompanying notes are an integral part of these financial statements.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, CA on June 24, 2002.

                               THE AMANDA COMPANY

                                By:     /s/ Brian Bonar
                                        --------------------------
                                        Brian Bonar
                           Chairman of the Board, Acting Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature                  Title                           Date
---------                  -----                           ----
/s/ David Woo
-------------------------
David Woo                  Director                        June 25, 2002

/s/Brian Bonar
-------------------------
Brian Bonar               Chairman of the Board            June 25, 2002
                          Acting Chief Executive officer

/s/ Steve Fryer
-------------------------
Steve Fryer                Director                        June 25, 2002

/s/ E.Timothy Morgan
-------------------------
E. Timothy Morgan          Director                        June 25, 2002


   The accompanying notes are an integral part of these financial statements.


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